Exhibit 10.11
AMENDMENT NO. 2 TO
REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT
This AMENDMENT NO. 2 TO REVOLVING CREDIT, TERM LOAN AND
SECURITY AGREEMENT (this "Amendment") is dated as of February 20, 2024 and is entered into by and among TIGER US HOLDINGS INC., a Delaware corporation ("Holdings" or "Initial Borrower"); TARGUS INTERNATIONAL LLC, a Delaware limited liability company ("TI"), TARGUS US LLC, a Delaware limited liability company ("TUS"), SENA CASES LLC, a Delaware limited liability company ("Sena"), HYPER PRODUCTS INC., a Delaware corporation ("Hyper"; together with Holdings, TI, TUS and Sena, each a "U.S. Borrower" and collectively the "U.S. Borrowers"), TARGUS (CANADA) LTD., a corporation continued under the federal laws of Canada ("Canadian Borrower"), TARGUS EUROPE LIMITED, a company incorporated in England and Wales with company number 01743076 ("U.K. Borrower"), and TARGUS ASIA PACIFIC LIMITED, a private company limited by shares incorporated under the laws of Hong Kong with company number 318306 ("Hong Kong Borrower"), TARGUS AUSTRALIA PTY LTD ACN 003 527 008, a company limited by shares and incorporated under the laws of Australia ("Australian Borrower"), each other Loan Party party hereto, the Lenders party hereto and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent and as Australian Security Trustee, Hong Kong Security Trustee and U.K. Security Trustee for the Lenders and the other Secured Parties (PNC, in such capacity, the "Agent").
W I T N E S S E T H:
WHEREAS, Borrowers, the other Loan Parties from time to time party thereto, Agent and the lenders from time to time party thereto (the "Lenders") are parties to that certain Revolving Credit, Term Loan and Security Agreement dated as of October 18, 2022 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement);
WHEREAS, Borrowers have advised Agent and Lenders that a Default has occurred under the Credit Agreement, which would, upon the expiration of the applicable Equity Cure Grace Period and failure of the Borrowers to exercise their Cure Right, result in the occurrence of an Event of Default under Section 10.5(i) of the Credit Agreement as a result of Borrowers' failure to maintain the minimum EBITDA required by Section 6.5(b) of the Credit Agreement for the period ended December 31, 2023 (such Default and potential Event of Default, the "Specified Default");
WHEREAS, Borrowers have requested that Agent and Lenders waive the Specified Default and amend the Credit Agreement as set forth herein, and Agent and Lenders have so agreed, subject to the terms and conditions contained herein;
NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

4877-7334-4165v5 2/19/2024 12:07 PM    4033.197

1.Limited Waiver. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance on the representations and warranties contained in Section 4 below, Agent and Lenders (i) hereby waive the Specified Default and (ii) waive any requirement to deliver a Compliance Certificate and calculation of EBITDA with respect to the financial statements for the quarter ending December 31, 2023, effective as of the delivery of such financial statements. This is a limited waiver and, except as expressly set forth in this Section 1, shall not be deemed to constitute a waiver of any current Default or Event of Default or any future breach of the Credit Agreement or any Other Document or any other requirements of any provision of the Credit Agreement or any Other Document. For the avoidance of doubt, no Event of Default has occurred as a result of the Specified Default and, following the effectiveness of this Amendment, no Event of Default will occur as a result of the Specified Default.
2.Amendment. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance on the representations and warranties contained in Section 4 below, the Credit Agreement is hereby amended as follows:
(a)The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: <~~stricken text~~>) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as reflected in the modifications identified in the document attached hereto as Exhibit A.
3.Conditions to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:
(a)Agent shall have received a fully executed copy of this Amendment executed by each Borrower, each other Loan Party and each Lender;
(b)Agent shall have received a fully executed keepwell agreement, executed by B. Riley and Holdings, in form and substance satisfactory to Agent;
(c)Agent shall have received evidence that Holdings shall have received Net Cash Proceeds from the issuance of new Equity Interests (other than Disqualified Equity Interests) to B. Riley Principal Investments LLC on the Second Amendment Closing Date (i) in an amount not less than $12,000,000 for application to repay outstanding Revolving Advances (without a corresponding permanent reduction to the Revolving Commitments), and (ii) in an amount not less than $3,500,000 for application in the inverse order of maturity to repay the outstanding principal balance of the Term Loan;
(d)Agent shall have received copies of resolutions (or in the case of Australian Borrower, an extract of resolutions), in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Loan Party authorizing the execution, delivery and performance of this Amendment;
(e)Borrowers shall have paid all fees, costs and expenses due and payable as of the date hereof under the Credit Agreement and the Other Documents (including, without limitation, the Amendment Fee (as defined below)); and

(f)after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
4.Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, each Loan Party represents and warrants to Agent and Lenders that:
(a)the execution, delivery and performance of this Amendment has been duly authorized by all requisite limited liability company or other applicable corporate action, as applicable, on the part of such Loan Party and that this Amendment has been duly executed and delivered by such Loan Party;
(b)this Amendment constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally; and
(c)after giving effect to this Amendment, each of the representations and warranties made by such Loan Party in or pursuant to the Credit Agreement and the Other Documents is true and correct in all material respects (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date) on and as of the date hereof as if made on and as of the date hereof (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date).
5.[Reserved].
6.Amendment Fee. In consideration for the agreements and accommodations of Agent and Lenders set forth herein, Borrowers hereby agree to pay to Agent, for the ratable benefit of the Lenders, an amendment fee on the date hereof in an amount equal to
$250,000 (the "Amendment Fee"). The Amendment Fee shall be fully-earned and non- refundable when paid.
7.Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against Agent, any Lender or any other Secured Party (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) and (b) Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge Agent, the Lenders and the other Secured Parties, together with their respective Affiliates, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the "Released Parties"), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Second Amendment Closing Date arising out of, connected with or related to this Amendment, the Credit Agreement or any Other Document, or any act, event or transaction related or attendant thereto, or the agreements of Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Advances or other loans, or the management of such Advances or other loans or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.
8.Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
9.Acknowledgment of Guarantors; Reaffirmation; References. Each Guarantor hereby acknowledges that the Borrowers, Agent and the Lenders have amended the Credit Agreement by this Amendment, and such Guarantor acknowledges that Agent and Lenders would not amend the Credit Agreement in the absence of the agreements of such Guarantor contained herein. Each Guarantor hereby consents to the Amendment, agrees that its obligations under the applicable Guaranty shall not be diminished as a result of the execution of this Amendment and confirms that the applicable Guaranty to which it is a party is in full force and effect. Each Loan Party hereby reaffirms its obligations under each Other Document to which it is a party, in each case as amended, supplemented or modified prior to or as of the date hereof. Without limiting the foregoing, each Loan Party hereby (i) reaffirms its pledge, assignment and grant of a Lien on and (ii) grants a security interest in all of its right title and interest in and to the Collateral to Agent, on behalf of itself and the other Secured Parties, to secure the prompt payment and performance of the Obligations. Any reference to the Credit Agreement contained in any document, instrument or Other Document executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.
10.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Receipt by telecopy or electronic mail (including email transmission of a PDF image) of any executed signature page to this Amendment shall constitute effective delivery of such signature page. The words "execution," "execute", "signed," "signature," and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect.
12.Expenses. Borrowers agrees to pay all reasonable out-of-pocket expenses (including attorneys' fees) of Agent incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment in accordance with the Section 16.9 of the Credit Agreement.
13.Governing Law.
(a)Subject to Section 13(b) below, this Amendment, and all matters relating hereto or arising herefrom shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.
(b)To the extent that the reaffirmation and confirmations provided by the Loan Parties in Section 8 relate to matters contained in Other Documents governed by and construed in accordance with laws other than the State of New York, the law governing those Other Document shall apply to the applicable reaffirmations and confirmations.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

TIGER US HOLDINGS INC., as Holdings and the Initial Borrower By:/s/Mikel Howard Williams Name:Mikel Howard Williams Title:Director

TARGUS INTERNATIONAL LLC, as a U.S. Borrower By:/s/Mikel Howard Williams Name:Mikel Howard Williams Title:President and CEO

TARGUS US LLC, as a U.S. Borrower By:/s/Mikel Howard Williams Name:Mikel Howard Williams Title: President and CEO

SENA CASES LLC, as a U.S. Borrower By:/s/Mikel Howard Williams Name:Mikel Howard Williams Title: CEO

HYPER PRODUCTS INC., as a U.S. Borrower By:/s/Mikel Howard Williams Name:Mikel Howard Williams Title:Director

Signature Page to Amendment No. 2 to Revolving Credit, Term Loan and Security Agreement

TARGUS (CANADA) LTD., as Canadian Borrower By:/s/Mikel Howard Williams Name:Mikel Howard Williams Title:Director By:/s/Kelly Lind Name:Kelly Lind Title:Director

TARGUS EUROPE LIMITED, as U.K. Borrower By:/s/Mikel Howard Williams Name:Mikel Howard Williams Title:Director By:/s/Anna Murphy Name:Anna Murphy Title:Finance Director

TARGUS ASIA PACIFIC LIMITED, as Hong Kong Borrower By:/s/Derek Lee Baker Name:Derek Lee Baker Title:Director

Signature Page to Amendment No. 2 to Revolving Credit, Term Loan and Security Agreement

Executed as an agreement.

Executed by TARGUS AUSTRALIA PTY LTD ACN 003 527 008, as Australian Borrower, in accordance with section 127 of the Corporations Act 2001 (Cth) by: /s/David Amland	/s/Mikel Howard Williams
Signature of director David Amland	Signature of director/secretary Mikel Howard Williams
Name of director (print)	Name of director/secretary (print)

Signature Page to Amendment No. 2 to Revolving Credit, Term Loan and Security Agreement

TARGUS US NEWCO INC., as a Guarantor By:/s/Mikel Howard Williams Name:Mikel Howard Williams Title:Director

TARGUS GROUP (UK) LIMITED,
as a Guarantor

By:/s/Mikel Howard Williams
Name:Mikel Howard Williams
Title:Director
TARGUS INTERNATIONAL HOLDCO (UK) LIMITED, as a Guarantor

By:/s/Mikel Howard Williams
Name:Mikel Howard Williams
Title:Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Agent, Australian Security Trustee, Hong Kong Security Trustee and U.K. Security Trustee By:/s/Timothy Canon Name:Timothy Canon Title:Vice President

Signature Page to Amendment No. 2 to Revolving Credit, Term Loan and Security Agreement

EXHIBIT A
Conformed Copy of Revolving Credit and Security Agreement

(attached)

Exhibit A to Amendment No. ~~1~~2 to Credit Agreement

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION (AS A LENDER AND AS AGENT)

WITH

TIGER US HOLDINGS INC.
(AS HOLDINGS AND THE INITIAL BORROWER) THE OTHER BORROWERS THAT ARE PARTY HERETO
AND
THE OTHER LOAN PARTIES THAT ARE PARTY HERETO

October 18, 2022

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~~4033.197~~

TABLE OF CONTENTS
Page
I.DEFINITIONS.    1
1.1Accounting Terms    1
1.2General Terms    2
1.3Uniform Commercial Code and PPSA Terms    78
1.4Certain Matters of Construction    78
1.5Benchmark Replacement Notifications    79
1.6Conforming Changes    79
1.7Exchange Rates; Currency Equivalents    79
1.8Australian Terms    80
1.9Banking Code of Practice (Australia)    81
1.10Quebec Interpretation    81
II.ADVANCES, PAYMENTS    82
2.1    Revolving Advances    82
2.2    Procedures for Requesting Revolving Advances and FILO Advances; Deemed Advance Events; Procedures for Selection of Applicable Interest Rates for All Advances.    86
2.3    Term Loan    88
2.4    Swing Loans.    89
2.5    Disbursement of Advance Proceeds    90
2.6    Making and Settlement of Advances    91
2.7    Maximum Advances; Closing Date Deemed Borrowing Base True-up; Australian Collateral True-up    93
2.8    Manner and Repayment of Advances    94
2.9    Repayment of Excess Advances    94
2.10    Statement of Account    95
2.11    Letters of Credit    95
2.12    Issuance of Letters of Credit    96
2.13    Requirements For Issuance of Letters of Credit    96
2.14    Disbursements, Reimbursement    97
2.15    Repayment of Participation Advances    98
2.16    Documentation    99
2.17    Determination to Honor Drawing Request    99
2.18    Nature of Participation and Reimbursement Obligations    99
2.19    Liability for Acts and Omissions    101
2.20    Voluntary and Mandatory Prepayments and Reduction in Commitments. 102
2.21    Use of Proceeds    104
2.22    Defaulting Lender    104
2.23    Payment of Obligations    107
III.INTEREST AND FEES    107
3.1    Interest    107
3.2    Letter of Credit Fees    108

~~-i-~~

3.3    Fees    109
3.4    Collateral Monitoring Fee; Collateral Evaluation Fee; Expenses    110
3.5    Computation of Interest and Fees    111
3.6    Maximum Charges    111
3.7    Increased Costs    112
3.8    Alternate Rate of Interest    113
3.9    Capital Adequacy.    119
3.10    Taxes.    120
3.11    Replacement of Lenders    127
IV.COLLATERAL: GENERAL TERMS    127
4.1    Security Interest in the Collateral    127
4.2    Perfection of Security Interest    128
4.3    Preservation of Collateral    129
4.4    Ownership and Location of Collateral    129
4.5    Defense of Agent's and Lenders' Interests    129
4.6    Inspection of Premises    130
4.7    Appraisals    130
4.8    Receivables; Deposit Accounts and Securities Accounts    130
4.9    Inventory    133
4.10    Maintenance of Equipment    134
4.11    Exculpation of Liability    134
4.12    ULC Limitation    134
V.REPRESENTATIONS AND WARRANTIES    135
5.1    Authority    135
5.2    Formation and Qualification    135
5.3    Survival of Representations and Warranties    136
5.4    Taxes and Tax Returns    136
5.5    Financial Statements    136
5.6    Entity Names    137
5.7    O.S.H.A. Environmental Compliance; Flood Insurance    137
5.8    Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance, Foreign Plans.    138
5.9    Intellectual Property    139
5.10    Licenses and Permits    139
5.11    Default of Indebtedness    139
5.12    [Reserved]    140
5.13    [Reserved]    140
5.14    No Labor Disputes    140
5.15    Margin Regulations    140
5.16    Investment Company Act    140
5.17    Disclosure    140
5.18    Closing Date Acquisition Documents    140
5.19    Property of Loan Parties    141
5.20    Equity Interests    141
5.21    Commercial Tort Claims    141

~~-ii-~~

5.22    Letter of Credit Rights    141
5.23    Material Contracts    141
5.24    Certificate of Beneficial Ownership    141
5.25    Sanctions and other Anti-Terrorism Laws    142
5.26    Anti-Corruption Laws    142
5.27    Centre of Main Interest and Establishment    142
5.28    UK Pensions    142
5.29    Ranking (U.K.)    142
5.30    Commercial Benefit    142
5.31    Pari Passu Ranking (Australia)    142
5.32    No Trustee    142
5.33    No Immunity    143
5.34    Ranking (Australia)    143
VI.AFFIRMATIVE COVENANTS    143
6.1    Compliance with Laws    143
6.2    Conduct of Business and Maintenance of Existence and Assets    143
6.3    Books and Records    143
6.4    Payment of Taxes    143
6.5    Financial Covenants    144
6.6    Insurance.    144
6.7    [Reserved]    145
6.8    Environmental Matters    145
6.9    [Reserved]    145
6.10    Execution of Supplemental Instruments    145
6.11    [Reserved]    145
6.12    Keepwell    146
6.13    Certificate of Beneficial Ownership and Other Additional Information    146
6.14    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws    146
6.15    Additional Subsidiaries    146
6.16    Post-Closing Items    147
6.17    Tax Consolidation    147
VII.NEGATIVE COVENANTS    147
7.1    Merger, Amalgamation Consolidation, Acquisition and Sale of Assets.    147
7.2    Creation of Liens    148
7.3    Investments    148
7.4    Dividends    148
7.5    Indebtedness    148
7.6    Nature of Business    148
7.7    Transactions with Affiliates    148
7.8    Fiscal Year and Accounting Changes    149
7.9    Pledge of Credit    149
7.10    Amendment of Organizational Documents; Bond Documents    149
7.11    Prepayment of Indebtedness; Hyper Earnout    149
7.12    Sanctions and other Anti-Terrorism Laws    149
7.13    Anti-Corruption Laws    150

~~-iii-~~

7.14    Activities of Holdings    150
7.15    Canadian Defined Benefit Plans    150
7.16    U.K Pension Matters    150
7.17    Centre of Main Interests    151
7.18    People with Significant Control Regime    151
VIII.CONDITIONS PRECEDENT    151
8.1    Conditions to Initial Advances    151
8.2    Conditions to Each Advance    154
IX.INFORMATION AS TO LOAN PARTIES    155
9.1    Disclosure of Material Matters    155
9.2    Borrowing Base Reporting    155
9.3    Environmental Reports    156
9.4    Litigation    156
9.5    Material Occurrences    156
9.6    [Reserved]    156
9.7    Annual Financial Statements    156
9.8    [Reserved]    157
9.9    Monthly Financial Statements    157
9.10    Changes to Name; Organizational Structure; Chief Executive Office    157
9.11    Additional Information    157
9.12    Projected Operating Budget    157
9.13    Variances from Operating Budget    158
9.14    Lender Meetings    158
9.15    ERISA and Canadian Pension Plan Notices and Requests    158
X.EVENTS OF DEFAULT    159
10.1    Nonpayment    159
10.2    Breach of Representation    159
10.3    Financial Information    159
10.4    Judicial Actions and Seizures    159
10.5    Noncompliance    159
10.6    Judgments    160
10.7    Bankruptcy    160
10.8    Lien Priority    160
10.9    Anti-Money Laundering / International Trade Law Compliance    161
10.10    Cross Default    161
10.11    Change of Control    161
10.12    Invalidity    161
10.13    Pensions    161
10.14    Equity Cure Right    161
XI.LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT    162
11.1    Rights and Remedies    162
11.2    Agent's Discretion    164
11.3    Setoff    165

~~-iv-~~

11.4    Rights and Remedies not Exclusive    165
11.5    Allocation of Payments During the Continuance of an Event of Default    165
XII.WAIVERS AND JUDICIAL PROCEEDINGS    167
12.1    Waiver of Notice    167
12.2    Delay    167
12.3    JURY WAIVER    167
XIII.TERMINATION    167
13.1    Termination    167
XIV.REGARDING AGENT    168
14.1    Appointment    168
14.2    Nature of Duties    168
14.3    Lack of Reliance on Agent    168
14.4    Resignation of Agent; Successor Agent    169
14.5    Certain Rights of Agent    170
14.6    Reliance    170
14.7    Notice of Default    170
14.8    Indemnification    170
14.9    Agent in its Individual Capacity    170
14.10    Delivery of Documents    171
14.11    Borrowers' Undertaking to Agent    171
14.12    No Reliance on Agent's Customer Identification Program    171
14.13    Other Agreements    171
14.14    Erroneous Payments    171
14.15    Collateral Matters    174
14.16    Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information    176
14.17    Several Obligations; No Liability    177
14.18    Bank Product Providers    177
14.19    Appointment of Agent as UK Security Trustee    177
14.20    Appointment of Agent as Australian Security Trustee for the Australian Security Documents    181
14.21    Appointment of Agent as Hong Kong Security Trustee    182
14.22    Appointment as Hypothecary Representative    185
XV.BORROWING AGENCY    185
15.1    Borrowing Agency Provisions    185
15.2    Waiver of Subrogation    186
15.3    Common Enterprise    187
XVI.MISCELLANEOUS    187
16.1    Governing Law    187
16.2    Entire Understanding    188
16.3    Successors and Assigns; Participations    191
16.4    Application of Payments    193

~~-v-~~

16.5    Indemnity    194
16.6    Notice    194
16.7    Survival    196
16.8    Severability    196
16.9    Expenses    196
16.10    Injunctive Relief    197
16.11    Consequential Damages    197
16.12    Captions    197
16.13    Counterparts; Electronic Signatures    197
16.14    Construction    198
16.15    Confidentiality; Sharing Information    198
16.16    Publicity    199
16.17    Certifications From Banks and Participants; USA PATRIOT Act    199
16.18    Acknowledgment and Consent to Bail-In of Affected Financial Institutions    200
16.19    Acknowledgement Regarding Any Supported QFCs    200
16.20    Judgment Currency    201
16.21    Canadian Anti-Money Laundering Legislation    202

~~-vi-~~

LIST OF ANNEXES, EXHIBITS AND SCHEDULES

Annexes
Annex I Commitments and Commitment Percentages

Exhibits
Exhibit 1.2 Borrowing Base Certificate Compliance
Exhibit 1.2(a) Compliance Certificate
Exhibit 2.1(a) Revolving Credit Note
Exhibit 2.3 Term Loan Note
Exhibit 2.4(a) Swing Loan Note
Exhibit 5.5(b) Financial Projections
Exhibit 8.1(c) Financial Condition Certificate
Exhibit 16.3 Commitment Transfer Supplement

Schedules
Schedule 1.1(a) Closing Date Acquisition Reorganization
Schedule 1.2 Permitted Encumbrances
Schedule 4.4 Equipment and Inventory Locations; Place of Business, Chief Executive
    Office, Real Property
Schedule 4.8(j) Deposit and Investment Accounts
Schedule 5.1 Consents
Schedule 5.2(a) States of Qualification and Good Standing
Schedule 5.2(b) Subsidiaries
Schedule 5.4 Federal Tax Identification
Schedule 5.6 Prior Names
Schedule 5.7 Environmental
Schedule 5.8(b)(i) Litigation
Schedule 5.8(b)(ii) Indebtedness
Schedule 5.8(d) Plans
Schedule 5.9 Intellectual Property
Schedule 5.10 Licenses and Permits
Schedule 5.14 Labor Contracts
Schedule 5.20 Equity Interests
Schedule 5.21 Commercial Tort Claims
Schedule 5.22 Letter of Credit Rights
Schedule 5.23 Material Contracts
Schedule 6.16 Post-Closing Obligations
Schedule 7.2 Liens
Schedule 7.3 Investments

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT
Revolving Credit, Term Loan and Security Agreement effective as of October 18, 2022 among TIGER US HOLDINGS INC., a Delaware corporation ("Holdings" or "Initial Borrower"); TARGUS INTERNATIONAL LLC, a Delaware limited liability company ("TI"), TARGUS US LLC, a Delaware limited liability company ("TUS"), SENA CASES LLC, a Delaware limited liability company ("Sena"), HYPER PRODUCTS INC., a Delaware corporation ("Hyper"; together with Holdings, TI, TUS and Sena, each a "U.S. Borrower" and collectively the "U.S. Borrowers"), TARGUS (CANADA) LTD., a corporation continued under the federal laws of Canada ("Canadian Borrower"), TARGUS EUROPE LIMITED, a company incorporated in England and Wales with company number 01743076 ("U.K. Borrower"), and TARGUS ASIA PACIFIC LIMITED, a private company limited by shares incorporated under the laws of Hong Kong with company number 318306 ("Hong Kong Borrower"), each other Loan Party party hereto from time to time, the financial institutions which are now or which hereafter become a party hereto as lenders (collectively, the "Lenders" and each individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent and as Australian Security Trustee, Hong Kong Security Trustee and U.K. Security Trustee for the Lenders and the other Secured Parties (PNC, in such capacity, the "Agent"). The parties hereto agree that, immediately after giving effect to the Closing Date Acquisition, and automatically and without further action required by any Person, each Borrower (other than Initial Borrower) shall assume all of the Obligations of Initial Borrower as the Borrowers hereunder.
IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, the other Loan Parties party hereto, Lenders and Agent hereby agree as follows:
I.DEFINITIONS.
1.1Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined shall have the respective meanings given to them under GAAP; provided, however that, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended September 30, 2021. If there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used in such calculations, Agent, Lenders and Borrowers shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and Borrowers shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Agent may reasonably require in order to provide the appropriate financial information required hereunder with respect to Borrowers both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP. Notwithstanding any other provision contained herein, any lease that was treated as an operating lease for purposes of GAAP as of December 31, 2018 shall not be treated as Indebtedness or as a Capitalized Lease Obligation and shall continue to be treated as an operating lease (and any future lease, if it were in effect on December 31, 2018, that would be treated as an operating lease for purposes of GAAP as of December 31, 2018 shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any actual or proposed change in or application of GAAP after such date.
1.2General Terms. For purposes of this Agreement the following terms shall have the following meanings:
"Acquired Indebtedness" shall mean Indebtedness of a Person whose assets or Equity Interests are acquired by any Loan Party or any Subsidiary in a Permitted Acquisition, provided that such Indebtedness (a) is either purchase money Indebtedness (and any Indebtedness refinancing such purchase money Indebtedness which is secured only by a Lien on the fixed assets subject to such purchase money Indebtedness) or a Capitalized Lease Obligation or mortgage financing with respect to and secured only by real property, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.
"Administrative Questionnaire" shall mean an administrative questionnaire in a form supplied by the Agent.
"Advance Rates" shall mean, collectively, the Receivables Advance Rate, the Inventory Advance Rate and the Inventory NOLV Advance Rate.
"Advances" shall mean and include the Revolving Advances (including Protective Advances and Out-of-Formula Loans), FILO Advances, Letters of Credit, Swing Loans and the Term Loan.
"Affected Financial Institution" shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
"Affected Lender" shall have the meaning set forth in Section 3.11 hereof.
"Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person,
(ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote twenty-five percent (25)% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.
"Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and permitted assigns.
"Agreement" shall mean this Revolving Credit, Term Loan and Security Agreement, as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, including all schedules and exhibits.
"Alternate Base Rate" shall mean, for any day, a rate per annum equal to the highest of
(a) the Base Rate in effect on such day, (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one-half of one percent (0.5%), and (c) the sum of Daily Simple SOFR in effect on such day plus the SOFR Adjustment plus one percent (1.0%), so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Alternate Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
"Alternate Source" shall have the meaning set forth in the definition of Overnight Bank Funding Rate.
"Alternative Currency" shall mean Euros, Sterling, Canadian Dollars, Australian Dollars, Swiss Francs, or Hong Kong Dollars, in each case as long as there is a published RFR or Eurocurrency Rate, as applicable, or a Benchmark Replacement effected pursuant to Section 3.8.2 with respect thereto.
"AML Legislation" has the meaning specified in Section 16.21.
"Anti-Corruption Laws" shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, the Canadian Anti-Money Laundering & Anti-Terrorism Legislation, the Canadian Economic Sanctions and Export Control Laws, the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) and any other similar anti-corruption laws or regulations administered or enforced in any jurisdiction in which the Borrower or any of its Subsidiaries conduct business.
"Anti-Terrorism Law" shall mean any Applicable Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including, as applicable, Executive Order No. 13224, the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339b, the Proceeds of Crime Act, and any regulations or directives promulgated under these provisions.
"Applicable ECF Percentage" shall mean fifty percent (50%); provided, that the Applicable ECF Percentage shall automatically reduce to twenty-five percent (25%) to the extent that the outstanding principal balance of the Term Loan has been reduced to an amount less than or equal to $15,000,000.
"Applicable Law" shall mean all Laws applicable to the Person, conduct, transaction, covenant, this Agreement, Other Document or contract in question, all provisions of all applicable state, provincial, territorial, municipal, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.
"Applicable Margin" shall mean for Revolving Advances, Swing Loans, FILO Advances and the Term Loan, the applicable percentage specified below:

APPLICABLE MARGINS FOR DOMESTIC RATE LOANS AND RFR LOANS			APPLICABLE MARGINS FOR TERM RATE LOANS
Revolving Advances and Swing Loans	FILO Advances	Term Loan	Revolving Advances and Swing Loans	FILO Advances	Term Loan
~~1.00~~3.00%	~~1.75%~~N/A	~~2.75~~4.75%	~~2.00~~4.00%	~~2.75%~~N/A	~~3.75~~5.75%

~~Notwithstanding the foregoing, commencing on the First Amendment Closing Date and continuing until such time as Agent shall have received the Loan Parties' interim financial statements and corresponding Compliance Certificate, in accordance with the requirements of Section 9.9 hereof for the fiscal quarter ending March 31, 2025, (i) each Applicable Margin for Revolving Advances, Swing Loans and FILO Advances set forth in the foregoing table shall be increased by an amount equal to 1.00% per annum, and (ii) each Applicable Margin for the Term Loan set forth in the foregoing table shall be increased by an amount equal to 1.00% per annum (such increase to each Applicable Margin, collectively, the "Increased Applicable Margin"); provided, that, commencing with the fiscal quarter ending June 30, 2024, effective as of the date on which the financial statements of the Loan Parties required under Section 9.9 for the most recently completed fiscal quarter are due to be delivered (each day on which such delivery is due, an "Increase Adjustment Date"), the Increased Applicable Margin shall be deemed to be to 0.00% per annum if Agent shall have received the Loan Parties' interim financial statements and corresponding Compliance Certificate, in accordance with the requirements of Section 9.9 hereof, evidencing a Fixed Charge Coverage Ratio for the Loan Parties of at least 1.25 to 1.00 for such period.~~
~~If, as a result of any restatement of, or other adjustment to, the financial statements of Borrowers, Agent determines that (a) the Fixed Charge Coverage Ratio as previously calculated as of any applicable Increase Adjustment Date for any applicable period was inaccurate, and~~
~~(b) a proper calculation of the Fixed Charge Coverage Ratio for any such period would have resulted in different pricing for such period, then (i) if the proper calculation of the Fixed Charge~~

~~Coverage Ratio would have resulted in a higher interest rate for such period, automatically and immediately without the necessity of any demand or notice by Agent or any other affirmative act of any party, the interest accrued on the applicable outstanding Advances for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively increased by, and Borrowers shall be obligated to immediately pay to Agent for the ratable benefit of Lenders an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period; and (ii) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in a lower interest rate for such period, then the interest accrued on the applicable outstanding Advances for such period under the provisions of this Agreement and the Other Documents shall be deemed to remain unchanged, and Agent and Lenders shall have no obligation to repay interest to the Borrowers; provided, that, if as a result of any restatement or other event or other determination by Agent a proper calculation of the Fixed Charge Coverage Ratio would have resulted in a higher interest rate for one or more periods and a lower interest rate for one or more other periods (due to the shifting of income or expenses from one period to another period or any other reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest that should have been paid for all applicable periods over the amounts of interest actually paid for such periods.~~
"Application Date" shall have the meaning set forth in Section 2.8(b) hereof. "Approvals" shall have the meaning set forth in Section 5.7(b) hereof.
"Approved Electronic Communication" shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, the Credit Management Module of PNC's PINACLE® system, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.
"ASIC" shall mean the Australian Securities and Investments Commission or any successor of it.
"Australia" shall mean the Commonwealth of Australia (and includes, where the context requires, any State or Territory of Australia).
"Australian Bank Bill Rate" means, for an Interest Period, (a) the Australian Bank Bill Swap Reference Rate (Bid) administered by the ASX Benchmarks Pty Limited ACN 616 075 417 ("ASX Benchmarks") (or any other person which takes over the administration of that rate) for the relevant period as published by Bloomberg (or any replacement Bloomberg page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Bloomberg. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Australian Borrower; or (b) if the rate described under clause (a) above is not available, the sum of (i) the Australian Bank Bill Swap Reference Rate administered by the ASX Benchmarks (or any other person which takes over the administration of that rate) for the relevant period as published by Bloomberg (or any replacement Bloomberg page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Bloomberg; and (ii) 0.05% per annum.
"Australian Base Rate" shall mean for any day and for any Advance denominated in Australian Dollars that is a RFR Loan, a per annum rate of interest equal to the sum of (a) the RBA Cash Rate and (b) 1.00%; provided, that in no event shall the RBA Cash Rate be less than zero. Any change in such rate shall take effect at the opening of business on the applicable Business Day.
"Australian Borrower" shall mean Targus Australia Pty Ltd ACN 003 527 008. "Australian Borrowing Base Companies" shall mean Australian Borrower and such other
Australian Loan Parties as the Borrowing Agent and the Agent may from time to time reasonably agree to become Australian Borrowing Base Companies.
"Australian Collateral Outside Date" shall have the meaning set forth in Section 2.7(d)
hereof.
"Australian Corporations Act" shall mean the Corporations Act 2001 (Cth) of Australia. "Australian Deposit Account Control Agreement" shall mean each deposit account control agreement to be entered into between the Australian Borrower, the Australian Security Trustee and each applicable Blocked Account Bank.
"Australian Dollars" or "AUD$" shall mean the lawful currency of Australia.
"Australian General Security Deed" shall mean the general security deed to be entered into between the Australian Borrower and the Australian Security Trustee.
"Australian Guarantor" shall mean each Guarantor incorporated under the laws of Australia.
"Australian Interest Withholding Tax" means any Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Australian Tax Act or Subdivision 12-F of Schedule 1 of the Taxation Administration Act 1953 (Cth).
"Australian Loan Parties" shall mean Australian Borrower and each Australian Guarantor.
"Australian Pension Plan" shall mean a superannuation, retirement benefit or pension fund (whether established by deed or under any statute of Australia or any state or territory of

Australia) contributed to by, or to which there is or may be an obligation to contribute by, any Loan Party in respect of its Australian employees and officers or former employees and officers.
"Australian PPSA" shall mean the Personal Property Securities Act 2009 (Cth) of Australia.
"Australian PPS Law" shall mean (a) the Australian PPSA; (b) regulations made under the Australian PPSA; or (c) any amendment made at any time to any other legislation as a consequence of an Australian PPSA Law referred to in clauses (a) and (b) of this definition, including amendments to the Australian Corporations Act.
"Australian PPS Security Interest" shall mean any “security interest” as defined in sections 12(1) or (2) of the Australian PPS Act.
"Australian Priority Payable Reserves" shall mean, with respect to any Australian Loan Party, a reserve established by the Agent in its Permitted Discretion with respect to amounts secured by Liens which rank or are capable of ranking senior to or pari passu with Liens in favor of the Agent or the Australian Security Trustee securing the Obligations on any Collateral under any applicable law, including without limitation, any such amounts due or which may become due and not paid for wages, long service leave, retrenchment, payment in lieu of notice, or vacation pay (including in all respects amounts protected by or payable pursuant to the FWA), any preferential claims as set out in the Australian Corporations Act, amounts due or which may become due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Taxation Administration Act 1953 (Cth) of Australia (but excluding “Pay as You Go” income withholding tax) and amounts in the future, currently or past due and not contributed, remitted or paid in respect of any Australian Pension Plan, together with any charges which may be levied by a Governmental Authority as a result of any default in payment obligations in respect of any Australian Pension Plan.
"Australian Qualifying Lender" means in relation to payments of interest or amounts in the nature of interest made under this Agreement or any Other Document by an Australian Borrower, a Lender which is beneficially entitled to interest or an amount in the nature of interest payable to that Lender in respect of an Advance to an Australian Borrower under this Agreement or any Other Document and is: (a) an Australian Treaty Lender; or (b) a Lender that is a resident of Australia for Australian Tax purposes not receiving the relevant payment in the course of carrying on a business through a permanent establishment outside of Australia, or a Lender that is a non-resident of Australia for Australian Tax purposes receiving the relevant payment in the course of carrying on a business through a permanent establishment in Australia.
"Australian Security Documents" shall mean the Australian Security Trust Deed, the Australian General Security Deed, the Australian Specific Security Deed, any Australian Deposit Account Control Agreement, and each other agreement, document or instrument executed by any Loan Party governed by Australian law which provides for a Lien in favour of the Australian Security Trustee as security for any of the Obligations.

"Australian Security Trust Deed" shall mean the security trust deed between, among others, Targus Group (UK) Limited and the Australian Security Trustee dated on or about the Closing Date.
"Australian Security Trustee" shall mean PNC Bank National Association., in its capacity as Australian security trustee for the Secured Parties under the Australian Security Documents and any of its successors and permitted assigns.
"Australian Specific Security Deed" shall mean the specific security deed (marketable securities) between Targus Group (UK) Ltd and the Australian Security Trustee dated on or about the Closing Date.
"Australian Tax Act" shall mean the Income Tax Assessment Act 1936 (Cth) or the
Income Tax Assessment Act 1997 (Cth) of Australia.
"Australian Tax Consolidated Group" shall mean a "Consolidated Group" or an "MEC Group" as defined in the Australian Tax Act.
"Australian Treaty Lender" means a Lender which is beneficially entitled to interest payable to the Lender in respect of an Advance to an Australian Borrower under this Agreement or any Other Document and: (a) is treated as a resident of an Australian Treaty State for the purposes of the applicable Australian Treaty; (b) does not carry on business in Australia through a permanent establishment for the purposes of the applicable Australian Treaty; and (c) meets all other conditions in the applicable Australian Treaty to obtain full exemption from Australian Interest Withholding Tax, except that for this purpose it shall be assumed that any necessary procedural formalities have been satisfied.
"Australian Treaty State" means a jurisdiction having a double taxation agreement (an "Australian Treaty") with Australia which makes provision for full exemption from Australian Interest Withholding Tax.
"Australian Whitewash" shall mean the approval process by which a party proposing to become an Australian Loan Party: (i) passes all resolutions which are required to be passed under section 260B of the Australian Corporations Act to approve the giving of financial assistance in connection with its entry into and performance of obligations under this Agreement and each Other Document to which it is a party and (ii) lodges all its relevant Australian Whitewash Documents with ASIC in accordance with the Australian Corporations Act.
"Australian Whitewash Documents" shall mean, with respect to an Australian Whitewash, all documents (including all resolutions, notices of meeting, explanatory statements and forms) which are required to be lodged with ASIC in connection with that Australian Whitewash.
"Availability Block" shall mean an amount equal to $5,000,000.

"Bail-In Action" shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
"Bail-In Legislation" shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law or regulation for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the Banking Act 2009 (UK) (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
"Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.
"Beneficial Owner" shall mean, for each Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower's Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.
"Benefited Lender" shall have the meaning set forth in Section 2.6(e) hereof. "Blocked Account Bank" shall have the meaning set forth in Section 4.8(h) hereof. "Blocked Accounts" shall have the meaning set forth in Section 4.8(h) hereof.
"Bloomberg"    shall    mean    Bloomberg    Index    Services    Limited    (or    a    successor administrator).
"Borrower" or "Borrowers" shall mean, individually or collectively as required by the context, each U.S. Borrower, U.K. Borrower, Canadian Borrower and Hong Kong Borrower, together with each Person joined to this Agreement as a borrower from time to time (including, without limitation, after completion of an Australian Whitewash in accordance with Part 2J.3 of the Australian Corporations Act, the Australian Borrower), and shall extend to all permitted successors and assigns of such Persons.
"Borrowers on a Consolidated Basis" shall mean the consolidation in accordance with GAAP of the accounts or other items of Holdings, Borrowers and their respective Subsidiaries.
"Borrowers' Account" shall have the meaning set forth in Section 2.10 hereof.

"Borrowing Agent" shall mean Holdings.
"Borrowing Base" shall mean, at any time, the sum of (a) the Formula Amount (less the Availability Block) and (b) the amount of the FILO Formula Amount.
"Borrowing Base Certificate" shall mean a certificate in substantially the form of Exhibit
1.2hereto (or such other form agreed to in writing by Agent and Borrowing Agent) duly executed by a Senior Officer of the Borrowing Agent and delivered to the Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount, the FILO Formula Amount and calculations thereof as of the date of such certificate.
"Borrowing Base Companies" shall mean, collectively, the Australian Borrowing Base Companies, the Canadian Borrowing Base Companies, the U.K. Borrowing Base Companies and the U.S. Borrowing Base Companies.
"Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by Law to be closed for business in East Brunswick, New Jersey; provided that (i) when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the "Business Day" means any such day that is also a U.S. Government Securities Business Day,
(ii) when used in connection with a Eurocurrency Rate Loan, the term "Business Day" means any such day that is also a Eurocurrency Banking Day; and (iii) when used in connection with an RFR Loan, the term "Business Day" means any such day that is also an RFR Business Day.
"B Riley" shall mean B. Riley Financial, Inc. and any fund or investment vehicle organized by managed or advised directly or indirectly by B. Riley Financial, Inc.
"Canadian Anti-Money Laundering & Anti-Terrorism Legislation" shall mean, collectively, the Criminal Code, R.S.C. 1985, c. C-46, the Proceeds of Crime Act and the United Nations Act, R.S.C. 1985, c. U-2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al Qaida and Taliban Regulations promulgated under the United Nations Act.
"Canadian Base Rate" shall mean, for any day and for any Advance denominated in Canadian Dollars, the rate per annum equal to the highest of (i) the rate of interest quoted or established as the "prime rate" of one of the Royal Bank of Canada which it quotes or establishes for such date as its reference rate of interest in order to determine interest rates for commercial loans made by it in Canadian Dollars in Canada to Canadian borrowers, adjusted automatically with quoted or established change in such rate and (ii) CDOR for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1.0%); provided, that, for the avoidance of doubt, CDOR for any day shall be based on the rate appearing on Bloomberg page BTMM Canada (or on any successor or substitute page of such page) at approximately 11:00 a.m. (Toronto) time on such day so long as CDOR is offered, ascertainable and not unlawful, provided further, however, if the Canadian Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Canadian Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
"Canadian Borrower" shall have the meaning set forth in the preamble to this Agreement.
"Canadian Borrowing Base Companies" shall mean Canadian Borrower and such other Canadian Loan Parties as the Borrowing Agent and the Agent may from time to time reasonably agree to become Canadian Borrowing Base Companies.
"Canadian Defined Benefit Plan" shall mean a pension plan for the purposes of any applicable pension benefits standards statute or regulation in Canada, which contains a "defined benefit provision," as defined in subsection 147.1(1) of the Tax Act.
"Canadian Dollars" and the sign "C$" shall mean lawful money of Canada.
"Canadian Economic Sanctions and Export Control Laws" shall mean any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada) and the Export and Import Permits Act (Canada), and any related regulations.
"Canadian Guarantor" shall mean each Guarantor organized under the laws of Canada or any province or territory thereof.
"Canadian Loan Parties" shall mean Canadian Borrower and each Canadian Guarantor. "Canadian Pension Event" shall mean (a) the whole or partial withdrawal of a Canadian
Loan Party from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Body to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan; (d) any statutory deemed trust or Lien, other than a Permitted Encumbrance, arises in connection with a Canadian Pension Plan; or (e) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any Canadian Pension Plan.
"Canadian Pension Plan" shall mean a pension plan that is covered by the applicable pension standards laws of any jurisdiction in Canada including the Pension Benefits Act (Ontario) and the Tax Act and that is maintained or sponsored by a Canadian Loan Party for employees or former employees.
"Canadian Priority Payable Reserve" shall mean reserves that the Agent may reasonably deem proper and necessary in its Permitted Discretion from time to time for amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agent's Liens and/or for amounts which may represent costs relating to the enforcement of the Agent's Liens including, without limitation, any such amounts due and not paid for wages, salaries, commission or compensation, including vacation pay; (including, as provided for, under the Wage Earners Protection Program Act (Canada)), amounts due and not paid under any legislation relating to workers' compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Tax Act, amounts currently or past due and not paid for realty, municipal or similar taxes, any and all unfunded wind-up or solvency deficiency amounts under, and all amounts currently or past due and not contributed, remitted or paid to or under any Canadian Pension Plans or under the Canada Pension Plan, the Pension Benefits Act (Ontario) or any similar legislation.
"Canadian Security Agreement" shall mean a security agreement, dated as of the Closing Date, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the Canadian Loan Parties to Agent.
"Canadian Security Documents" shall mean the Canadian Security Agreement, any deed of hypothec, security agreement or share pledge agreement governed by Canadian law which provides for a Lien in favor of the Agent as security for any of the Obligations, and each other agreement, document or instrument executed by any Loan Party governed by Canadian law which provides for a Lien in favor of the Agent as security for any of the Obligations.
"Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which, in accordance with GAAP, would be classified as capital expenditures. Capital Expenditures shall include the total principal portion of Capitalized Lease Obligations but shall exclude (i) any such expenditures for leasehold improvements with respect to any Loan Parties' or any of their respective Subsidiaries' Real Property for which any Loan Party or any Subsidiary receives reimbursement from the lessor under the lease evidencing the applicable leasehold interest during the fiscal year in which the expenditure is made, (ii) any such expenditures made in connection with the replacement, rebuilding, substitution or restoration of assets to the extent financed from insurance proceeds (or other similar recoveries such as compensation awards arising from eminent domain or condemnation, or other damage recovery) paid on account of the loss of or damage to the assets being replaced, rebuilt, substituted or restored, (iii) the purchase price of fixed assets acquired to the extent the consideration therefor consists of any combination of (1) used or surplus fixed assets traded in at the time of such purchase and (2) the proceeds of a sale of used or surplus fixed assets made within one-hundred eighty (180) days of the time of such purchase, in each case, in the Ordinary Course of Business, and (iv) expenditures made in connection with a Permitted Acquisition.
"Capitalized Lease Obligation" shall mean, subject to Section 1.1, any Indebtedness of any Loan Party represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
"Cash Dominion Trigger Date" shall mean (a) any date on which an Event of Default occurs, or (b) any date that Undrawn Availability is less than the greater of (i) $8,500,000 and

(ii) ten percent (10%) of the Maximum Revolving Advance Amount for a period of five (5) consecutive Business Days.
"Cash Dominion Trigger Period" shall mean the period (a) commencing on a Cash Dominion Trigger Date and (b) ending on the first day after such Cash Dominion Trigger Date that both (i) Undrawn Availability equals or exceeds the greater of (i) $8,500,000 and (ii) ten percent (10%) of the Maximum Revolving Advance Amount for thirty (30) consecutive days and
(ii) no Event of Default shall exist and be continuing; provided, that a Cash Dominion Trigger Period shall be in effect for each U.S. Loan Party at all time from and after the Closing Date until the outstanding principal balance of the Term Loan has been permanently reduced to zero.
"Cash Equivalents " shall have the meaning set forth in clause (g) of the defined term Permitted Investment.
"Cash Management Liabilities" shall have the meaning provided in the definition of "Cash Management Products and Services."
"Cash Management Products and Services" shall mean agreements or other arrangements under which Agent or any Lender or any Affiliate of Agent or a Lender provides any of the following products or services to any Loan Party: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards and purchase cards (including so-called "procurement cards" or "P-cards"); (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services. The indebtedness, obligations and liabilities of any Loan Party to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the "Cash Management Liabilities") shall be "Obligations" hereunder, guaranteed obligations under the Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of each of the Other Documents. The Liens securing the Cash Management Products and Services shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5.
"CEA" shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.
"CFC" shall mean a "controlled foreign corporation" within the meaning of Section 957 of the Code in which any Loan Party or direct or indirect owner of a Loan Party is a United States shareholder within the meaning of Section 951(b) of the Code.
"CFTC" shall mean the Commodity Futures Trading Commission.
"CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

"Certificate of Beneficial Ownership" shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in form and substance reasonably acceptable to Agent.
"Change in Law" shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and any European equivalent regulations (such as the European Market Infrastructure Regulation) and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III or CRR, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
"Change of Control" shall mean (a) B Riley shall cease to own, directly or indirectly, at least 51% of the issued and outstanding Equity Interests (on a fully diluted basis) of Holdings, or
(b) the occurrence of any event (whether in one or more transactions) which results in Holdings failing to own, directly or indirectly, one hundred (100%) percent of the Equity Interests (on a fully diluted basis) of each other Borrower and each Guarantor.
"Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Affiliates.
"CIP Regulations" shall have the meaning set forth in Section 14.12 hereof. "Closing Date" shall mean October 18, 2022.
"Closing Date Acquisition" shall mean the acquisition by Holdings of 100% of the Equity Interests of Targus Cayman Holdco Limited pursuant to the Closing Date Acquisition Documents.
"Closing Date Acquisition Agreement" shall mean that certain Securities Purchase Agreement, dated as of the Closing Date, by and among, B. Riley Principal Investments, LLC, the Seller set forth on Schedule I thereto, Targus Cayman Holdco Limited, Guggenheim Partners

Investment Management, LLC, as the Seller Representative, and B. Riley Financial, Inc., solely to the extent set forth in Section 13.19 thereof.
"Closing Date Acquisition Contribution Agreement" shall mean that certain Payment Direction and Contribution Letter, dated as of the Closing Date, by and among B. Riley Principal Investments, LLC and Holdings, pursuant to which, among others, B. Riley Principal Investments, LLC assigns its rights to receive the Equity Interests of Targus Cayman Holdco Limited to Holdings.
"Closing Date Acquisition Documents" shall mean the Closing Date Acquisition Agreement, the Closing Date Acquisition Contribution Agreement and all other material documents related thereto and executed in connection therewith (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.
"Closing Date Acquisition Reorganization" shall mean the liquidations, consolidations, mergers, amalgamations, contributions, distributions and recapitalizations of the Loan Parties pursuant to the steps set forth and described on Schedule 1.1(a).
"Closing Date Deemed Borrowing Base" shall have the meaning set forth in Section
2.1(e).
"Code" shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import of the United States, and the rules and regulations thereunder, as from time to time in effect.
"Collateral" shall mean all right, title and interest of each Loan Party in all of the following property and assets of such Loan Party, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:
(a)all Receivables and all supporting obligations relating thereto;
(b)all equipment and fixtures;
(c)all general intangibles (including all payment intangibles) and all supporting obligations related thereto;
(d)all Inventory;
(e)securities, financial assets and investment property (including all Equity Interests issued by a Subsidiary to such Loan Party);
(f)all contract rights, rights of payment which have been earned under a contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;
(g)all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party), tapes, disks and documents, including all of such property relating to the property described in clauses (a) through (f) of this definition; and
(h)all proceeds and products of the property described in clauses (a) through
(g) of this definition, in whatever form;
provided, that, Collateral shall not include any Excluded Property.
"Commitment Transfer Supplement" shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.
"Compliance Certificate" shall mean a compliance certificate substantially in the form of Exhibit 1.2(a) (or such other form as agreed in writing by Agent and Borrowing Agent) hereto to be signed by the chief financial officer or controller of Borrowing Agent.
"Conforming Changes" shall mean, with respect to Term SOFR Rate, Daily Simple SOFR, Eurocurrency Rate, Daily Simple RFR or Term RFR, or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Alternate Base Rate," the definition of "Business Day," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate, Daily Simple SOFR, Eurocurrency Rate, Daily Simple RFR or Term RFR or such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Term SOFR Rate, Daily Simple SOFR, Eurocurrency Rate, Daily Simple RFR or Term RFR or the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the Other Documents).
"Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party's business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other

Documents or the Closing Date Acquisition, including any Consents required under all applicable federal, state, provincial, territorial or other Applicable Law.
"Consigned Inventory" shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.
"Consolidated Group" shall mean the consolidated group of companies comprised of Holdings and its Subsidiaries.
"Controlled Group" shall mean, with respect to any Loan Party, any trade or business (whether or not incorporated) under common control with such Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).
"Covenant Trigger Date" shall mean (a) any date on which an Event of Default occurs, or
(b) any date that Undrawn Availability is less than the greater of (i) $8,500,000 and (ii) ten percent (10%) of the Maximum Revolving Advance Amount for a period of five (5) consecutive Business Days.
"Covenant Trigger Period" shall mean the period (a) commencing on a Covenant Trigger Date and (b) ending on the first day after such Covenant Trigger Date that both (i) Undrawn Availability equals or exceeds the greater of (i) $8,500,000 and (ii) ten percent (10%) of the Maximum Revolving Advance Amount for thirty (30) consecutive days and (ii) no Event of Default has existed for thirty (30) consecutive days; provided, that, for purposes of Section 6.5(a), a Covenant Trigger Period shall be deemed to be in effect at all time from and after the fiscal quarter ending June 30, 2024 until the outstanding principal balance of the Term Loan has been permanently reduced to zero.
"Covered Entity" shall mean (a) each Loan Party, each of Loan Party's Subsidiaries, all Guarantors and all pledgors of Collateral that secures the Obligations, and (b) each Person that, directly or indirectly, has the power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
"CRR" shall mean either CRR-EU or, as the context may require, CRR-UK.
"CRR-EU" shall mean regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms and regulation 2019/876 of the European Union amending Regulation (EU) No 575/2013 and all delegated and implementing regulations supplementing that regulation.
"CRR-UK" shall mean CRR-EU as amended and transposed into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 (UK) and the European Union (Withdrawal Agreement) Act 2020 (UK) and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019 (UK).

"Cure Right" shall have the meaning set forth in Section 10.14 hereof.
"Currency" shall mean Dollars or any Alternative Currency and "Currencies" shall mean, collectively, Dollars and each Alternative Currency.
"Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.
"Customs" shall have the meaning set forth in Section 2.13(b) hereof.
"Daily Rate Loan" shall mean an Advance that bears interest at a rate based on the (i) Alternate Base Rate, (ii) Daily Simple RFR, or (iii) Daily Simple SOFR.
"Daily Simple RFR" shall mean, for any day (an "RFR Day"), a rate per annum determined by the Agent, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Daily Simple RFR below by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100 of 1%) (i) the applicable Daily Simple RFR set forth below by (ii) a number equal to 1.00 minus the RFR Reserve Percentage (if applicable):
(a)Sterling, SONIA for the day (such day, adjusted as applicable as set forth herein, the "SONIA Lookback Day") that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website;
(b)Euro, €STR for the day (such day, adjusted as applicable as set forth herein, the "€STR Lookback Day") that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator’s Website; and
(c)Swiss Franc, SARON for the day (such day, adjusted as applicable as set forth herein, the "SARON Lookback Day") that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such SARON is published by the SARON Administrator on the SARON Administrator’s Website;
(d)Canadian Dollars, the Canadian Base Rate on such day;
(e)Australian Dollars, the Australian Base Rate on such day; and
(f)Hong Kong Dollars, the Hong Kong Base Rate on such day;

provided that if the adjusted rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The adjusted Daily Simple RFR rate for each outstanding Daily Simple RFR Loan shall be adjusted automatically as of the effective date of any change in the RFR Reserve Percentage. The Agent shall give prompt notice to the Borrowing Agent of the adjusted Daily Simple RFR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
If by 5:00 pm (local time for the applicable RFR) on the second (2nd) Business Day immediately following any Daily Simple RFR Lookback Day, the RFR in respect of such Daily Simple RFR Lookback Day has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such Daily Simple RFR Lookback Day will be the RFR as published in respect of the first preceding Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to any Borrower.
"Daily Simple RFR Lookback Days" shall mean, collectively, SONIA Lookback Day,
€STR Lookback Day and SARON Lookback Day, and each individually is a Daily Simple RFR Lookback Day.
"Daily Simple SOFR" shall mean, for any day (a "SOFR Rate Day"), the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the "SOFR Determination Date") that is two (2) Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of "SOFR"; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrowers, effective on the date of any such change.

"Debt Payments" shall mean for any period, in each case, all cash actually expended by any Loan Party to make, without duplication and on a consolidated basis: (a) interest payments on any Advances hereunder, plus (b) regularly scheduled principal payments on the Term Loan, plus (c) payments for all fees, commissions and charges set forth herein, plus (d) payments on Capitalized Lease Obligations, plus (e) scheduled principal amortization and interest payments with respect to any other Indebtedness for borrowed money, plus (f) earnouts or similar payments in respect of acquisitions and other Investments; provided that Debt Payments shall exclude (i) payments made solely with the proceeds of any capital contribution, (ii) payments made with the proceeds of any other issuance of Equity Interests (other than Equity Interests issued for purposes of exercising a Cure Right), (iii) payments made by any Loan Party to any other Loan Party and (iv) payments made in respect of the Hyper Earnout.
"Debtor Relief Laws" shall mean the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), the Canada Business Corporations Act (or any other Canadian corporate statute where such statute is used by a Person to propose an arrangement), the Australian Corporations Act, the Insolvency Act 1986 (UK) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, administration, arrangement, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect (including any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt).
"Deemed Borrowing Base True-up Date" shall have the meaning set forth in Section
2.1(e).
"Deemed Borrowing Base True-up Undrawn Availability" shall have the meaning set forth in Section 2.7(c).
"Default" shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.
"Default Rate" shall have the meaning set forth in Section 3.1 hereof.
"Defaulting Lender" shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage or Term Loan Commitment Percentage, as applicable, of Advances,
(ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to Agent, Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrowers or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent's receipt of such certification in form and substance satisfactory to the Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.6(e) with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.
"Depository Accounts" shall have the meaning set forth in Section 4.8(h) hereof. "Designated Lender" shall have the meaning set forth in Section 16.2(d) hereof. "Disqualified Equity Interests" shall have the meaning set forth in the definition of
"Indebtedness".
"Dollar" and the sign "$" shall mean lawful money of the United States of America. "Dollar Equivalent" shall mean, for any amount, at the time of determination thereof, (a)
if such amount is expressed in Dollars, such amount,(b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Agent or the Issuing Lender, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates as determined by the Agent or the Issuing Lender, as applicable, from time to time) on the date that is the applicable Eurocurrency Lookback Day (for amounts relating to Eurocurrency Loans and Letters of Credit denominated in an Alternative Currency to which the Eurocurrency Rate would apply), the applicable Daily RFR Lookback Day (for amounts relating to RFR Loans and Letters of Credit denominated in an Alternative Currency to which a Daily Simple RFR would apply) immediately preceding the date of determination, or otherwise on the date which is two (2) Business Days immediately preceding the date of determination, or otherwise with respect to Loans to which any other interest rate option applies, the lookback date applicable thereto (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Agent or the Issuing Lender, as applicable using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Agent or the Issuing Lender, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Agent or the Issuing Lender pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.

"Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.
"Domestic Subsidiary" shall mean any Subsidiary that is organized under the laws of any political subdivision of the United States.
"Drawing Date" shall have the meaning set forth in Section 2.14(b) hereof.
"EBITDA" shall mean for any period with respect to Borrowers on a Consolidated Basis, the Net Income for such period (excluding extraordinary gains and all non-cash losses), plus, without duplication and to the extent deducted in determining such net income (or loss) for such period, (a) each of the following items:
(i)all Interest Expense and any non-cash interest expense and letter of credit issuance costs for such period;
(ii)all charges against income for such period for federal, state, provincial, territorial and local taxes for such period including franchise taxes and other taxes;
(iii)depreciation expenses for such period;
(iv)amortization expenses for such period;
(v)reasonable and customary transaction expenses (including any financial advisory fees, accounting fees, financing fees, rating agency fees, legal fees, other similar advisory and consulting fees, related costs and expenses, and charges related to the write-off or retirement of previous debt or any refinancing of (or amendment to) any Indebtedness acquired or assumed in connection therewith) incurred during such period in connection with the Transactions consummated on or prior to the Closing Date and paid within one hundred twenty (120) days following the Closing Date;
(vi)reasonable and customary transaction expenses (including any financial advisory fees, accounting fees, financing fees, rating agency fees, legal fees, other similar advisory and consulting fees, related costs and expenses, and charges related to the write-off or retirement of previous debt or any refinancing of (or amendment to) any Indebtedness acquired or assumed in connection therewith) incurred during such period in connection with any Permitted Acquisition, other Permitted Investments, permitted debt and equity issuances and Permitted Dispositions incurred during such period and paid (A) on or prior to the date on which the applicable transaction is consummated or (B) within one hundred twenty (120) days following the date on which the applicable transaction is consummated and not in excess of $5,000,000 in the aggregate with respect to any particular transaction;
(vii)reasonable and customary transaction expenses (including any financial advisory fees, accounting fees, financing fees, rating agency fees, legal fees, other similar advisory and consulting fees, related costs and expenses) incurred during such period in connection with any proposed Permitted Acquisition, other Permitted Investment, permitted debt and equity issuance or Permitted Disposition, which is not consummated;
(viii)restructuring and integration costs and expenses, including severance costs, lease termination costs, relocation costs, restructuring charges, integration, rebranding, and other business optimization expenses, signing costs, retention or completion bonuses and payments, recruiting costs, costs related to closure and consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), transition service payments and consulting costs and payments not otherwise added back to EBITDA;
(ix)litigation related charges, costs and expenses (including related settlement cost of any such litigation);
(x)non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards to the directors, officers and employees of Holdings and its Subsidiaries;
(xi)to the extent covered by insurance proceeds actually received in cash by the Loan Parties (but not included in Net Income), expenses incurred by Holdings and its Subsidiaries with respect to liability or casualty events, business interruption or product recalls;
(xii)unusual and non-recurring costs and expenses; and
(xiii)other unusual and non-recurring costs and expenses and additional amounts incurred during such period to the extent Agent approves such addback in its sole discretion;
provided, that the aggregate of amounts added-back to EBITDA under clauses (vii), (viii), (ix) and (xii) shall not exceed an amount equal to fifteen percent (15%) of EBITDA (as determined prior to giving effect to such add-backs); provided, further that the aggregate of amounts added-back to EBITDA for up to $650,000 of severance costs (to the extent supported by reasonable documentation provided to Agent) for the fiscal quarters ended March 31, 2024 and June 30, 2024 shall not be subject to the fifteen percent (15%) of EBITDA cap in the immediately preceding proviso;
and (b) each of the following non-cash items (provided, that to the extent any non-cash item added back to EBITDA in any period results in a cash payment in such period or a subsequent period such cash payment shall result in a reduction of EBITDA in the period when such payment is made),
(i)one-time non-cash FAS 141 purchase accounting adjustments to increase inventory valuation during such period,
(ii)non-cash compensation expenses during such period,
(iii)non-cash losses (or less gains) from dispositions during such period,

period,
(iv)non-cash impairment charges against goodwill and other intangibles during such

(v)non-cash charges resulting from fair value adjustment of derivative financial instruments during such period, and
(vi)all other non-cash items, non-cash charges, non-cash losses or non-cash expenses.
For the purposes of calculating EBITDA for any fiscal period ending on or prior to September 1, 2022, EBITDA for each of the fiscal months set forth below shall be deemed to be the amount set forth opposite such fiscal month:

Fiscal Month Ending	EBITDA
August 31, 2022	$7,163,696
July 31, 2022	$2,066,674
June 30, 2022	$8,734,273
May 31, 2022	$3,535,248
April 30, 2022	$3,718,378
March 31, 2022	$4,173,966
February 28, 2022	$2,583,893
January 31, 2022	$(33,421)
December 31, 2021	$2,812,996
November 30, 2021	$1,696,987
October 31, 2021	$3,054,128
September 30, 2021	$8,195,555

"EEA Financial Institution" shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
"EEA Member Country" shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
"EEA Resolution Authority" shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any deluge) having responsibility for the resolution of any EEA Financial Institution.
"Effective Date" shall mean the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

"Effective Federal Funds Rate" shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1% announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Effective Federal Funds Rate" as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Effective Federal Funds Rate" for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.
"Eligible Contract Participant" shall mean an "eligible contract participant" as defined in the CEA and regulations thereunder.
"Eligibility Date" shall mean, with respect to each Loan Party and each Swap, the time the guarantee of such Loan Party or the grant of such security interest by such Loan Party becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if such guarantee or such grant of security is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of such guarantee or such grant of security).
"Eligible Foreign In-Transit Inventory" shall mean, subject to Section 6.16, finished goods Inventory that would be Eligible Inventory but for the fact that it is Foreign In-Transit Inventory, but only if: (a) such Foreign In-Transit Inventory is the subject of documentation acceptable to Agent including a negotiable bill of lading that designates Agent as the consignee, provided that the Formula Amount may include up to $1,500,000 of Eligible Foreign In-Transit Inventory of the U.K. Borrowing Base Companies that is subject to non-negotiable bills of lading ; (b) such Foreign In-Transit Inventory has been paid for by a Borrower or Agent has otherwise satisfied itself that a final sale of such Inventory to the applicable Borrowing Base Company has occurred and title has passed to the applicable Borrowing Base Company; (c) no default exists under any agreement in effect between the vendor of such Inventory and the applicable Borrowing Base Company that would permit such vendor under any Applicable Law (including the Uniform Commercial Code) to divert, reclaim, reroute, or stop shipment of such Inventory; (d) such Foreign In-Transit Inventory is fully insured by marine cargo or other similar insurance, in such amounts, with such insurance companies and subject to such deductibles as are satisfactory to Agent and in respect of which Agent has been named as lender loss payee; and
(e)Agent has received an executed freight forwarder agreement (in form and substance acceptable to Agent) with respect to such Inventory from the applicable freight forwarder or customs broker.
"Eligible Inventory" shall mean and include Inventory of a Borrowing Base Company, valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, obsolete, slow moving or unmerchantable and which Agent, in its Permitted Discretion, shall

deem Eligible Inventory.    Without limiting the foregoing, Inventory shall not be Eligible inventory if it:
(a)is not subject to a perfected, first priority Lien in favor of Agent governed by the applicable laws of the jurisdiction in which such Inventory is located and no other Lien (other than a Permitted Encumbrance);
(b)does not conform to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof;
(c)is Foreign In-Transit Inventory, unless such Inventory constitutes Eligible Foreign In-Transit Inventory of a U.S. Borrowing Base Company, a Canadian Borrowing Base Company or a U.K. Borrowing Base Company;
(d)is located outside the continental United States, Canada, England and Wales or Australia or at a location that is not otherwise in compliance with this Agreement (it being agreed that in-transit Inventory in the continental United States. Canada, England and Wales or Australia shall not be considered ineligible under this clause (d) or clause (g) below);
(e)is the subject of an Intellectual Property Claim;
(f)is subject to a License Agreement that would require the consent of the Licensor for the Borrower or Agent to sell or otherwise dispose of such Inventory, unless
(i) such consent has been obtained, (ii) Agent is a party to a Licensor/Agent Agreement with the Licensor with respect to such License Agreement, or (iii) Agent shall agree otherwise in its Permitted Discretion after establishing Reserves against the Borrowing Base with respect thereto as Agent shall deem appropriate in its Permitted Discretion in accordance with Section 2.1(c);
(g)is situated at a location not owned by a Borrower unless either the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement (or such Inventory is in transit) or a rent Reserve in respect of such location has been established in accordance with Section 2.1(c); provided that neither a Lien Waiver Agreement nor a rent Reserve shall be required under this clause (g) until the date that is ninety (90) days (or such longer period to which Agent in its reasonable discretion may agree) after the Closing Date;
(h)constitutes Consigned Inventory unless it is Consigned Inventory of a U.S. Borrowing Base Company and either the consignee of such location has executed in favor of Agent a Lien Waiver Agreement (or such Inventory is in transit) or an applicable Reserve in respect of such location has been established in accordance with Section 2.1(c); provided that neither a Lien Waiver Agreement nor a Reserve shall be required under this clause (h) until the date that is ninety (90) days (or such longer period to which Agent in its reasonable discretion may agree) after the Closing Date;
(i)is inventory to which a Borrowing Base Company has good, valid, and marketable title and is not nor capable of being the subject of retention of title arrangements in favor of the vendor or supplier thereof; or

(j)if the sale of such Inventory would result in an ineligible Receivable.
"Eligible Receivables" shall mean and include, each Receivable of a Borrowing Base Company arising in the Ordinary Course of Business that is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), is evidenced by an invoice (or other documentary evidence satisfactory to Agent in its Permitted Discretion) and which Agent, in its Permitted Discretion, shall deem Eligible Receivables. Without limiting the foregoing, no Receivable shall be an Eligible Receivable if:
(a)it arises out of a sale made by any Borrowing Base Company to an Affiliate of any Borrowing Base Company or to a Person controlled by an Affiliate of any Borrowing Base Company;
(b)it is subject to a factoring arrangement or supply chain financing arrangement;
(c)it is due or unpaid more than ninety (90) days after the original invoice date (increased to one-hundred fifty days after the original invoice date solely with respect to Receivables owing by any of Lenovo and its Affiliates, Dell and its Affiliates or Best Buy and its Affiliates) or sixty (60) days after the original due date;
(d)fifty percent (50%) or more of the Receivables from such Customer and its Affiliates are not deemed Eligible Receivables under clause (c) above;
(e)all Receivables owing by such Customer and its Affiliates represent more than thirty-five percent (35%) of the Receivables owing from all Customers; provided, that Receivables which are deemed ineligible solely by reason of this clause (e) shall be considered Eligible Receivables to the extent of the amount thereof which does not exceed thirty-five percent (35%) of all Receivables;
(f)any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached in any material respect;
(g)an Insolvency Event shall have occurred with respect to such Customer;
(h)the sale is to a Customer outside (i) the continental United States of America, (ii) Canada, (iii) England and Wales or (iv) Australia unless, in each case, the sale is on letter of credit, guaranty or acceptance terms or subject to credit insurance, in each case acceptable to Agent in its Permitted Discretion;
(i)the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis, or is evidenced by chattel paper;

(j)Agent believes, in its Permitted Discretion, that collection of such Receivable is doubtful or that such Receivable may not be paid by reason of the Customer's financial inability to pay;
(k)the Customer is (i) the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances, unless the Receivable is on letter of credit, guaranty or acceptance terms, or subject to credit insurance, in each case acceptable to Agent in its Permitted Discretion, or (ii) the federal Government of Canada or any province or territory of Canada unless the applicable Borrower has complied with the terms of the Financial Administration Act (Canada) or any other similar applicable provincial or territorial statute and such assignment is enforceable against such Governmental Body;
(l)the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrowing Base Company and accepted by the Customer or the Receivable otherwise does not represent a final sale;
(m)the Receivable is subject to any offset, deduction, defense, dispute, credits or counterclaim (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense, dispute, credit or counterclaim), the Customer is also a creditor or supplier of a Borrower, or the Receivable is contingent in any respect or for any reason;
(n)the applicable Borrowing Base Company has made any agreement with any Customer for any deduction therefrom, except for discounts, rebates or allowances made in the Ordinary Course of Business;
(o)any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;
(p)such Receivable is not payable to a Borrowing Base Company; or
(q)such Receivable arises from a transaction that is subject to a performance bond, bid bond, customs bond, appeal bond, surety bond, performance guarantee, completion guarantee or similar obligations.
"Eligible Uninsured Foreign Receivables" shall mean Receivables that meet the requirements of Eligible Receivables, except clause (h) of such definition.
"Embargoed Property" shall mean any property (a) in which a Sanctioned Person holds an interest; (b) beneficially owned, directly or indirectly, by a Sanctioned Person; (c) that is due to or from a Sanctioned Person; (d) that is located in a Sanctioned Jurisdiction; or (e) that would otherwise cause any actual violation by the Lenders or Agent of any applicable Anti-Terrorism

Law if the Lenders were to obtain an encumbrance on, lien on, pledge of or security interest in such property or provide services in consideration of such property.
"EMU Legislation" shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
"Environmental Complaint" shall have the meaning set forth in Section 9.3 hereof. "Environmental Laws" shall mean all applicable federal, state, foreign, provincial, territorial and local environmental, chemical use, safety and sanitation Laws relating to the protection of the environment, human health and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, decisions, orders and directives of federal, state, provincial, territorial, international and local governmental agencies and authorities with respect thereto.
"Equity Cure Grace Period" shall have the meaning set forth in Section 10.14 hereof. "Equity Interests" shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the "issuer") or under the applicable Laws of such issuer's jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a "partner", general or limited, or "member" (as applicable) under the applicable

Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.
"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.
"Erroneous Payment" has the meaning assigned to it in Section 14.14(a).
"Erroneous Payment Deficiency Assignment" has the meaning assigned to it in Section 14.14(d).
"Erroneous Payment Impacted Class" has the meaning assigned to it in Section 14.14(d). "Erroneous Payment Return Deficiency" has the meaning assigned to it in Section
14.14(d).
"Erroneous Payment Subrogation Rights" has the meaning assigned to it in Section 14.14(d).
"€STR" shall mean a rate equal to the Euro Short Term Rate as administered by the
€STR Administrator.
"€STR Administrator" shall mean the European Central Bank (or any successor administrator of the Euro Short Term Rate).
"€STR Administrator’s Website" shall mean the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the €STR Administrator from time to time.
"Euro" or "€" shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
"Eurocurrency Banking Day" shall mean any day which is, as applicable, for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to (i) Euros, a TARGET Day, (ii) Canadian Dollars, any day on which banks are open for business in Canada; (iii) Australian Dollars, any day on which banks are open for business in Sydney, Australia, and (iv) Hong Kong Dollars, any day on which banks are open for business in Hong Kong.
"Eurocurrency Rate" shall mean, with respect to any Advances denominated in the applicable Alternative Currency for any Interest Period, an interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100 of 1%)(a) the applicable Eurocurrency Rate below for such Interest Period by (b) a number equal to 1.00 minus the Eurocurrency Reserve Percentage (if any):

(a)denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate ("EURIBOR") as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Bloomberg page (or on any successor or substitute page or service providing such quotations as determined by the Agent from time to time; in each case, the "EURIBOR Rate") at approximately 11:00 a.m. (Brussels time) two (2) Business Days prior to the commencement of such Interest Period; provided, that if by such time the EURIBOR Rate in respect of such day has not been so published, or if such day is not a Business Day, then the EURIBOR Rate for such day will be the EURIBOR Rate as published in respect of the first preceding Business Day for which such EURIBOR Rate was published thereon; provided further that any EURIBOR Rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (any such day, collectively, the "EURIBOR Lookback Day");
(b)denominated in Canadian Dollars, the rate per annum (the "CDOR Rate") as determined by the Agent, equal to the arithmetic average rate applicable to Canadian Dollar bankers’ acceptances (C$BAs) for the applicable Interest Period appearing on the Bloomberg page BTMM CA, rounded upwards, at the Agent’s discretion, to the nearest 1/100 of 1% per annum, at approximately 11:00 a.m. Eastern Time, two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period; provided that if by such time such rate does not appear on the Bloomberg page BTMM CA, the CDOR Rate on such day shall be the rate for such period applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Agent, as of 11:00 a.m. Eastern Time on such day or, if such day is not a Business Day, then on the immediately preceding Business Day; provided further that any CDOR Rate so determined based on the immediately preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (collectively, the "CDOR Lookback Day");
(c)denominated in Australian Dollars, the rate per annum equal to the Australian Bank Bill Rate for the applicable Interest Period, rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1% per annum at approximately 10:30 a.m. (Sydney, Australia time), two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period; provided, that if by such time the Australian Bank Bill Rate in respect of such day has not been so published, or such day is not a Business Day, then the Australian Bank Bill Rate for such day will be the Australian Bank Bill Rate as published in respect of the first preceding Business Day for which such Australian Bank Bill Rate was published thereon; provided further that any Australian Bank Bill Rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (any such day, collectively, the “Australian Rate Lookback Day”); and
(d)denominated in Hong Kong Dollars, the rate per annum (the "HIBOR") equal to the Hong Kong Interbank Offered Rate administered by the Treasury Markets Association (or any other person which takes over the administration of that rate) for Hong Kong Dollars for the applicable Interest Period which appears on the Bloomberg Page BTMM HK (or on such other substitute Bloomberg page that displays such rate) (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Agent from time to time), rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1% per annum at approximately 11:00 a.m. (Hong Kong time), two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period, as the rate for deposits in Hong Kong Dollars with a maturity comparable to such Interest Period; provided, that if by such time the Hong Kong interbank offered rate in respect of such day has not been so published, or such day is not a Business Day, then the Hong Kong interbank offered rate for such day will be the Hong Kong interbank offered rate as published in respect of the first preceding Business Day for which such Hong Kong interbank offered rate was published thereon; provided further that any Hong Kong interbank offered rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (any such day, collectively, the "Hong Kong Rate Lookback Day");
provided that if the adjusted Eurocurrency Rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The Eurocurrency Rate for any Advances shall be based upon the Eurocurrency Rate for the Currency in which such Advances are requested. The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage. The Agent shall give prompt notice to the Borrowing Agent of the Eurocurrency Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
"Eurocurrency Rate Loan" shall mean a Loan that bears interest at a rate based on the Eurocurrency Rate.
"Eurocurrency Rate Lookback Days" shall mean, collectively, the EURIBOR Lookback Day, CDOR Lookback Day, Australian Rate Lookback Day, Hong Kong Rate Lookback Day, and each such day is a "Eurocurrency Rate Lookback Day".
"Eurocurrency Reserve Percentage" shall mean, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Advances.
"EU Bail-In Legislation Schedule" shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
"Event of Default" shall have the meaning set forth in Article X hereof.

"Excess Cash Flow" shall mean, for any fiscal period, in each case for Borrowers on a Consolidated Basis, EBITDA for such fiscal period, minus the sum of (without duplication) (i) Unfunded Capital Expenditures during such fiscal period, (ii) taxes actually paid during such fiscal period, (iii) cash dividends and distributions made during such fiscal period, (iv) Debt Payments made during such fiscal period, and (v) cash amounts, expenses or charges paid in cash during such fiscal period that are added back to EBITDA pursuant to the definition thereof.
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. "Excluded Deposit Accounts" shall mean (i) any zero balance disbursement account, (ii)
any deposit account containing cash in an amount of up to $500,000 in any individual deposit account, but no more than $1,000,000 for all Excluded Deposit Accounts under this clause (ii) in the aggregate, (iii) any deposit accounts which are solely used for payroll, payroll taxes, taxes (including sales tax accounts), employee wage and benefit payments, (iv) other trust, escrow, customs and fiduciary accounts, and (v) are cash collateral accounts solely holding cash collateral upon which a Permitted Encumbrance exists. For the avoidance of doubt, in each case, Excluded Deposit Accounts shall not include any U.K. Collection Account.
"Excluded Hedge Liability or Liabilities" shall mean, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or any portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC (or the application or official interpretation of any thereof), by virtue of such Loan Party's failure for any reason to constitute an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap;
(b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Loan Party executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.
"Excluded Property" with respect to any Loan Party, (a) Excluded Deposit Accounts, (b) such other assets as to which Agent and Borrowers agree that the costs (including any adverse tax consequence) of obtaining such Lien or perfection thereof are excessive in relation to the value to the Agents and Lenders of the security to be afforded thereby; (c)(i) any permit, lease, license, franchise, charter or other governmental authorization, or any other contract or agreement to which any Loan Party is a party, and any of its rights or interests thereunder or assets subject thereto, (ii) any property that is (x) subject to a purchase money security interest (including as that term is defined in the Uniform Commercial Code, the PPSA, the Australian PPSA or other Applicable Law) or similar financing arrangement to the extent expressly permitted herein or (y) subject to a Permitted Encumbrance pursuant to clauses (b), (d), (f), (h) or (p) for such definition, in each case, only to the extent and for so long as a Lien in favor of the Agent is (x) prohibited by any applicable law, or (y) is prohibited by, would invalidate or would violate a term, provision or condition of any such permit, lease, license, charter, governmental authorization, contract or agreement, or such purchase money arrangement or similar arrangement or any permit, lease, license, charter, governmental authorization, contract or agreement governing such Permitted Encumbrance, or, in each case, create a right of termination in favor of any other party thereto and such prohibition or restriction has not been waived or the consent of the other party to such permit, lease, license, charter, governmental authorization, contract or agreement or purchase money arrangement or similar arrangement has not been obtained; provided, that, in each case, (i) the foregoing exclusions of this clause (c) shall in no way be construed (A) to apply to the extent that any described prohibition or restriction is ineffective under Section 9 406, 9-407, 9- 408, or 9-409 of the Uniform Commercial Code, the PPSA, the Australian PPSA or other applicable law (including Title 11 of the United States Code or any other Debtor Relief Law), or (B) to apply to the extent that any consent or waiver has been obtained that would permit the Agent's Lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or agreement or purchase money arrangement or similar arrangement, and (ii) the foregoing exclusions of this clause (c) shall in no way be construed to limit, impair, or otherwise affect the Agent's Lien upon any rights or interests of any grantor in or to (A) monies or rights to payment due or to become due under or in connection with any described contract, lease, permit, license, agreement or (B) any proceeds, substitutions or replacements of any Excluded Property referred to herein unless such proceeds, substitutions or replacements would constitute Excluded Property hereunder; provided, further, that if and when the prohibition which prevents the granting of a Lien in any such property referred to under this clause (c) is removed, terminated, or otherwise becomes unenforceable as a matter of law, the Agent will be deemed to have a Lien in such property, and the Collateral will be deemed to include such property without further action or notice from any Person, (d) any United States intent-to-use trademark applications for which an amendment to allege use or a statement of use has not been filed and accepted by the Patent and Trademark Office, to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the Patent and Trademark Office of an amendment to allege use or a statement of use pursuant to 15 U.S.C. Section 1051(c) or (d) (or any successor provision), such intent-to-use trademark application shall be considered Collateral, (e) any equipment of a Loan Party that is subject to a perfected Lien that constitutes a Permitted Encumbrance under clause (h) of the definition of "Permitted Encumbrance" if and for so long as the grant of a security interest therein to Agent in such equipment shall constitute or result in a breach or termination pursuant to the terms of, or a default under, the agreement entered into in connection with such Permitted Encumbrance on such equipment, provided however that such security interest shall attach immediately at such time as the term restricting the attachment of a security interest in such equipment is no longer operative or the attachment of a security interest in such equipment would not constitute or result in a breach or termination pursuant to the terms of, or a default under, such agreement. For the avoidance of doubt, (i) in each case of the foregoing clauses (a) – (e), Excluded Property shall not include any Loan Party's right to proceeds (or right to receive proceeds) of any of the assets described in the foregoing clauses (a) – (e) or any goodwill of any Loan Party's business associated therewith or attributable thereto, and (ii) it is understood that no assets (including any assets that would otherwise constitute Excluded Property) shall be excluded from any floating charge granted by a U.K. Loan Party under any U.K. Security Document.
"Excluded Subsidiary" shall mean (i) any Immaterial Subsidiary, (ii) any Subsidiary to the extent Borrowing Agent and Agent mutually determine in their reasonable discretion that the cost of providing a guarantee or pledging any Collateral is excessive in relation to the value afforded thereby and (iii) any Subsidiary to the extent a guarantee by such Subsidiary is prohibited or restricted by contract, including pursuant to any joint venture or similar agreement (so long as either (x) such contract is in existence on the Closing Date or (y) such contract is in existence at the time of acquisition or formation of such Subsidiary or joint venture arrangement and the prohibition or restriction in such contract is not entered into in contemplation thereof) or Applicable Law, rule or regulation (including any requirement to obtain Governmental Body consent, approval, license or authorization to provide a guarantee of the Obligations or to pledge Collateral to secure the Obligations unless such consent, approval, license or authorization has been received (but without obligation to seek the same)). Notwithstanding the foregoing, without Agent’s prior written consent (not to be unreasonably withheld, conditioned or delayed), no Subsidiary that is a Guarantor shall be released from its Guaranty of the Obligations (and Agent's Lien on the assets of such Subsidiary shall not be released) by virtue of such Subsidiary becoming an Excluded Subsidiary under one of the categories above, and no Borrower shall be treated as an Excluded Subsidiary.
"Excluded Taxes" shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Obligation pursuant to Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Obligation (other than pursuant to an assignment request by the Borrower under Section 3.11) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) United States, Canadian, United Kingdom, or Australian Taxes that would not have been imposed but for Recipient's failure to comply with Section 3.10(e); (d) Canadian federal withholding Taxes imposed on a payment made to a Recipient solely as a result of: (i) such Recipient not dealing at arm’s length (for the purposes of the Tax Act) with the Canadian Loan Parties at the time of such payment,

(ii) such Recipient being a “specified non-resident shareholder” (as defined in subsection 18(5) of the Tax Act) of the Canadian Loan Parties or not dealing at arm’s length with a “specified shareholder” of the Canadian Loan Parties, (iii) such Recipient being a person who is a “specified entity” (as defined in proposed subsection 18.4(1) of the Tax Act contained in proposals to amend the Tax Act released on April 29, 2022) in respect of the Canadian Loan Parties except, in the case of (d)(i), (ii) and (iii) of this definition, where the non-arm’s length relationship arises, such Recipient is a “specified non-resident shareholder” of the Canadian Loan Parties or is not dealing at arm’s length with a “specified shareholder” of the Canadian Parties, or the Recipient is a “specified entity” in respect of the Canadian Loan Parties, as applicable, in connection with or as a result of the Recipient having become a party to, received or perfected a security interest under or received or enforced any rights under, any Other Document;(e) any withholding Taxes imposed under FATCA; (f) any withholding taxes imposed by the United Kingdom on a payment of interest made, or to be made, by a U.K. Borrower to a Lender under this Agreement or any Other Document, if on the date on which the payment falls due, (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date the relevant Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority; or (ii) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender and (A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 UK ITA which relates to the payment and that Lender has received from the Borrowing Agent or the U.K. Borrower making the payment a certified copy of that Direction and (B) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or (iii) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender and (A) the relevant Lender has not given a UK Tax Confirmation to the Borrowing Agent and
(B) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a UK Tax Confirmation to the Borrowing Agent, on the basis that the UK Tax Confirmation would have enabled the U.K. Borrower making the payment to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 UK ITA; or (iv) the relevant Lender is a UK Treaty Lender and the U.K. Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Sections 3.10(i) or 3.10(j) (as applicable); and (g) Taxes imposed by Australia, if on the date on which the payment falls due, (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been an Australian Qualifying Lender, but on that date that Lender is not or has ceased to be an Australian Qualifying Lender, other than as a result of any change after that date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Australian Treaty or any published practice or published concession of any relevant taxing authority; (ii) the relevant Lender is an Australian Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to that Lender without the Tax Deduction had that Lender complied with its obligations under Section 3.10(h); (iii) the Tax Deduction would not have been required to be made by the Loan Party if the Commissioner of Taxation of the Commonwealth of Australia or other taxing authority had not given a notice or direction under section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Cth) or section 255 of the Australian Tax Act or comparable provision requiring the relevant Loan Party to deduct from any payment to be made by the Loan Party to a person under this Agreement an amount on account of any Taxes or other charges payable by the payee; or (iv) the Loan Party making the payment is able to demonstrate that the payment could have been made to the relevant payee without the Tax Deduction had that payee provided to the Loan Party its name, address, tax file number or Australian Business Number (or similar details or proof of an applicable exemption from these requirements).
"Facility Fee" shall have the meaning set forth in Section 3.3(b) hereof.
"Facility Office" means the office or offices notified by the Lender to the Borrower in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"FATCA" shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Bodies entered into in connection with the implementation of the foregoing.
"FATCA Deduction" shall mean a deduction of withholding from a payment under this Agreement or any Other Document required by FATCA.
"Fee Letter" shall mean the fee letter dated the Closing Date among Borrowers and PNC.
"FILO Advance Interest Rate" shall mean (a) with respect to FILO Advances that are Domestic Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate, (b) with respect to FILO Advances that are RFR Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Daily Simple RFR and
(c) with respect to FILO Advances that are Term Rate Loans, the sum of the Applicable Margin plus the Term SOFR Rate, Eurocurrency Rate or Term RFR, as applicable.
"FILO Advance Rate" shall mean, collectively, the FILO Receivables Advance Rate and the FILO Inventory Advance Rate.
"FILO Advance Rate Reduction Conditions" shall mean, with respect to any proposed voluntary reduction of any FILO Advance Rate, on any date, each of the following conditions after giving pro form effect to such proposed event: either (i) both (x) at all times during the thirty (30) day period ending on the date of such reduction (or if the date of such reduction is less than thirty (30) days after the Closing Date, such shorter period since the Closing Date), and immediately after giving effect thereto, Undrawn Availability is at least equal to the greater of
(1) $12,750,000 and (2) fifteen percent (15.0%) of the Maximum Revolving Advance Amount during such period, and (y) the Fixed Charge Coverage Ratio for the most recently ended four quarter period prior to such payment for which Agent has received financial statements of Borrowers under Section 9.9 is at least 1.25 to 1.00 or (ii) at all times during the thirty (30) day period ending on the date of such reduction (or if the date of such payment is less than thirty (30) days after the Closing Date, such shorter period since the Closing Date), and immediately after giving effect thereto, Undrawn Availability is at least equal to the greater of (A) $17,000,000 and (B) twenty percent (20.0%) of the Maximum Revolving Advance Amount during such period.
"FILO Advances" shall mean the Advances made pursuant to Section 2.1(b) hereof. "FILO Amortization" shall mean, as of the last day of each calendar quarter, an amount equal to the aggregate reduction of the FILO Formula Amount resulting from the automatic quarterly reduction of the FILO Inventory Advance Rate and FILO Receivables Advance Rate, respectively, with respect to such calendar quarter.
"FILO Formula Amount" shall have the meaning set forth in Section 2.1(b). For the avoidance of doubt, the FILO Formula Amount shall be deemed to be $0 at all times on and after the Second Amendment Closing Date.
"FILO Inventory Advance Rate" shall mean an amount equal to ten percent (10%); provided, that, the FILO Inventory Advance Rate shall be automatically and permanently reduced by an amount equal to one and one-quarter percent (1.25%), until the FILO Inventory Advance Rate has been reduced to zero, on the first day of each calendar quarter commencing with January 1, 2023; provided, further, that, upon ten (10) Business Days' prior written notice (or such shorter period acceptable to Agent) from Borrowing Agent to Agent, the FILO Inventory Advance Rate may be voluntarily reduced by Borrowers, on a permanent basis, on the first day of each calendar quarter in increments equal to one-half of one percent (0.50%) so long as, after giving effect to each such reduction, the FILO Advance Rate Reduction Conditions are satisfied.
"FILO Receivables Advance Rate" shall mean an amount equal to ten percent (10%); provided, that, the FILO Receivables Advance Rate shall be automatically and permanently reduced by an amount equal to one and one-quarter percent (1.25%), until the FILO Receivables Advance Rate has been reduced to zero, on the first day of each calendar quarter commencing with January 1, 2023; provided, further, that, upon ten (10) Business Days' prior written notice (or such shorter period acceptable to Agent) from Borrowing Agent to Agent, the FILO Receivables Advance Rate may be voluntarily reduced by Borrowers, on a permanent basis, on the first day of each calendar quarter in increments equal to one-half of one percent (0.50%) so long as, after giving effect to each such reduction, the FILO Advance Rate Reduction Conditions are satisfied.
"First Amendment" shall mean the Waiver and Amendment No. 1 to Revolving Credit, Term Loan and Security Agreement, dated as of the First Amendment Closing Date, by and among the Borrowers, the other Loan Parties party thereto, the Lenders party thereto and Agent.

"First Amendment Closing Date" shall mean October 31, 2023.
"Fixed Charge Coverage Ratio" shall mean, with respect to any fiscal period, the ratio of
(a) EBITDA, minus Unfunded Capital Expenditures made during such period, minus cash taxes paid or required to be paid (including any tax distributions) during such period, minus Restricted Payments and dividends made in cash during such period (other than any such Restricted Payments, distributions or dividends made by a Loan Party to a Loan Party), to (b) all Debt Payments made, or required to be made, during such period.; provided that solely for testing of the Fixed Charge Coverage Ratio for the fiscal quarter ending June 30, 2025, for each fiscal quarter ending after June 30, 2024, $700,000 of each $2,100,000 quarterly installment of Term Loan repayment to be made in accordance with Section 2.3 shall not be included in the calculation of total Debt Payments for purposes of calculating the Fixed Charge Coverage Ratio.
"Flood Laws" shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.
"Floor" shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any Term Rate or, if no floor is specified, zero.
"Foreign Currency Hedge" shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Borrower, Guarantor and/or any of their respective Subsidiaries.
"Foreign Currency Hedge Liabilities" shall have the meaning assigned in the definition of Lender-Provided Foreign Currency Hedge.
"Foreign In-Transit Inventory" shall mean Inventory of a Borrower that is in transit from a location outside the United States to any location within the United States of such Borrower or a Customer of such Borrower.
"Foreign Lender" shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
"Foreign Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.
"Foreign Plan" shall mean any employee benefit plan, pension plan, retirement plan, welfare plan, or any similar plan for which any Loan Party or any Subsidiary has an obligation to make contributions under Applicable Law or the terms of such plan, in each case, which is governed by a Law of a jurisdiction outside the United States or Canada or other than ERISA.
"Formula Amount" shall have the meaning set forth in Section 2.1(a) hereof.
"FSHCO" shall mean (a) any Domestic Subsidiary all of the assets of which (other than a de minimis amount) consist directly or indirectly of the Equity Interests or Equity Interests and Indebtedness of one or more CFCs, and (b) any other Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes and that holds Equity Interests or Equity Interests and Indebtedness of one or more CFCs or entities described in clause (a) hereto; provided however, any such Subsidiary that solely owns Equity Interests or Equity Interests and Indebtedness of Protected CFCs or any of the Borrowers shall not be treated as a FSHCO.
"FSRA" shall mean the Financial Services Regulatory Authority (Ontario) (as successor to the Financial Services Commission of Ontario, et. al.) or like body in Canada or in any other province or territory or jurisdiction of Canada with whom a Canadian Pension Plan is required to be registered in accordance with Applicable Law and any other Governmental Body succeeding to the functions thereof.
"FWA" shall mean the Fair Work Act 2009 (Cth) of Australia.
"GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.
"Governmental Acts" shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.
"Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
"Guarantor" shall mean any Person who may hereafter guarantee, as surety, payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.
"Guarantor Security Agreement" shall mean any security agreement executed by any Guarantor in favor of Agent, or the Australian Security Trustee (as the context requires), securing the Obligations or the Guaranty of such Guarantor, in form and substance reasonably satisfactory to Agent.

"Guaranty" shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance reasonably satisfactory to Agent.
"Hazardous Discharge" shall have the meaning set forth in Section 9.3 hereof. "Hazardous Materials" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances as defined in Environmental Laws.
"Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA, the Canadian Environmental Protection Act, and any other applicable federal, state, provincial, territorial or municipal Laws now in force or hereafter enacted relating to hazardous waste disposal.
"Hedge Liabilities" shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.
"Hedging Agreement" shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or their Subsidiaries shall be a Hedging Agreement.
"Hong Kong" shall mean the Hong Kong Special Administrative Region of the People’s Republic of China.
"Hong Kong Base Rate" shall mean for any day and for any Advance denominated in Hong Kong Dollars, a per annum rate of interest equal to the sum of (a) the "base rate", published by the Hong Kong Monetary Authority as set forth on its public website (https://www.hkma.gov.hk/eng/data-publications-and-research/data-and-statistics/daily-monetar y-statistics/2022/09/ms-20220922/) from time to time, and (b) 1.00%; provided, that in no event shall the "Hong Kong Base Rate" be less than zero. Any change in such rate shall take effect at the opening of business on the applicable Business Day.
"Hong Kong Borrower" shall have the meaning set forth in the preamble to this Agreement.
"Hong Kong Dollar" shall mean the lawful currency of Hong Kong.

"Hong Kong Guarantor" shall mean each Guarantor incorporated in Hong Kong.
"Hong Kong Loan Parties" shall mean Hong Kong Borrower and each Hong Kong Guarantor.
"Hong Kong Security Agreement" shall mean a debenture governed by Hong Kong law, to be entered into after the Closing Date in accordance with Section 6.16 hereof, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the Hong Kong Loan Parties and the Agent.
"Hong Kong Security Documents" shall mean the Hong Kong Security Agreement, the Hong Kong Share Charge, and each other agreement, document or instrument executed by any Loan Party governed by Hong Kong law which provides for a Lien in favor of the Agent as security for any of the Obligations.
"Hong Kong Share Charge" shall mean the share charge governed by Hong Kong law, to be entered into after the Closing Date in accordance with Section 6.16 hereof, in form and substance reasonably satisfactory to Agent, executed and delivered by Targus Group (UK) Limited and the Agent in respect of the shares in the Hong Kong Borrower held by Targus Group (UK) Limited.
"Hyper Earnout" shall have the meaning set forth in the Closing Date Acquisition Agreement (as in effect on the Closing Date).
"Immaterial Subsidiary" shall mean any direct or indirect Subsidiary designated by Borrowing Agent as an "Immaterial Subsidiary"; provided, that (i) no individual Immaterial Subsidiary shall, as of the last day of the calendar month most recently ended for which financial statements are required to be delivered pursuant to Section 9.9, have property or assets with a fair market value greater than 2.5% of the fair market value of the aggregate property or assets of Borrowers and their Subsidiaries or annual revenues greater than 2.5% of the aggregate annual revenues of Borrowers and their Subsidiaries, and (ii) the Immaterial Subsidiaries collectively shall not, as of the last day of the calendar month most recently ended for which financial statements are required to be delivered pursuant to Section 9.9, have property or assets with a fair market value greater than 5.0% of the fair market value of the aggregate property or assets of Borrowers and their Subsidiaries or annual revenues greater than 5.0% of the aggregate annual revenues of Borrowers and their Subsidiaries.
"Indebtedness" shall mean, without duplication, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations;
(d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker's acceptance agreement or similar arrangement; (e) obligations under any Interest Rate Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement (which amount shall be calculated based on the amount that would be payable by such Person if the foregoing were terminated on such date); (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements; (g) all Equity Interests of such Person subject to mandatory repurchase or redemption rights or obligations prior to the date that is ninety-one (91) days after the end of the Term (except as a result of a Change of Control or asset sale so long as any rights of the holders thereof upon the occurrence of such Change of Control or Asset Sale event shall be subject to prior Payment in Full) ("Disqualified Equity Interests"); (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for "earnouts", purchase price adjustments, profit sharing arrangements, deferred purchase money amounts, deferred purchase price of property or services, and similar payment obligations (other than (A) accrued expenses, trade payables, current liabilities, deferred revenues, liabilities associated with customer prepayments and deposits and other similar accrued obligations (including transfer pricing), in each case incurred in the Ordinary Course of Business, repayable in accordance with customary trade practices, which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due or are otherwise being contested in good faith), (B) royalty payments and other payments based on percentage of sales or revenue payable in the Ordinary Course of Business and (C) purchase price adjustments or earn-out obligations solely payable in Equity Interests (other than Equity Interests of a Loan Party); and (j) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (i).
"Indemnified Taxes" shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any Other Document and (b) to the extent not otherwise described in (a), Other Taxes.
"Information" shall have the meaning set forth in Section 16.15.
"Initial Field Exam" shall mean the first full field examination of the Loan Parties conducted and completed by Agent, whether occurring or completed prior to or after the Closing Date.
"Initial Field Exam Due Date" shall mean the date that is the ninetieth (90th) day after the Closing Date (or such later date as Agent shall agree to in its reasonable discretion).
"Initial Inventory Appraisal" shall mean the first full inventory appraisal as to each Loan Party obtained by the Agent, whether occurring or completed prior to or after the Closing Date.
"Insolvency Event" shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person's direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding, application or case (including any proceeding under Title 11 of the United States Code or any other Debtor Relief Law), (b) has had a receiver, controller, interim receiver, conservator, trustee, monitor, administrator, provisional liquidator, custodian, assignee for the benefit of creditors, monitor or similar bankruptcy or insolvency official charged with the reorganization, administration or liquidation of its business appointed for it, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, (e) establishes formal or informal moratoria, compositions, compromises, suspensions of payments, extensions generally with creditors; or seeks reorganization, arrangement, winding up, dissolution, administration or other similar relief, or (f) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
"Insolvency Regulation" shall mean the Cross-border Insolvency Regulations 2006 (UK). "Intellectual Property" shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, trade name, mask work, trade secret, design right, and all other intellectual property right to any of the foregoing under Applicable Law.
"Intellectual Property Claim" shall mean the assertion, in a legal proceeding, by any Person against any Loan Party of a claim that any Loan Party's ownership, use, marketing, sale or distribution of any Inventory, Intellectual Property associated with such Inventory or other property or asset constituting Collateral is violative of any ownership of or right to use any Intellectual Property of such Person.
"Interest Expense" shall mean, for any period with respect to Borrowers on a Consolidated Basis, total interest expense (including that attributable to Capitalized Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptances and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).
"Interest Period" shall mean the period provided for any Term Rate Loan pursuant to Section 2.2(b) hereof.
"Interest Rate Hedge" shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower, Guarantor and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
"Interest Rate Hedge Liabilities" shall have the meaning assigned in the definition of Lender-Provided Interest Rate Hedge.
"Inventory" shall mean as to each Borrower all of such Borrower's inventory (as defined in Article 9 of the Uniform Commercial Code, the PPSA or the Australian PPSA, as applicable) wherever located, including, without limitation, all inventory to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and intermediate finished goods which are or might be used or consumed in such Borrower's business or used in selling or furnishing such inventory.
"Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(iv)
hereof.
"Inventory    NOLV    Advance    Rate"    shall    have    the    meaning    set    forth    in
Section 2.1(a)(y)(iv) hereof.
"Inventory Valuation Reserve" shall mean as of any date of determination, with respect to any Loan Party, a reserve established by Agent in its Permitted Discretion to reflect a reduction to the Inventory Advance Rate of up to 4.5%.
"Investment" shall mean, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or other equity interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties any Indebtedness of another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of determining the amount of any Investment outstanding for purposes of this Agreement, such amount shall be deemed to be the amount of such Investment when made or acquired (without adjustment for subsequent increases or decreases in the value of such Investment or any write-ups, write-downs or write-offs thereof) less any amount realized in respect of such Investment upon the sale, collection, distribution, return of capital or repayment of principal (not to exceed the original amount invested).
"IRS" shall mean the United States Internal Revenue Service.
"Issuer" shall mean (i) Agent in its capacity as the issuer of Letters of Credit under this Agreement and (ii) any other Lender appointed by Borrowing Agent (with the written consent of Agent not to be unreasonably withheld, conditioned or delayed) that agrees to act hereunder as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of, or in addition to, Agent as issuer.
"Law(s)" shall mean any law(s) (including common law and equitable principles), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, code, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.
"Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. Subject to Section 14.18, for the purpose of provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to the Agent for the benefit of Lenders as security for the Obligations (but not, for the avoidance of doubt, any other purpose hereunder or thereunder, it being understood that such Affiliates shall not have any voting or other consent right hereunder or thereunder), "Lenders" shall include any Affiliate of a Lender to which such Obligation (specifically including any Hedge Liabilities and any Cash Management Liabilities) is owed.
"Lender-Provided Foreign Currency Hedge" shall mean a Foreign Currency Hedge which is provided by any Lender and for which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Foreign Currency Hedge (the "Foreign Currency Hedge Liabilities") by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all Other Documents be "Obligations" of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.
"Lender-Provided Interest Rate Hedge" shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the "Interest Rate Hedge Liabilities") by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Interest Rate Hedge shall, for purposes of this Agreement and all Other Documents be "Obligations" of such Person and of each other

Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Interest Rate Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.
"Letter of Credit Application" shall have the meaning set forth in Section 2.12(a) hereof. "Letter of Credit Borrowing" shall have the meaning set forth in Section 2.14(d) hereof. "Letter of Credit Fees" shall have the meaning set forth in Section 3.2 hereof.
"Letter of Credit Sublimit" shall mean $15,000,000.
"Letters of Credit" shall have the meaning set forth in Section 2.11 hereof.
"License Agreement" shall mean any agreement between any Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property of the Licensor in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower or otherwise in connection with such Borrower's business operations.
"Licensor" shall mean any Person from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower's manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Borrower's business operations.
"Licensor/Agent Agreement" shall mean an agreement between Agent and a Licensor, in form and substance reasonably satisfactory to Agent, by which Agent is given the unqualified right, vis-á-vis such Licensor, to enforce Agent's Liens with respect to and to dispose of any Borrower's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower's default under any License Agreement with such Licensor.
"Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, having substantially the same economic effect as any of the foregoing (including, without limitation, any "security interest" as defined in sections 12(1) and 12(2) of the Australian PPSA).
"Lien Waiver Agreement" shall mean an agreement (including mortgagee waivers, landlord waivers or similar warehouse agreements, freight/carrier agreements or other custodial agreements), which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance reasonably satisfactory to Agent.

"LLC Division" shall mean, in the event a Borrower or Guarantor is a limited liability company, (a) the division of any such Borrower or Guarantor into two or more newly formed limited liability companies (whether or not such Borrower or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the laws of any other State or Commonwealth or of the District of Columbia, or (b) the filing of any certificate with any applicable Governmental Body that results in any such division.
"Loan Party" shall mean each Borrower and each Guarantor; and "Loan Parties" shall mean all such Persons, collectively.
"Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, operations, assets, business or properties of the Loan Parties, taken as a whole, (b) the Loan Parties' ability, taken as a whole, to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of any part of the Collateral, enforceability of Agent's Lien on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.
"Material Contract" shall mean any contract, agreement, instrument, permit, lease or license, written or oral, of any Loan Party, which (i) is material to the business of the Loan Parties taken as a whole and the failure to comply with could reasonably be expected to result in a Material Adverse Effect and (ii) involves aggregate consideration in excess of $1,000,000 per year.
"Maximum FILO Amount" shall mean $~~15,000,000~~0.
"Maximum FILO Borrowing Amount" shall mean, as of any date of determination, the lesser of (a) the Maximum FILO Amount and (b) the FILO Formula Amount.
"Maximum Revolving Advance Amount" shall mean $~~85,000,000~~60,000,000. "Maximum Swing Loan Advance Amount" shall mean $8,500,000.
"Maximum Undrawn Amount" shall mean, with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.
"Mortgage" shall mean any mortgage, debenture, charge, deed of trust, deed of hypothec or similar instrument on the Real Property of the Loan Parties securing the Obligations.
"Multiemployer Plan" shall mean an employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which any Borrower or member of a Controlled Group makes or is obligated to make contributions or during the preceding five plan years has made or been obligated to make contributions.
"Multiple Employer Plan" shall mean a Plan with respect to which any Borrower or member of a Controlled Group is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
"Net Cash Proceeds" shall mean, with respect to, any issuance or incurrence of any Indebtedness, any issuance of Equity Interests, any disposition of assets by Borrowers or any of their Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any disposition of assets, the amount of any Permitted Indebtedness secured by any Permitted Encumbrance on such assets if such Permitted Encumbrance is senior to the Lien of Agent securing the Obligations and is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses, commissions, transaction fees, underwriting fees and similar fees, related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid or to be paid to any taxing authorities by such Person or such Subsidiary in connection therewith,
(d) other taxes (or a reasonable reserve therefor) paid or to be paid in connection therewith (after taking into account any tax credits or deductions available under applicable law, including by way of being a member of a consolidated, combined or unitary group) and (e) all amounts that are set aside as a reserve (i) for adjustments in respect of the purchase price of such assets, (ii) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, and (iii) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time, in each case of the foregoing clauses (a) through (e), to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of payments permitted under Section 7.7 hereof, reasonable out-of-pocket expenses or taxes, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.
"Net Income" shall mean, for any period, the consolidated net income (or loss) of Borrowers on a Consolidated Basis; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated or amalgamated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under this Agreement or any Other Document) or Applicable Law with respect to such Subsidiary.

"Non-Defaulting Lender" shall mean, at any time, any Lender holding a Revolving Commitment that is not a Defaulting Lender at such time.
"Non-Qualifying Party" shall mean any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.
"Note" shall mean collectively, the Revolving Credit Note and the Swing Loan Note. "Obligations" shall mean and include (i) any and all loans (including without limitation, all Advances and Swing Loans), advances, debts, liabilities, and obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder) owing by any Borrower or Guarantor under this Agreement or any Other Document (and any amendments, extensions, renewals or increases thereto), to Issuer, Swing Loan Lender, Lenders or Agent of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Borrower thereunder and any indemnification obligations payable by any Borrower thereunder arising or payable after maturity, or after the filing of any petition or application in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, in connection with this Agreement, the Other Documents and any amendments, extensions, renewals, or refinancings hereof and thereof (including all costs and expenses of Agent, Issuer, Swing Loan Lender and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, (including but not limited to attorneys' fees and expenses) to the extent such costs, expenses or fees, are required to be reimbursed or indemnified hereunder), (ii) all Hedge Liabilities and (iii) all Cash Management Liabilities. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.
"Ordinary Course of Business" shall mean the ordinary course of business of the Loan Parties taken as a whole.
"Organizational Documents" shall mean, with respect to any Person, any charter, articles or certificate of incorporation, constitution, certificate of incorporation on change of name, memorandum of association, articles of associations, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person's formation, organization, incorporation or entity governance matters (including any shareholders' or equity holders' agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

"Other Connection Taxes" shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement of any Other Document, or sold or assigned an interest in any Obligation or this Agreement or any Other Document).
"Other Documents" shall mean the Notes, the Perfection Certificate, the Fee Letter, any Guaranty, any Guarantor Security Agreement, the Security Documents and any and all other agreements, instruments and documents, including any subordination or intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.
"Other Taxes" shall mean all present or future stamp, court or documentary, intangible, recording, value added (other than VAT), GST/HST imposed by a Canadian jurisdiction, sales and use taxes, filing taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Other Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment by a Lender after the date hereof (other than such an assignment made pursuant to Section 3.11).
"Out-of-Formula Loans" shall have the meaning set forth in Section 16.2(e) hereof. "Overnight Bank Funding Rate" shall mean, for any, day the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank (or by such other recognized electronic source (such as Bloomberg) selected by the Agent for the purpose of displaying such rate) (an "Alternate Source"); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

"Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.
"Participating Member State" shall mean each state so described in any EMU Legislation.
"Participation Advance" shall have the meaning set forth in Section 2.14(d) hereof. "Participation Commitment" shall mean the obligation hereunder of each Lender holding a Revolving Commitment to buy a participation equal to its Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.22(b)(iii) hereof) in the Swing Loans made by Swing Loan Lender hereunder as provided for in Section 2.4(c) hereof and in the Letters of Credit issued hereunder as provided for in Section 2.14(a) hereof.
"Payment Conditions" shall mean, with respect to any proposed Investment or other payment that is conditioned upon the satisfaction of the Payment Conditions, on any date, each of the following conditions after giving pro form effect to such proposed event: (a) no Default or Event of Default exists or would be caused by such payment and (b) either (i) both (x) at all times during the thirty (30) day period ending on the date of such payment (or if the date of such payment is less than thirty (30) days after the Closing Date, such shorter period since the Closing Date), and immediately after giving effect thereto, Undrawn Availability is at least equal to the greater of (1) $12,750,000 and (2) fifteen percent (15.0%) of the Maximum Revolving Advance Amount during such period, and (y) the Fixed Charge Coverage Ratio for the most recently ended four quarter period prior to such payment for which Agent has received financial statements of Borrowers under Section 9.9 (or, if prior to the first such delivery under this Agreement, the financial statements for the month ending August 31, 2022 delivered to Agent prior to the Closing Date) is at least 1.25 to 1.00 (calculated as if such payment was made on the last day of such period and constitutes a payment included in clause (b) of the definition of Fixed Charge Coverage Ratio) or (ii) at all times during the thirty (30) day period ending on the date of such payment (or if the date of such payment is less than thirty (30) days after the Closing Date, such shorter period since the Closing Date), and immediately after giving effect thereto, Undrawn Availability is at least equal to the greater of (A) $17,000,000 and (B) twenty percent (20.0%) of the Maximum Revolving Advance Amount during such period.
"Pay in Full" or "Payment in Full" shall mean, with respect to the Obligations, repayment in full in immediately available funds of the Obligations (other than (i) contingent indemnification obligations for which no claim has been made or is reasonably likely to be asserted, (ii) Swap Obligations, (iii) Cash Management Liabilities that are cash collateralized in an amount equal to one hundred three percent (103%) of the aggregate maximum credit exposure thereunder (as reasonably determined by Agent), and (iv) Letters of Credit that have been cash collateralized in an amount equal to one hundred three percent (103%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, are subject to a backstop or back-to-back arrangement, or as to which other arrangements satisfactory to the Issuer shall have been made) and termination of all Revolving Commitments.

"Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by written notice to Borrowing Agent and to each Lender to be the Payment Office.
"Payment Recipient" has the meaning assigned to it in Section 14.14(a).
"PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
"Pension Benefit Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412of the Code and is maintained or contributed to by any Borrower or member of a Controlled Group.
"Perfection Certificates" shall mean, the Perfection Certificate, dated as of the Closing Date, by Borrowing Agent delivered to Agent.
"Permitted Acquisitions" shall mean acquisition of (i) all or substantially all of the assets of, or (ii) 100% of the Equity Interests of, in each case another Person (the "target") so long as:
(a)the aggregate consideration paid in connection with any individual acquisition shall not exceed $20,000,000 and the aggregate consideration paid in connection with all acquisitions shall not exceed $50,000,000 (for purposes hereof, consideration shall include all amounts paid or payable in connection with an acquisition (including all transaction costs and all Indebtedness incurred or assumed in connection therewith, including the maximum potential amount payable under any earn-out or holdback obligations));
(b)with respect to the acquisition of Equity Interests, such target shall (i) have a positive EBITDA, calculated in accordance with GAAP immediately prior to such acquisition, (ii) solely to the extent it is not an Excluded Subsidiary, to the extent required pursuant to (and within the time period required) by Section 6.15, be added as a Borrower to this Agreement (or a Guarantor of the Obligations) and be jointly and severally liable for all Obligations, and (iii) solely to the extent it is not an Excluded Subsidiary, to the extent required pursuant to (and within the time period required by Section 6.15, grant to Agent a first priority lien (subject to Permitted Encumbrances) in all assets of such target to the extent constituting Collateral;
(c)the target or property is used or useful in the Loan Parties' Ordinary Course of Business;
(d)with respect to any acquisition of assets, Agent shall have received a first-priority security interest (subject to Permitted Encumbrances) in all acquired assets to the extent constituting Collateral;
(e)the board of directors (or other comparable governing body) of the target shall have duly approved the transaction;

(f)with respect to any individual acquisition with a total purchase price consideration (including any and all deferred consideration) in excess of $7,500,000, Agent shall have received financial statements and such other financial diligence regarding the target company or assets to be acquired as reasonably requested by Agent for the most recent fiscal year then ended, together with such other legal diligence information regarding the target company or assets to be acquired as reasonably requested by Agent;
(g)no assets acquired in any such transaction(s) shall be included in the Borrowing Base until Agent has received a field examination and/or appraisal of such assets, in form and substance acceptable to Agent;
(h)Agent shall have received executed copies of all material acquisition documents together with all schedules and exhibits thereto;
(i)(A) the Payment Conditions shall have been satisfied immediately after giving effect such acquisition and the borrowing of any Advances or incurrence of any other Indebtedness in connection therewith and (B) Agent shall have received a certificate signed by responsible officer of Borrowing Agent certifying as to and evidencing such satisfaction of the Payment Conditions; and
(i)no Default or Event of Default shall have occurred or will occur after giving pro forma effect to such acquisition.
"Permitted Assignees" shall mean: (a) Agent, any Lender or any of their direct or indirect Affiliates; (b) any fund that is administered or managed by Agent or any Lender, an Affiliate of Agent or any Lender or a Related Fund; and (c) any Person to whom Agent or any Lender assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Agent's or Lender's rights in and to a material portion of such Agent's or Lender's portfolio of asset-based credit facilities.
"Permitted Discretion" shall mean a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.
"Permitted Dispositions" shall mean:
(a)sales, transfers or other dispositions of Inventory in the Ordinary Course of Business;
(b)the granting of (i) licenses, sublicenses, releases or similar rights or immunities with respect to Intellectual Property or (ii) leases, licenses, subleases or sublicenses of real property, in each case of (i) and (ii), in the Ordinary Course of Business;
(c)intercompany sales, leases, transfers or other dispositions of assets, including the consummation of a LLC Division, from (i) a Loan Party to another Loan Party, (ii) a non-Loan Party Subsidiary to a Loan Party, or (iii) a non-Loan Party to another non-Loan Party Subsidiary;

provided that to the extent such transaction involves an LLC Division, the terms of Section 7.1(a) shall apply mutatis mutandis.
(d)usage of cash or Cash Equivalents for purposes not prohibited under this Agreement;
(e)sales, transfers, dispositions or issuances of Equity Interests to the extent not otherwise prohibited hereby;
(f)Permitted Encumbrances;
(g)sales, transfers or other dispositions of assets as a result of an involuntary loss (including in connection with any seizure, taking, eminent domain, condemnation or similar proceedings or confiscation or requisition of use of property), damage or other casualty event;
(h)sales, abandonment, leases, transfers or other dispositions of fixed assets that are substantially worn, damaged, surplus or obsolete;
(i)the sale, transfer, disposition, forgiveness or discount, in each case without recourse, of Receivables arising in the Ordinary Course of Business, but only in connection with the compromise, settlement or collection thereof;
(j)the lapse, abandonment, sale, lease, assignment, transfer or other disposition of any Intellectual Property, which, in the reasonable, good faith judgment of the applicable Loan Party, would not be material to the conduct of the business of the Loan Parties and their Subsidiaries, taken as a whole;
(k)to the extent constituting a sale, lease, transfer or other disposition of assets, a transaction expressly permitted by Section 7.1(a), 7.2, 7.3, 7.4, or 7.7;
(l)sales, transfers, leases or other dispositions of assets (other than Receivables and Inventory) not otherwise permitted under this definition so long as made at fair market value and the aggregate fair market value of all assets sold, transferred, leased or disposed of under this clause (l) in any fiscal year would not exceed $1,000,000;
(m)dispositions of Equity Interests of Excluded Subsidiaries;
(n)the voluntary exercise of termination rights under any lease, sublease, license, sublicense, concession, or other agreement for the use of any equipment, fixtures or real property in the Ordinary Course of Business to the extent not economically desirable to maintain or continue to lease, license or otherwise use such property in the conduct of its business;
(o)sales, transfers, or other dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale, transfer or other disposition are promptly applied to the purchase price of such replacement property;

(p)sales, transfers, or other dispositions of Investments and Equity Interests in joint ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties, or as set forth in, joint venture arrangements and similar binding agreements;
(q)sales, transfers or other dispositions of improvements made to leased real property to landlords pursuant to customary terms of leases entered into in the ordinary course of business; and
(r)the unwinding, termination, settlement or novation of any Hedging Agreements. "Permitted Dividends" shall mean:
(a)Restricted Payments (i) solely among Loan Parties, (ii) solely among Subsidiaries that are not Loan Parties, (iii) by any Subsidiary of a Loan Party to a Loan Party or (iv) that are pro rata Restricted Payments to minority shareholders of any Subsidiary that is not a Loan Party;
(b)purchases, redemptions, retirements or other acquisitions of Equity Interests by Holdings or any Loan Party (and dividends and other distributions to Holdings or a Loan Party that are used to fund such purchase, redemption, retirement or acquisition of Equity Interests) solely to the extent such Equity Interests are held by any former or present consultant, officer, employee, director or member of management of Holdings, any Loan Party or any Subsidiary so long as, with respect to any such purchase paid in cash, (i) no Default or Event of Default has occurred and is continuing or will result from such purchase, redemption, retirement or acquisition and (ii) the amount of such purchases, redemptions, retirements or acquisitions do not exceed $500,000 in the aggregate during the Term of this Agreement;
(c)Restricted Payments payable solely in Equity Interests (other than Equity Interests constituting Indebtedness under clause (g) of such definition) of such Person;
(d)cashless repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(e)to the extent constituting a Restricted Payment, transactions expressly permitted by Section 7.1(a), 7.2, 7.3, 7.4, or 7.7;
(f)payments to Holdings in an amount no greater than necessary to enable Holdings to pay (i) it's or consolidated Subsidiaries’ Taxes solely to the extent allocable to, or arising from, the operations of the Loan Parties (and in an amount no greater than what the Loan Parties would have paid for Taxes had they not filed a consolidated or similar Tax return with Holdings for the applicable period), or its legal, accounting, payroll, benefits, incentive compensation, insurance and corporate overhead expenses solely apportioned from the operations of the Loan Parties; (ii) trade, lease, payroll, benefits, incentive compensation and other obligations in respect of goods to be delivered to, services performed for and properties used by, the Borrowers and their Subsidiaries; and (iii) reasonable and customary incidental expenses as determined in good faith by the board of directors of Holdings in the management and operations of the Loan Parties; and
(g)other Restricted Payments at any time after the FILO Formula Amount has been permanently reduced to zero so long the following conditions have been satisfied:
(i)at any time on or after the outstanding principal balance of the Term Loan has been reduced to $15,000,000 or less (but has not been reduced to zero), so long as (1) no Default or Event of Default exists or would be caused by such payment,
(2) both (x) at all times during the thirty (30) day period ending on the date of such payment, and immediately after giving effect thereto, Undrawn Availability is at least equal to the greater of (A) $12,750,000 and (B) fifteen percent (15.0%) of the Maximum Revolving Advance Amount during such period, and (y) the Fixed Charge Coverage Ratio for the most recently ended four quarter period prior to such payment for which Agent has received financial statements of Borrowers under Section 9.9 is at least 1.25 to
1.00 (calculated as if such payment was made on the last day of such period and constitutes a payment included in clause (b) of the definition of Fixed Charge Coverage Ratio) and (3) Agent shall have received a certificate signed by a responsible officer of Borrowing Agent certifying as to and evidencing such satisfaction of the foregoing conditions; and
(ii)at any time on or after the outstanding principal balance of the Term Loan has been reduced to zero, so long as (1) no Default or Event of Default exists or would be caused by such payment, (2) either (A) both (x) at all times during the thirty
(30) day period ending on the date of such payment, and immediately after giving effect thereto, Undrawn Availability is at least equal to the greater of (I) $12,750,000 and (II) fifteen percent (15.0%) of the Maximum Revolving Advance Amount during such period, and (y) the Fixed Charge Coverage Ratio for the most recently ended four quarter period prior to such payment for which Agent has received financial statements of Borrowers under Section 9.9 is at least 1.25 to 1.00 (calculated as if such payment was made on the last day of such period and constitutes a payment included in clause (b) of the definition of Fixed Charge Coverage Ratio), or (B) at all times during the thirty (30) day period ending on the date of such payment, and immediately after giving effect thereto, Undrawn Availability is at least equal to the greater of (I) $21,250,000 and (II) twenty-five percent (25.0%) of the Maximum Revolving Advance Amount during such period, and (3) Agent shall have received a certificate signed by a responsible officer of Borrowing Agent certifying as to and evidencing such satisfaction of the foregoing conditions;
provided, that, for the sake of clarity, no Restricted Payments may be made under this clause (g) until the FILO Formula Amount has been permanently reduced to zero and the outstanding principal balance of the Term Loan has been reduced to $15,000,000 or less.
"Permitted Encumbrance" shall mean:

(a)Liens for Taxes and any other assessments, governmental levies or similar charges which are not past due or are being Properly Contested and which actions stay the enforcement or levy of such Lien against the Collateral;
(b)pledges or deposits made in the Ordinary Course of Business to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation) unemployment insurance, old-age pensions, other social security programs or similar programs, and obligations in respect of letters of credit supporting any of the foregoing;
(c)Liens of mechanics, materialmen, warehousemen, carriers, contractors, landlords, laborers, workmen, processors, repairmen and suppliers, or other like Liens, securing obligations incurred in the Ordinary Course of Business, in the case of each of the foregoing, that are being Properly Contested;
(d)pledges or deposits made in the Ordinary Course of Business in connection with performance bonds, bid bonds, customs bonds, litigation bonds, appeal bonds, surety bonds, indemnity, payment or other bonds or similar obligations, performance and completion guarantees, and similar obligations (including any bonds or letters of credit issued with respect thereto or otherwise supporting the foregoing, and all guaranties, reimbursement and indemnity agreements entered into in connection therewith), in each case incurred in the Ordinary Course of Business;
(e)(i) encumbrances consisting of zoning restrictions, survey exceptions, easements, reservations, rights-of-way, building code laws, utilities, covenants, other matters of record, encroachments, protrusions or other restrictions on the use of Real Property, (ii) defects in title to such Real Property, in each case of the foregoing clauses (i) and (ii), none of which materially impairs the use of such Real Property by the Loan Parties or the Subsidiaries, and (iii) Liens on Real Property and related assets not constituting Collateral securing Permitted Indebtedness;
(f)Liens securing Acquired Indebtedness; provided, in each case, the principal amount of any Indebtedness secured thereby is not increased from the amount outstanding immediately before such merger, amalgamation or acquisition, is permitted by clause (q) of the definition of Permitted Indebtedness;
(g)Liens arising out of judgments or orders for the payment of money which do not constitute an Event of Default hereunder;
(h)Liens (i) securing Indebtedness and other obligations incurred pursuant to clause
(b) of the definition of "Permitted Indebtedness"; provided that any such Lien shall not encumber any assets of any Loan Party or any Subsidiary other than the assets acquired with such Indebtedness or assets that are being financed by such Indebtedness, and after-acquired property that is affixed or incorporated into such assets and proceeds and products thereof, and (ii) Liens securing Permitted Refinancings in respect of Indebtedness secured by the Liens referred to in subclause (i) of this clause (h);

(i) Liens on Equity Interests of Excluded Subsidiaries or Equity Interests of a joint venture owned by the Loan Parties or any of their Subsidiaries securing joint venture obligations of such joint venture;
(j)Liens in existence on the date hereof and listed on Schedule 7.2 and Liens securing any Permitted Refinancing of any Indebtedness secured thereunder;
(k)any interest, right, or title (and all encumbrances and other matters affecting such interest, right, or title) of, and any Liens created by, a lessor, sublessor, licensee, sublicensee, licensor, or sublicensor under any lease, sublease, license, or sublicense agreement (including licenses, sublicenses, release or similar rights or immunities with respect to Intellectual Property) granted in the Ordinary Course of Business;
(l)any encumbrances or restrictions (including, without limitation, put and call agreements, so long as any related Investment, disposition or Restricted Payment in connection therewith is expressly permitted) with respect to the Equity Interests of any joint venture permitted by the terms of this Agreement arising pursuant to the agreement evidencing such joint venture;
(m)Liens on insurance policies and the proceeds thereof (whether accrued or not) and rights or claims against an insurer, in each case securing insurance premium financings permitted pursuant to clause (j) of the definition of Permitted Indebtedness;
(n)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or similar provisions of other applicable laws) on items in the course of collection, and (ii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(o)customary rights of set off, revocation, refund or chargeback, Liens or similar rights under agreements with respect to deposits of cash, deposit accounts, securities accounts, commodities accounts, futures accounts, deposit disbursements, concentration accounts or comparable accounts or arising by operation of law of banks or other financial institutions where a Loan Party or any of its Subsidiaries maintains securities accounts, commodities accounts, futures accounts, deposit disbursements, concentration accounts or comparable accounts in the Ordinary Course of Business;
(p)(i) Liens of sellers of goods to any Loan Party or any Subsidiary arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the Ordinary Course of Business and (ii) to the extent, if any, constituting a Lien, Liens consisting of an agreement to sell, transfer, convey, lease or otherwise dispose of any asset or property or any negative pledge on or with respect to such asset or property in favor of the buyer thereof to the extent such transaction is expressly permitted hereby;

(q)receipt of progress payments, deposits and advances from customers in the Ordinary Course of Business to the extent the same creates a Lien on such amount and the related asset to which such payment, deposit or advance relates and proceeds thereof;
(r)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by a Loan Party in the Ordinary Course of Business;
(s)Liens securing obligations under any Hedging Agreement permitted hereunder;
(t)other Liens not described above securing obligations; provided, that the aggregate outstanding amount of the obligations secured thereby does not exceed $2,500,000 at any one time;
(u)any statutory priority right of the Dutch tax authorities on equipment and other movable assets which are used for furnishing and located at the premises of the debtor of certain tax claims in the Netherlands (bodemzaken);
(v)Liens which constitute a "security interest" for the purposes of section 12(3) of the Australian PPSA which do not, in substance, secure payment or performance of an obligation;
(w)Liens arising from precautionary Australian PPSA financing statements filed in connection with any transaction not otherwise prohibited under this Agreement;
(x)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and
(y)Liens arising by virtue of a judgment or judicial order against Holdings or any of its Subsidiaries, or any property of Holdings or any of its Subsidiaries, as long as such Liens are
(i) in existence for less than thirty (30) consecutive days or being Properly Contested, and (ii) at all times junior to Agent's Liens.
"Permitted Indebtedness" shall mean:
(a)the Obligations (including Liens on cash collateral pursuant to this Agreement and the Other Documents, and any bank accounts in which such cash collateral is deposited);
(b)Indebtedness in an aggregate principal amount at any time outstanding not to exceed $5,000,000 incurred with respect to Capital Expenditures or purchase money Indebtedness for the purchase of fixed assets or otherwise incurred to finance the design, development, construction, installation, repair, lease, replacement or improvement of any property (or Indebtedness to finance the design, development, construction, installation, lease, repairs, additions or improvements to property (real or personal), including tax retention and other synthetic lease obligations;
(c)guarantees (i) by one or more Loan Parties or Subsidiaries of Indebtedness constituting Permitted Indebtedness, (ii) incurred in the Ordinary Course of Business to vendors,

suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners, or
(iii)made in the Ordinary Course of Business up to an aggregate amount of $1,000,000;
(d)any Indebtedness listed on Schedule 5.8(b)(ii) hereof, including any Permitted Refinancing thereof; provided that there is no increase in the principal amount (which principal amount shall be deemed to include an amount equal to any existing commitments unutilized and letters of credit undrawn thereunder) thereof, except by an amount equal to unpaid accrued interest and penalty or premium thereon plus all premiums (if any), interest, fees, discounts, commissions, expenses, charges and additional or contingent interest, in each case incurred in connection with such Permitted Refinancing;
(e)intercompany Indebtedness owing from one or more (i) Loan Parties to any other Loan Party, (ii) non-Loan Party Subsidiary to any Loan Party or any other non-Loan Party Subsidiary, and (iii) Loan Parties to any non-Loan Party Subsidiaries or any Affiliates; provided that, (1) in the case of clause (iii) the Payment Conditions shall be satisfied immediately before and after giving effect to such Indebtedness and such Indebtedness shall be subject to subordination terms reasonably acceptable to Agent, and (2) until such time as of the outstanding principal balance of the Term Loan has been reduced to $15,000,000 and the FILO Formula Amount has been permanently reduced to zero, the intercompany Indebtedness owing under this clause (iii) shall not exceed $5,000,000 at any one time in the aggregate;
(f)Indebtedness arising under Interest Rate Hedges, Foreign Currency Hedges and other Hedging Agreements that are not for speculative or investment purposes;
(g)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of its incurrence;
(h)Indebtedness owed to any Person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, and other payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, and bankers' acceptances and obligations with respect to letters of credit supporting any of the foregoing, in each case incurred in the Ordinary Course of Business;
(i)Indebtedness of a Loan Party in respect of performance bonds, bid bonds, customs bonds, litigation bonds, appeal bonds, surety bonds, indemnity, payment or other bonds or similar obligations, performance and completion guarantees, and similar obligations (including any bonds or letters of credit issued with respect thereto or otherwise supporting the foregoing and all guaranties, reimbursement and indemnity agreements entered into in connection therewith), in each case incurred in the Ordinary Course of Business;
(j)Indebtedness the proceeds of which are used to finance insurance premiums payable on certain insurance policies maintained by any Loan Party or any of their Subsidiaries;

provided that such Indebtedness shall not be in excess of the amount of the unpaid cost of such insurance and any related interest costs and fees;
(k)Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, non-compete or similar obligations (and guarantees and other contingent liabilities arising with respect to any of the foregoing), in each case incurred or assumed in connection with a Permitted Acquisition or the disposition of any assets permitted by this Agreement;
(l)to the extent constituting Indebtedness, deferred taxes;
(m)Indebtedness in respect of netting services, overdraft protection and other similar arrangements in connection with deposit accounts in the ordinary course of business that are promptly repaid, and Indebtedness in respect of or arising under the products and services described in clauses (a) through (f) of the definition of Cash Management Products and Services (whether or not provided by Agent, any Lender or any other Person);
(n)Indebtedness constituting Permitted Investments otherwise permitted hereunder;
(o)endorsement of checks, instruments or other payment items for deposit;
(p)Acquired Indebtedness in an aggregate principal amount under this clause (p) in connection with all Permitted Acquisitions not to exceed $10,000,000 outstanding at any one time (and any Permitted Refinancings thereof);
(q)Indebtedness consisting of guarantees with respect to Indebtedness to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness;
(r)unsecured Indebtedness owing to sellers of assets or Equity Interests to a Loan Party or any of its Subsidiaries that is incurred by the applicable Loan Party or Subsidiary in connection with the consummation of one or more Permitted Acquisitions (and Permitted Refinancings in respect thereof) so long as (i) the aggregate principal amount for all such unsecured Indebtedness does not exceed $25,000,000 at any one time outstanding, (ii) is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent, and (iii) is otherwise on terms and conditions (including all economic terms and the absence of covenants) reasonably acceptable to Agent;
(s)other unsecured Indebtedness not to exceed the aggregate principal amount of
$2,500,000 at any one time outstanding; provided that, such Indebtedness is not "moratorium debt" as such term is defined in the Insolvency Act 1986 (U.K.) unless such moratorium debt is incurred with the prior written consent of Agent;
(t)unsecured Indebtedness consisting of earnouts or purchase price adjustments, so long as the cash portion of such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent;

(u)Indebtedness of Subsidiaries of Holdings to the extent incurred in the Ordinary Course of Business in connection with overdraft facilities for bank accounts held by such Subsidiaries in an aggregate principal amount not to exceed $4,000,000; and
(v)unsecured Indebtedness consisting of the Hyper Earnout. "Permitted Investments" shall mean Investments in:
(a)obligations issued or guaranteed by the United States of America, Canada, Australia, England and Wales or any agency thereof, any state, province or other political subdivision thereof;
(b)commercial paper with maturities of not more than 180 days and, at the time of acquisition, having a published rating of not less than A-1 from Standard & Poor's Rating Group ("S&P") or P-1 from Moody's Investors Service, Inc. ("Moody's") (or the equivalent rating);
(c)certificates of deposit, time deposits, overnight bank deposits, money market deposits and bankers' acceptances having maturities of not more than 180 days issued by any bank organized under the laws of the United States, Canada, Australia or England and Wales or any state or province thereof or the District of Columbia, any United States branch of a foreign bank or any Canadian branch of a bank organized under the laws of the United States, and repurchase agreements with any such bank or a recognized securities dealer if (i) such bank or recognized security dealer has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency;
(d)deposit accounts or securities accounts maintained with (i) any bank that satisfies the criteria described in clause (c) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation;
(e)cash;
(f)debt securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (c) above;
(g)Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (f) above (clause (a) through (g), collectively, "Cash Equivalents");
(h)Permitted Acquisitions;
(i)Investments (including Equity Interests) acquired in connection with the settlement of delinquent Receivables or Indebtedness in the Ordinary Course of Business or in connection with the bankruptcy, insolvency or reorganization of suppliers, customers or other account debtors or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or

Subsidiary, or otherwise received in satisfaction or partial satisfaction of amounts owing from financially troubled account debtors and other credits to suppliers in the Ordinary Course of Business, or otherwise received as security for any such Indebtedness or Receivables;
(j)the maintenance of deposit accounts in the Ordinary Course of Business and in compliance with the provisions of this Agreement and the Other Documents;
(k)Investments in non-cash consideration issued by the purchaser or acquirer of assets in connection with a disposition expressly permitted by this Agreement; provided that such non-cash consideration shall not exceed the applicable percentage of the overall consideration in connection with the applicable disposition otherwise permitted by this Agreement;
(l)the extension of trade credit by a Loan Party to one or more customers, in the Ordinary Course of Business in connection with a sale of Inventory or rendition of services, in each case on open account terms;
(m)loans and advances to employees, officers and directors in the Ordinary Course of Business not to exceed as to all such loans or advances, the aggregate principal amount of
$500,000 at any time outstanding;
(n)intercompany loans, guarantees and other Investments made by (1) one or more Loan Parties to one or more other Loan Parties, (2) one or more Subsidiaries that are not Loan Parties to one or more other Subsidiaries or Affiliates that are not Loan Parties, and (3) one or more Loan Parties to one or more Subsidiaries or Affiliates that are not Loan Parties so long as, in the case of clause (3), the Payment Conditions shall have been satisfied immediately after giving effect such loan, guarantee or other Investment and the borrowing of any Advances or incurrence of any other Indebtedness in connection therewith and Agent shall have received a certificate signed by responsible officer of Borrowing Agent certifying as to and evidencing such satisfaction of the Payment Conditions (provided that, until such time as of the outstanding principal balance of the Term Loan has been reduced to $15,000,000 and the FILO Formula Amount has been permanently reduced to zero, the intercompany loans, guarantees and other Investments made under this clause (3) shall not exceed $5,000,000 at any one time in the aggregate);
(o)Investments in negotiable instruments deposited or to be deposited for collection in the Ordinary Course of Business;
(p)advances made in connection with purchases of goods, services or assets in the Ordinary Course of Business;
(q)Investments existing on the Closing Date and listed on Schedule 7.3;
(r)guarantees expressly permitted under the definition of Permitted Indebtedness;
(s)(i) deposits of cash, prepayments or other credits to suppliers or landlords made in the Ordinary Course of Business or otherwise to secure performance of operating leases or (ii)

guarantees in respect of leases and other obligations that do not constitute Indebtedness of a Loan Party entered into in the Ordinary Course of Business;
(t)non-cash loans to employees, officers, and directors of any Loan Party for the purpose of purchasing Equity Interests in Holdings or any direct or indirect parent entity so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests;
(u)Investments in the form of capital contributions and the acquisition of Equity Interests made by any Loan Party in any other Loan Party or any other Subsidiary (other than capital contributions to or the acquisition of Equity Interests of Holdings);
(v)Investments resulting from entering into products and services described in clauses (a) through (f) of the definition of Cash Management Products and Services;
(w)Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition;
(x)so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate principal amount outstanding at any time not to exceed $5,000,000;
(y)to the extent constituting an Investment, transactions expressly permitted by Section 7.1, 7.2, 7.4, 7.5, or 7.7;
(z)royalty payments or other fees in connection with the licensing, sublicensing or granting similar rights or immunities under Intellectual Property in the Ordinary Course of Business;
(aa) earnest money deposits required in connection with a Permitted Acquisition or similar Permitted Investment so long as such deposit does not exceed 10% of the aggregate acquisition consideration for such Permitted Acquisition or Permitted Investment reasonably expected to be paid at the time of such deposit; and
(bb) at any time after each of the outstanding principal balance of the Term Loan has been reduced to $15,000,000 and the FILO Formula Amount has been permanently reduced to zero, other Investments (other than (y) an acquisition of all or substantially all of any target, which shall be subject to satisfaction of the conditions for a Permitted Acquisition, and (z) Investments of the type described in clause (n) above, which are subject to the limitations set forth in such clause (n)) so long as (i) the Payment Conditions shall have been satisfied immediately after giving effect such Investment and the borrowing of any Advances or incurrence of any other Indebtedness in connection therewith and (ii) Agent shall have received a certificate, signed by responsible officer of Borrowing Agent certifying as to and evidencing such satisfaction of the Payment Conditions.
"Permitted Refinancing" shall mean Indebtedness constituting a refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that such new

Indebtedness (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount (including an amount equal to any existing commitments unutilized and letters of credit undrawn thereunder) of the Indebtedness being refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and penalty or premium thereon plus all premiums (if any), interest, fees, discounts, commissions, expenses, charges and additional or contingent interest, in each case, reasonably incurred, in connection with such refinancing, refunding, renewal, replacement or extension, (b) has a Weighted Average Life to Maturity (measured as of the date of such refinancing, renewal, replacement or extension) and maturity no shorter than that of the Indebtedness being refinanced, refunded, renewed, replaced or extended, (c) is not secured by a Lien other than Permitted Encumbrances, (d) the primary obligors of which are the same (or fewer) as the primary obligors of the Indebtedness being refinanced, refunded, renewed, replaced or extended and the same (or fewer) guarantors as the guarantors under the Indebtedness being refinanced, refunded, renewed, replaced or extended and (e) is subordinated to the Obligations on the same terms as the Indebtedness being refinanced, refunded, renewed, replaced or extended is subordinated to the Obligations, if applicable. Any reference to a Permitted Refinancing in this Agreement or any Other Document shall be interpreted to mean (i) a Permitted Refinancing of the subject Indebtedness and (ii) any further refinancings constituting a Permitted Refinancing of the Indebtedness resulting from a prior Permitted Refinancing.
"Person" shall mean any individual, sole proprietorship, partnership, corporation, company, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, unlimited liability company, limited partnership, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, provincial, territorial, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
"Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan and a Multiemployer Plan, as defined herein) maintained for employees of any Borrower or member of a Controlled Group or to which any Borrower or member of a Controlled Group is required to contribute.
"Pledged ULC Shares" shall mean the Equity Interests which are shares in the capital stock of a ULC.
"PNC" shall have the meaning set forth in the preamble to this Agreement and includes, for greater certainty, any of its Affiliates.
"PPSA" shall mean the Personal Property Security Act (Ontario), including the regulations thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any Other Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, "PPSA" shall mean the Personal Property Security Act or such other applicable legislation (including the Civil Code (Quebec)) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
"Premium Amount" shall have the meaning set forth in Section 3.3(b) hereof.
"Premium Applicable Percentage" shall mean (a) one percent (1.0%) with respect to any Premium Event occurring on or prior to ~~the one-year anniversary of the Closing Date~~June 30, 2025, and (b) zero percent (0.0%) with respect to any Premium Event occurring after ~~the one-year anniversary of the Closing Date~~June 30, 2025.
"Premium Event" shall have the meaning set forth in Section 3.3(b) hereof.
"Pro Forma Balance Sheet" shall have the meaning set forth in Section 5.5(a) hereof. "Pro Forma Financial Statements" shall have the meaning set forth in Section 5.5(b)
hereof.
"Projections" shall have the meaning set forth in Section 5.5(b) hereof.
"Properly Contested" shall mean, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person's bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP;
(c) the non-payment of such Indebtedness or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; and (d) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.
"Protected CFC" shall mean a CFC all of whose "United States shareholders" within the meaning of Code Section 951(b) are United States domestic C-corporations that are eligible for a 100% dividends received deduction under IRC section 245A with respect to all foreign-source dividends and income inclusions under Code Section 951(a)(1)(B) or 956 from such CFC under Treasury Regulation Section 1.956-1.
"Protected Foreign Subsidiary" shall mean any Foreign Subsidiary (i) that is treated for federal income tax purposes as a disregarded entity of a Loan Party which is a United States person within the meaning of Section 7701(a)(30) of the Code and that does not own directly or indirectly own any equity in a CFC, other than solely Protected CFCs or (ii) that is a Protected CFC.
"Protective Advances" shall have the meaning set forth in Section 16.2(f) hereof.

"Proceeds of Crime Act" shall mean the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended from time to time, and including all regulations thereunder.
"Purchasing Lender" shall have the meaning set forth in Section 16.3(c) hereof. "QFC" shall have the meaning set forth in Section 16.19 hereof.
"QFC Covered Entity" shall have the meaning set forth in Section 16.19 hereof. "QFC Credit Support" shall have the meaning set forth in Section 16.19 hereof.
"Qualified ECP Loan Party" shall mean each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a "commodity pool" as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a "letter of credit or keepwell, support, or other agreement" for purposes of Section 1a(18)(A)(v)(II) of the CEA.
"RBA Cash Rate" means for any day in respect of the Australian Borrower with respect to any amount denominated in Australian Dollars, the interbank overnight cash rate in respect of that day calculated by the Reserve Bank of Australia, as such rate is published by Bloomberg. If such rate is not published by Bloomberg in respect of any day, the Agent may specify another page or service displaying the relevant rate after consultation with the applicable Australian Borrower in accordance with banking industry rules on interbank compensation.
"RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.
"Real Property" shall mean all of the real property owned and leased by a Loan Party, including the premises identified on Schedule 4.4.
"Receivables" shall mean, as to each Borrower, all of such Borrower's accounts (as defined in Article 9 of the Uniform Commercial Code or the PPSA, as applicable).
"Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii)
hereof.
"Recipient" shall mean Agent, any Lender, Participant, Swing Loan Lender, Issuer or any
other recipient of any payment to be made by or on account of any Obligations. "Register" shall have the meaning set forth in Section 16.3(e) hereof.
"Reimbursement Obligation" shall have the meaning set forth in Section 2.14(b) hereof.

"Related Fund" shall mean, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
"Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.
"Relevant Rate" shall mean (a) SONIA with respect to Advances made in Sterling, (b)
€STR or EURIBOR, as applicable, with respect to Advances made in Euro, (c) the Canadian Base Rate or CDOR, as applicable, with respect to Advances made in Canadian Dollars, (d) the Australian Base Rate or Australian Bank Bill Rate, as applicable, with respect to Advances made in Australian Dollars, (e) SARON with respect to Advances made in Swiss Francs and (f) the Hong Kong Base Rate or HIBOR, as applicable, with respect to Advances made in Hong Kong Dollars.
"Report" shall have the meaning set forth in Section 14.16 hereof.
"Reporting Trigger Date" shall mean any date elected in writing (which may be via email) by Agent to Borrowing Agent as a "Reporting Trigger Date" as a result of (a) the occurrence of an Event of Default or (b) Undrawn Availability being less than the greater of (i)
$6,500,000 and (ii) seven and one-half of one percent (7.5%) of the Maximum Revolving Advance Amount for five (5) consecutive Business Days.
"Reporting Trigger Period" shall mean the period (a) commencing on a Reporting Trigger Date and (b) ending on the first day after such Reporting Trigger Date that both (i) Undrawn Availability equals or exceeds the greater of (i) $6,500,000 and (ii) seven and one-half of one percent (7.5%) of the Maximum Revolving Advance Amount for thirty (30) consecutive days and (ii) no Event of Default has existed for thirty (30) consecutive days.
"Reportable Compliance Event" shall mean that (1) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, custodially detained or penalized by an Governmental Body in connection with any sanctions or other Anti-Terrorism Law or Anti-Corruption law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; (2) any Covered Entity engages in a transaction that has caused the Lenders or Agent to be in violation of any Anti-Terrorism Law, including a Covered Entity's use of any proceeds of the credit facility to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Jurisdiction or Sanctioned Person; or (3) any Collateral becomes Embargoed Property.
"Reportable ERISA Event" shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder, other than an event for which the notice requirement has been waived.
"Required Contribution Date" hall have the meaning set forth in Section 10.14.

"Required Lenders" shall mean Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding at least fifty percent (50%) of either (a) the aggregate of (x) the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender) and (y) outstanding principal amount of the Term Loan, or
(b) after the termination of all commitments of Lenders hereunder, the sum of (x) the outstanding Revolving Advances, FILO Advances, Swing Loans and Term Loan, plus the Maximum Undrawn Amount of all outstanding Letters of Credit; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lender). For purposes of determining Required Lenders, Lenders that are Affiliates or a fund that is administered or managed by any such Lender, Affiliate or related entity shall be counted as one Lender.
"Reserves" shall mean reserves against the Formula Amount or the FILO Formula Amount including, without limitation, the Canadian Priority Payable Reserve, the Australian Priority Payable Reserve ~~and~~, the U.K. Priority Payable Reserve, and the Inventory Valuation Reserve, as Agent may reasonably deem proper and necessary in its Permitted Discretion from time to time in accordance with Section 2.1(c).
"Resolution Authority" shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
"Restricted Payments" shall have the meaning set forth in Section 7.4 hereof. "Revaluation Date" shall mean (a) with respect to each Advance of a Term Rate Loan denominated in an Alternative Currency, (i) each date of a borrowing, renewal, and conversion pursuant to the terms of this Agreement and (ii) such additional dates as the Agent shall determine or the Required Lenders shall require; (b) with respect to each Advance of a Daily Rate Loan denominated in an Alternative Currency, each date such Daily Rate Loan is outstanding; and (c) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance, amendment or extension of a Letter of Credit,
(ii) each date of any payment by the Issuer under any Letter of Credit and (iii) such additional dates as the Agent or the Issuer shall determine or the Required Lenders shall require.
"Revolving Advances" shall mean Advances, other than Swing Loans, FILO Advances, Letters of Credit and the Term Loan.
"Revolving Commitment" shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances and FILO Advances and participate in Swing Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.
"Revolving Commitment Amount" shall mean, as to any Lender, the Revolving Commitment amount (if any) set forth opposite such Lender's name on Annex I hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to

Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement).
"Revolving Commitment Percentage" shall mean, as to any Lender, the Revolving Commitment Amount of such Lender divided by the Revolving Commitment Amount of all Lenders, in each case as set forth on Annex I hereto or the applicable Commitment Transfer Supplement.
"Revolving Credit Note" shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.
"Revolving Interest Rate" shall mean (a) with respect to Revolving Advances that are Domestic Rate Loans and Swing Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate, (b) with respect to Revolving Advances that are RFR Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Daily Simple RFR and (c) with respect to Revolving Advances that are Term Rate Loans, the sum of the Applicable Margin plus the Term SOFR Rate, Eurocurrency Rate or Term RFR, as applicable.
"RFR" shall mean, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Sterling, SONIA, (b) Euro, €STR, (c) Swiss Francs, SARON, (d) Canadian Dollars, the Canadian Base Rate, (e) Australian Dollars, the Australian Base Rate and (f) Hong Kong Dollars, the Hong Kong Base Rate.
"RFR Administrator" shall mean the SONIA Administrator or the €STR Administrator, as applicable.
"RFR Business Day" shall mean as applicable, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to (i) Euro, a TARGET Day, (ii) Sterling, a day on which banks are open for general business in London, (iii) Swiss Francs, a day on which banks are open for the settlement of payments and foreign exchange transactions in Zurich, (iv) Canadian Dollars, a day on which banks are open for general business in Toronto, Canada, (v) Australian Dollars, a day on which banks are open for general business in Sydney, Australia and (vi) Hong Kong Dollars, a day on which banks are open for general business in Hong Kong.
"RFR Day" has the meaning specified in the definition of "Daily Simple RFR".
"RFR Loan" shall mean an Advance that bears interest at a rate based on Daily Simple RFR or, after the replacement of the then-current Benchmark for any Currency for all purposes hereunder or under any Other Document with Term RFR pursuant to Section 3.8.2, Term RFR for such Currency, as the context may require.
"RFR Reserve Percentage" shall mean as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to RFR Loans.
"Sanctioned Jurisdiction" shall mean a country or territory that is the subject of sanctions maintained under any Anti-Terrorism Law (currently, Crimea, Cuba, Iran, North Korea, Syria and the so-called Donetsk People’s Republic and Luhansk People’s Republic).
"Sanctioned Person" shall mean (a) a Person that is targeted by sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the
U.S. Department of State, including by virtue of being (i) named on OFAC's list of "Specially Designated Nationals and Blocked Persons" (the “SDN List”); (ii) organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned 50% or more or controlled in the aggregate, by one or more Persons named on the SDN List; (b) a Person that is targeted by sanctions maintained by the European Union ("E.U."), including by virtue of being named on the E.U.'s "Consolidated list of persons, groups and entities subject to
E.U. financial sanctions" or other, similar lists; (c) a Person that is targeted by sanctions maintained by the United Kingdom ("U.K."), including by virtue of being named on the "Consolidated List Of Financial Sanctions Targets in the U.K." or other, similar lists; (d) a Person that is the subject of sanctions maintained by the Government of Canada, including by virtue of being a "designated person", "politically exposed foreign person" or "terrorist group" as described in any Canadian Economic Sanctions and Export Control Laws; or (e) a Person that is the subject of sanctions imposed by any Governmental Body of a jurisdiction whose laws apply to this Agreement.
"SARON" shall mean a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.
"SARON Administrator" shall mean the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).
"SARON Administrator’s Website" shall mean SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
"SEC" shall mean the Securities and Exchange Commission or any successor thereto. "Second Amendment" shall mean the Amendment No. 2 to Revolving Credit, Term Loan and Security Agreement, dated as of the Second Amendment Closing Date, by and among the Borrowers, the other Loan Parties party thereto, the Lenders party thereto and Agent.
"Second Amendment Closing Date" shall mean February 20, 2024.
"Secured Parties" shall mean, collectively, Agent, Issuer, Swing Loan Lender and Lenders, any holder of any Hedge Liabilities, any holder of any Cash Management Liability and any other holder of any of the Obligations, and the respective Affiliates, successors and assigns of each of them.

"Security Documents" shall mean, collectively, the U.S. Security Documents, the U.K. Security Documents, the Canadian Security Documents, the Australian Security Documents and the Hong Kong Security Documents.
"Securities Act" shall mean the Securities Act of 1933, as amended.
"Senior Officer" shall mean the president, chief executive officer, chief financial officer, controller or treasurer of Holdings.
"Settlement" shall have the meaning set forth in Section 2.6(d) hereof. "Settlement Date" shall have the meaning set forth in Section 2.6(d) hereof.
"SOFR" shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
"SOFR Adjustment" shall mean an amount equal to 10.0 basis points (0.10%).
"SOFR Floor" shall mean a rate of interest per annum equal to 50.0 basis points (0.50%). "SOFR Reserve Percentage" shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.
"SONIA" shall mean a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
"SONIA Administrator" shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
"SONIA Administrator’s Website" shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
"Specified Event of Default" shall mean an Event of Default pursuant to Section 10.1,
10.7 or 10.3 (solely as a result of an Event of Default arising as a result of a failure to comply with (i) Sections 9.2, 9.7 or 9.9), (ii) Section 6.5(a) for two consecutive fiscal quarters or (iii) Section 6.5(b) or 6.5(c)).
"Sterling" or "£" shall mean the lawful currency of the United Kingdom.

"Subordinated Indebtedness" shall mean any Indebtedness of a Loan Party that is subordinated to prior Payment in Full pursuant to a subordination agreement on terms and conditions reasonably acceptable to Agent.
"Subsidiary" shall mean of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.
"Supported QFC" shall have the meaning set forth in Section 16.19 hereof.
"Swap" shall mean any "swap" as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into, on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).
"Swap Obligation" shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.
"Swing Loan Lender" shall mean PNC, in its capacity as lender of the Swing Loans. "Swing Loan Note" shall mean the promissory note described in Section 2.4(a) hereof. "Swing Loans" shall mean the Advances made pursuant to Section 2.4 hereof.
"Swiss Francs" or "CHF" shall mean the lawful currency of Switzerland.
"TARGET2" shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
"TARGET Day" shall mean any day on which TARGET2 is open for the settlement of payments in Euros.
"Tax Act" shall mean the Income Tax Act (Canada), as amended.
"Tax Deduction" shall mean a deduction or withholding from a payment under this Agreement or any Other Document for and on account of any Taxes, other than a FATCA Deduction.
"Taxes" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

"Term" shall mean the period commencing on the Closing Date and ending on October 18, 2027.
"Term Loan" shall have the meaning set forth in Section 2.3 hereof.
"Term Loan Commitment" shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the Term Loan in an aggregate principal equal to the Term Loan Commitment Amount (if any) of such Lender.
"Term Loan Commitment Amount" shall mean, as to any Lender, the Term Loan Commitment Amount (if any) set forth opposite Lender's name on Annex I hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Term Loan Commitment Amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.
"Term Loan Commitment Percentage" shall mean, as to any Lender, the Term Loan Commitment Percentage (if any) set forth opposite such Lender's name on Annex I hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Term Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.
"Term Loan Rate" shall mean (a) with respect to any portion of the Term Loan that is a Domestic Rate Loan, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate, (b) with respect to any portion of the Term Loan that is a RFR Loan, an interest rate per annum equal to the sum of the Applicable Margin plus the Daily Simple RFR and (c) with respect to any portion of the Term Loan that is a Term Rate Loan, the sum of the Applicable Margin plus the Term SOFR Rate, Eurocurrency Rate or Term RFR, as applicable.
"Term Notes" shall mean, collectively, the promissory notes described in Section 2.3 hereof.
"Term SOFR Administrator" shall mean CME Group Benchmark Administration Limited
(CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).
"Term SOFR Rate" shall mean, with respect to any Term SOFR Rate Loan for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period on the day (the "Term SOFR Determination Date") that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, by (B) a number equal to
1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR

Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.
"Term SOFR Rate Loan" shall mean an Advance that bears interest based on Term SOFR
Rate.
"Term SOFR Reference Rate" shall mean the forward-looking term rate based on SOFR. "Term Rate Loan" shall mean an Advance that bears interest at a rate based on the Term
SOFR Rate, Eurocurrency Rate or Term RFR.
"Term RFR" shall mean, with respect to Euros, Sterling and Swiss Francs for any Interest Period, a rate per annum determined by the Agent, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Term RFR Forward Looking Rate by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100 of 1%) (a) the applicable Term RFR Forward Looking Rate by (b) a number equal to 1.00 minus the Term RFR Reserve Percentage; provided that if the adjusted rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The adjusted Term RFR for each outstanding Term RFR Loan shall be adjusted automatically as of the effective date of any change in the Term RFR Reserve Percentage. The Agent shall give prompt notice to the Borrowing Agent of the adjusted Term RFR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
"Term RFR Forward Looking Rate" shall mean, with respect to Euros, Sterling and Swiss Francs for any Interest Period, the forward-looking term rate for a period comparable to such Interest Period based on the RFR for such Currency that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Agent.
"Term RFR Loan" shall mean an Advance that bears interest based on Term RFR.
"Term RFR Transition Date" shall mean, in the case of a Term RFR Transition Event, the date that is set forth in the Term RFR Notice provided to the Lenders and the Borrowing Agent pursuant to Section 3.8.2, which date shall be at least 30 (thirty) calendar days from the date of the Term RFR Notice.

"Term RFR Transition Event" shall mean, with respect to Euros, Sterling and Swiss Francs for any Interest Period, the determination by the Agent that (a) the applicable Term RFR for such Currency is determinable for each Available Tenor, (b) the administration of such Term RFR is administratively feasible for the Agent, (c) such Term RFR is used as a benchmark rate in at least five (5) currently outstanding syndicated credit facilities denominated in the applicable Currency (and such syndicated credit facilities are identified and are publicly available for review), and (d) such Term RFR is recommended for use by a Relevant Governmental Body.
"Termination Event" shall mean: (a) a Reportable ERISA Event with respect to any Pension Benefit Plan; (b) the incurrence by any Borrower or member of a Controlled Group from a of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate a Pension Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Pension Benefit Plan; (e) any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan; (f) the partial or complete withdrawal within the meaning of Section 4203 or 4205 of ERISA, of any Borrower or member of a Controlled Group from a Multiemployer Plan; (g) notice to a Borrower that a Multiemployer Plan is insolvent under Section 4245 of ERISA or in critical or endangered status under Section 432 of the Code; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Borrower or member of a Controlled Group.
"Testing Date" shall have the meaning set forth in Section 10.14.
"Toxic Substance" shall mean and include any material present on the Real Property of a Loan Party which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.
"Transactions" shall have the meaning set forth in Section 5.5(a) hereof. "Transferee" shall mean each Participant and Purchasing Lender.
"UK Borrower DTTP Filing" shall mean an HM Revenue & Customs' Form DTTP2 duly completed and filed by a U.K. Borrower, which (a) where it relates to a UK Treaty Lender that is a party to this Agreement as a Lender as at the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Annex I (Commitments and Commitment Percentages), and (i) where the relevant U.K. Borrower is a party to this Agreement as a Borrower as at the date of this Agreement, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or (ii) where the relevant
U.K. Borrower becomes a party to this Agreement as a Borrower after the date of this Agreement, is filed with HM Revenue & Customs within 30 days of the date that U.K. Borrower becomes a party to this Agreement; or (b) where it relates to a UK Treaty Lender that is not a party to this Agreement as a Lender as at the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a party to this Agreement as a Lender, and (i) where the relevant U.K. Borrower is a party to this Agreement as a Borrower as at the date on which that UK Treaty Lender becomes a party to this Agreement as a Lender, is filed with HM Revenue & Customs within 30 days of that date; or (ii) where the relevant U.K. Borrower is not a party to this Agreement as a Borrower as at the date on which that UK Treaty Lender becomes a party to this Agreement as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that U.K. Borrower becomes a party to this Agreement as a Borrower.
"UK CTA" shall mean the Corporation Tax Act 2009 (United Kingdom).
"UK Financial Institution" shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
"UK ITA" shall mean the Income Tax Act 2007 (United Kingdom).
"UK Non-Bank Lender" shall mean any Lender which gives a UK Tax Confirmation in the documentation which it executes on becoming a party to this Agreement as a Lender.
"UK Qualifying Lender" shall mean:
(a)a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under this Agreement or any Other Document and is:
(i)a Lender:
(A)which is a bank (as defined for the purpose of section 879 UK ITA) making an advance under this Agreement or any Other Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A UK CTA; or
(B)in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 UK ITA) at the time that such advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(ii)a Lender which is:

(A)a company resident in the United Kingdom for United Kingdom tax purposes; or
(B)a partnership, each member of which is:
(1)a company resident in the United Kingdom; or
(2)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 UK CTA; or
(C)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 UK CTA) of that company; or
(iii)a UK Treaty Lender; or
(b)a Lender which is a building society (as defined for the purposes of section 880 UK ITA) making an advance this Agreement or any Other Document.
"UK Resolution Authority" shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
"UK Tax Confirmation" shall mean a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under this Agreement or any Other Document is either:
(a)a company resident in the United Kingdom for United Kingdom tax purposes; or
(b) a partnership each member of which is:
(i) a company so resident in the United Kingdom; or
(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 UK CTA; or

(c)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 UK CTA) of that company.
"UK Treaty Lender" shall mean a Lender which:
(a)is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty;
(b)does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in any advance is effectively connected; and
(c)fulfils any other conditions which must be fulfilled under the relevant UK Treaty by residents of that UK Treaty State (subject to the completion of any necessary procedural or filing requirements) for such residents to obtain full exemption from United Kingdom taxation on interest payable to that Lender.
"UK Treaty State" shall mean a jurisdiction having a double taxation agreement (a "UK Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
"UK, U.K. and United Kingdom" shall mean the United Kingdom of Great Britain and Northern Ireland.
"U.K. Borrower" shall have the meaning set forth in the preamble to this Agreement and shall include any additional U.K. Borrower that becomes a party to this Agreement as Borrower pursuant to Section 6.15.
"U.K. Borrowing Base Companies" shall mean any U.K. Borrower from time to time. "U.K. Collection Account" shall have the meaning set forth in Section 4.8(d) hereof. "U.K. Guarantor" shall mean each Guarantor organized under the laws of England and
Wales.
"U.K. Loan Parties" shall mean U.K. Borrower and each U.K. Guarantor.
"U.K. Priority Payable Reserve" shall mean as of any date of determination, with respect to any U.K. Loan Party, a reserve in such amount as the Agent may determine in its Permitted Discretion to reflect the full amount of any liabilities or amounts which (by virtue of any Liens or any statutory provision) rank or are capable of ranking in priority to Agent’s Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s Liens including, without limitation, but only to the extent prescribed pursuant to English law and statute then in force, (i) amounts due to employees in respect of unpaid wages and holiday pay, (ii) the amount of all scheduled but unpaid pension contributions, (iii) the "prescribed part" of floating charge realizations held for unsecured creditors, (iv) amounts due to HM Revenue and Customs in respect of valued added tax (VAT), pay as you earn (PAYE) (including student loan repayments), employee national insurance contributions and construction industry scheme deductions, and (v) the expenses and liabilities incurred by any administrator (or other insolvency officer) and any remuneration of such administrator (or other insolvency officer).
"U.K. Security Agreement" shall mean the all asset debenture governed by English law, dated as of the Closing Date, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the U.K. Loan Parties and Agent.
"U.K. Security Documents" shall mean the U.K. Security Agreement, the U.K. Share Charge and any other agreement, document or instrument executed by any Loan Party governed by English law which provides for a Lien in favor of the Agent as security for any of the Obligations.
"U.K. Share Charge" shall mean the share charge governed by English law, dated after the Closing Date and after giving effect to the Closing Date Acquisition Reorganization, in form and substance reasonably satisfactory to Agent, executed and delivered by Targus US NewCo Inc. and Agent.
"U.K.-Australia Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(iv) hereof.
"U.K.-Australia Inventory NOLV Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(iv) hereof.
"U.K.-Australia Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.
"ULC" shall mean any unlimited company, unlimited liability company or unlimited liability corporation or any similar entity existing under the laws of any province or territory of Canada and any successor to any such entity.
"Undrawn Availability" shall mean, as of any date of determination, an amount equal to
(a) the lesser of (i) the Borrowing Base or (ii) the Maximum Revolving Advance Amount (less the Availability Block) minus (b) the aggregate outstanding amount of Advances (other than the Term Loan).
"Unfunded Capital Expenditures" shall mean, as to any Borrower, without duplication, a Capital Expenditure funded (a) from such Borrower's internally generated cash flow or (b) with the proceeds of a Revolving Advance, a FILO Advance or Swing Loan.
"Uniform Commercial Code" shall have the meaning set forth in Section 1.3 hereof.

"USA PATRIOT Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
"U.S. Borrower" and "U.S. Borrowers" shall have the meaning set forth in the preamble to this Agreement.
"U.S. Borrowing Base Companies" shall mean each U.S. Borrower and such other U.S. Loan Parties as the Borrowing Agent and the Agent may from time to time reasonably agree to become U.S. Borrowing Base Companies.
"U.S. Guarantor" shall mean each Guarantor organized under the laws of the United
States.
"U.S. Government Securities Business Day" shall mean any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
"U.S. Loan Parties" shall mean U.S. Borrower and each U.S. Guarantor.
"U.S. Security Documents" shall mean this Agreement, any share pledge agreement governed by the laws of the United States which provides for a Lien in favor of the Agent as security for any of the Obligations, and each other agreement, document or instrument executed by any Loan Party governed by the laws of the United States which provides for a Lien in favor of the Agent as security for any of the Obligations.
"U.S. Special Resolutions Regimes" shall have the meaning set forth in Section 16.19 hereof.
"U.S.-Canada Inventory Advance Rate" shall have the meaning set forth in
Section 2.1(a)(y)(iii) hereof.
"U.S.-Canada Inventory NOLV Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.
"U.S.-Canada Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.
"Usage Amount" shall have the meaning set forth in Section 3.3(b) hereof.
"VAT" shall mean (a) any value added Tax imposed by the Value Added Tax Act 1994 (United Kingdom), (b) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (c) any other Tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in clauses
(a) or (b) above, or imposed elsewhere (other than Canada).
"Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.
"Write-Down and Conversion Powers" shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.3Uniform Commercial Code and PPSA Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the "Uniform Commercial Code") or the PPSA, as applicable, shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms "accounts", "chattel paper" (and "electronic chattel paper" and "tangible chattel paper"), "commercial tort claims", "deposit accounts", "documents" (including "documents of title" as defined in the PPSA), "equipment", "financial asset", "fixtures", "general intangibles" (including "intangibles" as defined in the PPSA), "goods", "instruments", "inventory", "investment property", "letter-of-credit rights", "payment intangibles", "proceeds", "promissory note" "securities", "software" and "supporting obligations" as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code or the PPSA, as applicable. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code or PPSA, such expanded definition will apply automatically as of the date of such amendment, modification or revision.
1.4Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. Except as otherwise provided herein, all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in New York, New York. Whenever the words "including" or "include" shall be used, such words shall be understood to mean "including, without limitation" or "include, without limitation". Except as provided in Section 10.10, a Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase "to the best of Borrowers' knowledge" or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Borrower or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.
1.5Benchmark Replacement Notifications. Section 3.8.2 of this Agreement provides a mechanism for determining an alternate rate of interest in the event that the Term SOFR Rate, Daily Simple SOFR, Eurocurrency Rate, Daily Simple RFR or Term RFR for any applicable Currency is no longer available or in certain other circumstances. The Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate, Daily Simple SOFR, Eurocurrency Rate, Daily Simple RFR or Term RFR for any applicable Currency, or with respect to any alternative or successor rate thereto, or replacement rate therefor.
1.6Conforming Changes. With respect to the Term SOFR Rate, Daily Simple SOFR, Eurocurrency Rate, Daily Simple RFR or Term RFR, the Agent will have the right to make

Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document; provided that, with respect to any such amendment effected, the Agent shall provide notice to the Borrowers and the Lenders of each such amendment implementing such Conforming Changes no later than five (5) Business Days before such amendment becomes effective.
1.7Exchange Rates; Currency Equivalents.
(a)The Agent or the Issuing Lender, as applicable, shall determine the Dollar Equivalent amounts of Advances and Letters of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of the Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of this Agreement and the Other Documents shall be such Dollar Equivalent amount as so determined by the Agent or the Issuing Lender, as applicable.
(b)Wherever in this Agreement in connection with the initial advance, or the conversion, continuation or prepayment, of an Advance or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100 of 1%), as determined by the Agent or the Issuing Lender, as the case may be. All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing financial statements, calculating financial covenants, and determining compliance with covenants expressed in Dollars, Alternative Currencies shall be converted into Dollars in accordance with GAAP.
(c)If at any time following one or more fluctuations in the exchange rate of any Alternative Currency against the Dollar, the aggregate outstanding principal balance of all
(i) Advances (other than FILO Advances) then outstanding exceeds the lesser of the Maximum Revolving Advance Amount (less the Availability Block) and the Formula Amount (less the Availability Block), or (ii) FILO Advances then outstanding exceeds the lesser of the Maximum FILO Amount and the FILO Formula Amount, or in each case, any other limitations hereunder based on Dollars, the Loan Parties shall, if such excess is in an aggregate amount that is greater than or equal to $250,000, (x) within two (2) Business Days of notice from the Agent, or (y) if an Event of Default has occurred and is continuing, immediately, (i) make the necessary payments or repayments to reduce such Obligations to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Agent deposits as continuing collateral security for the Obligations of the Borrowers in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the Agent. Without in any way limiting the foregoing provisions, the Agent may, weekly or more frequently in the sole discretion of the Agent, make the necessary exchange rate calculations to determine whether any such excess exists on such date and advise the Borrowers if such excess exists.
1.8Australian Terms. In this Agreement, where it relates to an Australian Loan Party or Collateral which is subject to the laws of Australia, a reference to:
(a)"Account Debtor" or "Customer" also includes any "account debtor" as defined in section 10 of the Australian PPSA;
(b)where used in the context of Receivables of the Loan Parties, in respect of any Receivables taken to be located in Australia, "account" as defined in section 10 of the Australian PPSA;
(c)"Affiliate" also includes the meaning given to the term "associated entity" in subsections (2), (3), (4) and (7) of section 50AAA of the Australian Corporations Act;
(d)"Controller", "Receiver" or "receiver manager" has the meaning given to it in section 9 of the Australian Corporations Act;
(e)"documents" also includes the meaning given to the term "document of title" as defined in section 10 of the Australian PPSA;
(f)"general intangibles" also includes the meaning given to the term "intangible property" as defined in section 10 of the Australian PPSA;
(g)"Subsidiary" means a subsidiary within the meaning given in Part 1.2 Division 6 of the Australian Corporations Act; and
(h)"solvent" shall also have the meaning set forth in section 9 of the Australian Corporations Act.
1.9Banking Code of Practice (Australia). The parties agree that the Australian Banking Association Banking Code of Practice does not apply to this Agreement nor the transactions it contemplates.
1.10Quebec Interpretation. For purposes of the interpretation or construction of this Agreement pursuant to the laws of the Province of Quebec, for purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any Other Document) and for all other purposes pursuant to which the interpretation or construction of any Other Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) "personal property" shall be deemed to include "movable property", (b) "real property" shall be deemed to include "immovable property", (c) "tangible property" shall be deemed to include "corporeal property", (d) "intangible property" shall be deemed to include "incorporeal property", (e) "security interest", "mortgage" and "lien" shall be deemed to include a "hypothec", a "reservation of ownership", "prior claim" and a "resolutory clause," (f) all references to filing, registering or recording under the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to "perfection"

of or "perfected" Liens shall be deemed to include a reference to an "opposable" or "set up" Liens as against third parties, (h) any "right of offset", "right of setoff" or similar expression shall be deemed to include a "right of compensation", (i) "goods" shall be deemed to include "corporeal movable property" other than chattel paper, documents of title, instruments, money and securities, (j) an "agent" shall be deemed to include a "mandatary," (k) "construction liens" shall be deemed to include "legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable", (l) "joint and several" shall be deemed to include "solidary" and "jointly and severally" shall be deemed to include "solidarily" (m) "gross negligence or willful misconduct" shall be deemed to be "intentional or gross fault", (n) "beneficial ownership" shall be deemed to include "ownership on behalf of another as mandatary", (o) "legal title" shall be deemed to include "holding title on behalf of an owner as mandatary or prête-nom", (p) "easement" shall be deemed to include "servitude", (q) "priority" shall be deemed to include "prior claim" or "rank", as applicable, (r) "survey" shall be deemed to include "certificate of location and plan", (s) "fee simple title" and "fee title" shall be deemed to include "right of ownership", (t) "foreclosure" shall be deemed to include "the exercise of a hypothecary right", (u) "leasehold interest" shall be deemed to include "valid rights resulting from a lease", (v) "lease" for personal or movable property shall be deemed to include a "contract of leasing (crédit-bail)" and (x) "deposit account" shall include a "financial account" as defined in Article 2713.6 of the Civil Code of Québec.
II.ADVANCES, PAYMENTS.
2.1 Revolving Advances.
(a)Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement, including Sections 2.1(c) and (d), each Lender, severally and not jointly, will make Revolving Advances in Dollars or any Alternative Currency to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount (less the Availability Block), less the outstanding amount of Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, less Reserves established hereunder, or (y) an amount equal to the sum of:
(i)up to 90% (the "U.S.-Canada Receivables Advance Rate") of Eligible Receivables of any U.S. Borrowing Base Company or Canadian Borrowing Base Company, plus
(ii)up to 85% (the "U.K.-Australia Receivables Advance Rate"; together with the U.S. Canada Receivables Advance Rate, collectively, the "Receivables Advance Rate") of Eligible Receivables of any U.K. Borrowing Base Company or Australian Borrowing Base Company, plus
(iii)the lesser of (A) up to 75% of the value of the Eligible Inventory of any U.S. Borrowing Base Company or Canadian Borrowing Base Company (the "U.S.-Canada Inventory Advance Rate") and (B) up to 90% of the appraised net orderly liquidation value of Eligible Inventory of any U.S. Borrowing Base Company or Canadian

Borrowing Base Company (as evidenced by the most recent Inventory appraisal accepted by Agent in its Permitted Discretion in accordance with the terms of this Agreement) (the "U.S.-Canada Inventory NOLV Advance Rate"), plus
(iv)the lesser of (A) up to 70% of the value of the Eligible Inventory of any U.K. Borrowing Base Company or Australian Borrowing Base Company (the "U.K.-Australia Inventory Advance Rate"; together with the U.S.-Canada Inventory Advance Rate, collectively, the "Inventory Advance Rate") and (B) up to 85% of the appraised net orderly liquidation value of Eligible Inventory of any U.K. Borrowing Base Company or Australian Borrowing Base Company (as evidenced by the most recent Inventory appraisal accepted by Agent in its Permitted Discretion in accordance with the terms of this Agreement) (the "U.K.-Australia Inventory NOLV Advance Rate"; together with the U.S.-Canada Inventory NOLV Advance Rate, collectively, the "Inventory NOLV Advance Rate"), minus
(v)Reserves established hereunder., minus
(vi)the Availability Block.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i), 2.1(a)(y)(ii), 2.1(a)(y)(iii) and 2.1(a)(y)(iv), minus (y) Section 2.1(a)(y)(v) at any time and from time to time shall be referred to as the "Formula Amount". Notwithstanding anything herein to the contrary, the Formula Amount at any time and for all purposes under this Agreement and the Other Documents shall be determined by reference to the most recent Borrowing Base Certificate delivered to Agent in accordance with the terms of this Agreement, but without limitation of any rights of Agent to impose Reserves pursuant to clause (c) below. To the extent requested in writing to Borrowing Agent by any Lender, the Revolving Advances and FILO Advances of such Lender shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a) (or such other form as agreed in writing by Agent and Borrowing Agent).
(b)Amount of FILO Advances. Subject to the terms and conditions set forth in this Agreement, including Sections 2.1(c) and (d), prior to the Second Amendment Closing Date, each Lender, severally and not jointly, will make Advances ("FILO Advances") in Dollars to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Revolving Commitment Percentage of the lesser of (x) the Maximum FILO Amount, less Reserves established hereunder, or (y) an amount equal to the sum of:
(i)up to the FILO Receivables Advance Rate of Eligible Receivables and Eligible Uninsured Foreign Receivables of any Borrowing Base Company, plus
(ii)up to the FILO Inventory Advance Rate of Eligible Inventory of any Borrowing Base Company, minus
(iii)Reserves established hereunder.
The amount derived from the sum of (x) Sections 2.1(b)(y)(i) and 2.1(b)(y)(ii), minus
(y)Section 2.1(b)(y)(iii) at any time and from time to time shall be referred to as the "FILO

Formula Amount". Notwithstanding anything herein to the contrary, the FILO Formula Amount at any time and for all purposes under this Agreement and the Other Documents shall be determined by reference to the most recent Borrowing Base Certificate delivered to Agent in accordance with the terms of this Agreement, but without limitation of any rights of Agent to impose Reserves pursuant to clause (c) below. For the avoidance of doubt, no further FILO Advances shall be permitted to be made, or remain outstanding, on and after the Second Amendment Closing Date.
(c)Reserves. Agent may establish Reserves from time to time in its Permitted Discretion upon three (3) Business Days prior notice to Borrowing Agent (other than Reserves established to account for clerical or mathematical errors, which may be established without any such prior notice); provided, that if the implementation of any such Reserve would result in an overadvance after giving effect to any requested Advance, notwithstanding anything contained herein to the contrary, Agent and Lenders shall have no obligation to make such Advance during such three (3) Business Day period and, notwithstanding anything to the contrary in this Agreement, Borrowers shall have the right to rescind such request for Advance without penalty during such period. Agent shall be available during such three (3) Business Day period to discuss such proposed Reserves with the Borrowers. Reserves shall be limited to such Reserves as Agent determines in its Permitted Discretion are necessary to reflect changes that (i) could reasonably be expected to materially and adversely affect Agent's ability to realize upon the Collateral, (ii) reflect priority claims and liabilities that will need to be satisfied in connection with the realization upon the Collateral and/or (iii) reflect events, conditions, contingencies or risks that differ from the facts or events known to Agent on the Closing Date and which directly, materially and adversely affect any component of the Borrowing Base. The contributing factors to the imposition or increase of any Reserve shall not duplicate the exclusionary criteria set forth in any definitions related to eligibility (including Eligible Inventory or Eligible Receivables) or any other Reserve, and the amount of any Reserve established by Agent in its Permitted Discretion shall bear a reasonable relationship to the factors giving rise thereto. If the factors giving rise to such Reserve or any of the elements in the immediately preceding sentence and clauses (i), (ii) and (iii) above no longer remain true in respect of a Reserve, then Agent shall promptly reduce or eliminate such Reserve and notify Borrowing Agent of the same; provided that the failure to so notify Borrowing Agent shall not affect the reduction or elimination of such Reserve). Notwithstanding the foregoing, Agent may, in its Permitted Discretion, establish a Reserve in respect of all past due rent and other past due amounts owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral included in the Borrowing Base; provided, that no such reserve shall (i) be established against any Collateral located on a location which is subject to a Lien Waiver Agreement or collateral access agreement, (ii) be established during the 90 day period commencing on the Closing Date (or such longer period as Agent may agree in writing),
(iii)in respect of any Inventory in-transit for a period of less than five (5) Business Days, or
(iv)exceed three (3) months' rent.
(d)Sublimits.
(i)The aggregate amount of Revolving Advances made to Borrowers against Eligible Inventory shall not exceed, at any time, an amount equal to (i) from the Second

Amendment Closing Date until December 31, 2024, the lesser of (A) an amount equal to seventy-five percent (75%) of the Maximum Revolving Advance Amount and (B) $45,000,000,
(ii) from January 1, 2025 until June 30, 2025, the lesser of (A) an amount equal to seventy percent (70%) of the Maximum Revolving Advance Amount and (B) $42,000,000, and (iii) any time after June 30, 2025, the lesser of (A) an amount equal to sixty-five percent (65%) of the Maximum Revolving Advance Amount and (B) $~~55,250,000~~39,000,000.
(ii)The aggregate amount of Revolving Advances made to Borrowers against Eligible Foreign In-Transit Inventory shall not exceed, at any time, an amount equal to the lesser of (A) an amount equal to thirty percent (30%) of the amount of Eligible Inventory at any time included in the Borrowing Base and (B) $10,000,000.
(iii)The aggregate amount of Revolving Advances made to Borrowers against Eligible Inventory and Eligible Receivables of the U.K. Borrowing Base Companies, the Canadian Borrowing Base Companies and the Australian Borrowing Base Companies, taken as a whole, shall not exceed, at any time, an amount equal to $35,000,000.
(iv)The aggregate amount of Revolving Advances made to Borrowers against Eligible Inventory of the U.K. Borrowing Base Companies, the Canadian Borrowing Base Companies and the Australian Borrowing Base Companies, taken as a whole, shall not exceed, at any time, an amount equal to $22,500,000.
(v)The aggregate amount of Revolving Advances made to Borrowers against Eligible Inventory comprising Consigned Inventory shall not exceed, at any time, an amount equal to $5,000,000.
(vi)The aggregate amount of FILO Advances made to Borrowers against Eligible Uninsured Foreign Receivables shall not exceed, at any time, an amount equal to
$~~5,000,000~~0.
(vii)Until the completion of the Australian Whitewash with respect to the Australian Borrower, the joinder of the Australian Borrower as a Borrower hereunder and, subject to Sections 4.8(h) and 6.16, execution and delivery of the Australian Security Documents, the aggregate amount of Advances made to Borrowers that is predicated on the assets of the Australian Borrowing Base Companies (whether in respect of the Closing Date Deemed Borrowing Base or the Borrowing Base, as applicable), shall not exceed, at any time, an amount equal to $10,000,000.
(e)Closing Date Advances. Notwithstanding anything contained herein to the contrary, any Revolving Advances made on the Closing Date shall be made to Initial Borrower for purposes of consummating the Closing Date Acquisitions and for paying fees and expenses in connection with the foregoing. For purposes of the calculating the Borrowing Base in respect of the Revolving Advances made on the Closing Date to Initial Borrower, the Borrowing Base shall be deemed to be the Borrowing Base of Borrowers as if the Closing Date Acquisitions were consummated immediately prior to the making of the initial Loans advanced on the Closing Date. In addition, notwithstanding anything contained herein to the contrary, in the event the Initial Field Exam and the Initial Inventory Appraisal have not been conducted, obtained, and completed prior to the Closing Date, (x) Borrowers shall ensure that the Agent and its field examination personnel, advisors, appraisers, and consultants have sufficient access and such relevant information relating to the Loan Parties and their assets as is, in each case, reasonably necessary to complete such Initial Field Exam and the Initial Inventory Appraisal on or before the Initial Field Exam Due Date, (y) for purposes of the Closing Date, the Borrowing Base shall be deemed to be $70,571,761.69 (the "Closing Date Deemed Borrowing Base") and
(z)during the period from the day following the Closing Date and until the earlier of (A) the third (3rd) Business Day following the completion and delivery to Agent of the Initial Field Exam and Initial Inventory Appraisal and (B) the Initial Field Exam Due Date (such date, the "Deemed Borrowing Base True-up Date"; after which date, the Borrowing Base shall be determined as otherwise provided in Section 2.1(a) and (b) above), the Formula Amount shall be based on (1) up to 90% of Eligible Receivables (as determined in a manner consistent with the Closing Date Deemed Borrowing Base and updated pursuant to information delivered from time to time under Section 9.2) of any U.S. Borrowing Base Company or Canadian Borrowing Base Company, (2) up to 85% of Eligible Receivables (as determined in a manner consistent with the Closing Date Deemed Borrowing Base and updated pursuant to information delivered from time to time under Section 9.2) of any U.K. Borrowing Base Company or Australian Borrowing Base Company, (3) the lesser of (A) up to 75% of the value of the Eligible Inventory (as determined in a manner consistent with the Closing Date Deemed Borrowing Base and updated pursuant to information delivered from time to time under Section 9.2), and (B) up to a percentage of net orderly liquidation value of Eligible Inventory (as determined in a manner consistent with the Closing Date Deemed Borrowing Base and updated pursuant to information delivered from time to time under Section 9.2) to be determined by Agent in its Permitted Discretion in consultation with Borrowers and the third party appraisal working on the Initial Inventory Appraisal prior to completion thereof, in each case of any U.S. Borrowing Base Company or Canadian Borrowing Base Company, (4) the lesser of (A) up to 70% of the value of the Eligible Inventory (as determined in a manner consistent with the Closing Date Deemed Borrowing Base and updated pursuant to information delivered from time to time under Section 9.2), and (B) up to a percentage of net orderly liquidation value of Eligible Inventory (as determined in a manner consistent with the Closing Date Deemed Borrowing Base and updated pursuant to information delivered from time to time under Section 9.2) to be determined by Agent in its Permitted Discretion in consultation with Borrowers and the third party appraisal working on the Initial Inventory Appraisal prior to completion thereof, in each case of any U.K. Borrowing Base Company or Australian Borrowing Base Company, and (5) including the assets of the Australian Borrowing Base Companies in the Borrowing Base notwithstanding the fact that the joinder of the Australian Borrower and the completion of the Australian Security Documents is subject to Section 6.16, in each case subject to the sublimits set forth in Section 2.1(c) and applicable Reserves (including, without limitation, the deemed Reserve against the Closing Date Deemed Borrowing Base in an amount equal to $4,000,000); provided, that if the Initial Field Exam and Initial Inventory Appraisal have not been completed and delivered prior to the Initial Field Exam Due Date, then, as of the Initial Field Exam Due Date, the Closing Date Deemed Borrowing Base shall be deemed to be zero.

2.2 Procedures for Requesting Revolving Advances and FILO Advances; Deemed Advance Events; Procedures for Selection of Applicable Interest Rates for All Advances.
(a)Borrowing Agent on behalf of any Borrower may notify Agent prior to 3:00 p.m. Eastern Standard Time on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance or FILO Advance hereunder; provided, that, four (4) Business Days prior notice shall be required for any request for an advance in Sterling, Euros, Australian Dollars, Swiss Franc and Hong Kong Dollars (it being understood that Agent and Lenders shall use best efforts to make any such advance in such Currency available to Borrowers as promptly as practicable following any such request). Should any amount required to be paid as interest hereunder, or as fees or other expenses or charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation under this Agreement or the Other Documents, become due, the same shall be deemed a request for a Revolving Advance or FILO Advance, as applicable, maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge, expense or Obligation, and such request shall be irrevocable. For the avoidance of doubt, no further FILO Advances shall be permitted to be made, or remain outstanding, on and after the Second Amendment Closing Date.
(b)Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a Term Rate Loan for any Advance (other than a Swing Loan), Borrowing Agent shall give Agent written notice by no later than 3:00 p.m. Eastern Standard Time on the day which is (A) three (3) Business Days prior to the date such Term Rate Loan bearing interest as a Term SOFR Rate Loan is to be borrowed and (B) four (4) Business Days prior to the date such Term Rate Loan bearing interest as a Eurocurrency Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day),
(ii) the type of borrowing and the Currency and amount of such Advance to be borrowed, which amount shall be in a minimum amount of $25,000 and in integral multiples of $25,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for Term Rate Loans shall be for one- or three-months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. Any Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Upon the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, no Term Rate Loan shall be made available to any Borrower. After giving effect to each requested Term Rate Loan, including those which are converted from a Domestic Rate Loan or RFR Loan under Section 2.2(e), there shall not be outstanding more than ten (10) Term Rate Loans, in the aggregate.
(c)Each Interest Period of a Term Rate Loan shall commence on the date such Term Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above or subsection (e) below, provided that no Interest Period shall end after the last day of the Term.

(d)Borrowing Agent shall elect the initial Interest Period applicable to a Term Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 3:00 p.m. Eastern Standard Time on the day which is (i) three (3) Business Days prior to the last day of the then current Interest Period applicable to such Term SOFR Rate Loan or (ii) four (4) Business Days prior to the last day of the then current Interest Period applicable to such Eurocurrency Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected a Term Rate Loan with an Interest Period of one month.
(e)Provided that no Default or Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding Term Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Term Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Term Rate Loan. If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 3:00 p.m. Eastern Standard Time (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a Term SOFR Rate Loan, (ii) on the day which is four (4) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a RFR Loan to a Eurocurrency Rate Loan, or (iii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable Term Rate Loan) with respect to a conversion from a Term Rate Loan to a Domestic Rate Loan or RFR Loan, as applicable, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is to a Term Rate Loan, the duration of the first Interest Period therefor.
(f)At its option and upon written notice given prior to (i) with respect to any Term SOFR Rate Loan, 3:00 p.m. Eastern Standard Time at least three (3) Business Days prior to the date of such prepayment or (ii) with respect to any Eurocurrency Rate Loan, 3:00 p.m. Eastern Standard Time at least four (4) Business Days prior to the date of such prepayment, any Borrower may, subject to Section 2.2(g) hereof, prepay the Term Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are Term Rate Loans and the amount of such prepayment. In the event that any prepayment of a Term Rate Loan is made on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g) hereof. Notwithstanding anything to the contrary contained in this Agreement, the Borrowing Agent may rescind (or delay the date of prepayment identified in) any prepayment notice under this clause (f) if such prepayment would have resulted from a refinancing of all or a portion of the Advances, or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed.

(g)Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Term Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Term Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Term Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error. To the extent this Section 2.2(g) conflicts with Section 3.10 with respect to Taxes, Section 3.10 shall govern.
(h)Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (h), the term "Lender" shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any Term Rate Loans) to make or maintain its Term Rate Loans, the obligation of Lenders (or such affected Lender) to make Term Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Term Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Term Rate Loans or convert such affected Term Rate Loans into loans of another type. If any such payment or conversion of any Term Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Term Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts set forth in clause (g) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.
(i)Anything to the contrary contained herein notwithstanding, neither Agent nor any Lender, nor any of their participants, is required actually to acquire Term SOFR deposits to fund or otherwise match fund any Obligation as to which interest accrues based on the Term SOFR Rate. The provisions set forth herein shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing based on the Term SOFR Rate by acquiring Term SOFR deposits for each Interest Period in the amount of the Term SOFR Rate Loans.
2.3 Term Loan.
Subject to the terms and conditions of this Agreement, on the Closing Date, each Lender with a Term Loan Commitment, severally and not jointly, will make a term loan (the "Term Loan") in Dollars to Initial Borrower, in the amount set forth opposite such Lender's name on Annex I hereto. The Term Loan shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement, in each case, in accordance with the terms of this Agreement: (i) one installment in the amount of $1,400,000 for the fiscal quarter ending June 30, 2024 and, thereafter, quarterly installments each in the amount of $~~1,400,000.00~~2,100,000.00 commencing ~~December 31, 2022~~September 30, 2024 and continuing on the last day of each fiscal quarter period (which, for the sake of clarity, is ~~December 31,~~ March 31, June 30 ~~and~~, September 30, and December 31) thereafter through and including September 30, 2027, and (ii) a final installment of the then unpaid principal amount of the Term Loan on October 18, 2027. The Term Loan shall be evidenced by one or more secured promissory notes in substantially the form attached hereto as Exhibit 2.3 if requested by a Lender holding a Term Loan Commitment (collectively, the "Term Notes"). Each Term Loan may consist of Domestic Rate Loans or Term SOFR Rate Loans, or a combination thereof, as Borrowing Agent may request; and in the event that Borrowers desire to obtain or extend any portion of a Term Loan as a Term Rate Loan or to convert any portion of the Term Loan from a Domestic Rate Loan or an RFR Loan to a Term Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and/or (e) and the provisions of Sections 2.2(b) through (i) shall apply.
2.4 Swing Loans.
(a)Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Lenders and Agent for administrative convenience, Agent, Lenders holding Revolving Commitments and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances ("Swing Loans") available to Borrowers as provided for in this Section 2.4 at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of Swing Loans, FILO Advances and Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount, less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Borrowing Base. All Swing Loans shall be Domestic Rate Loans only. Borrowers may borrow (at the option and election of Swing Loan Lender), repay and reborrow (at the option and election of Swing Loan Lender) Swing Loans and Swing Loan Lender may make Swing Loans as provided in this Section 2.4 during the period between Settlement Dates. To the extent requested by Swing Loan Lender, Swing Loans shall be evidenced by a secured promissory note (the "Swing Loan Note") substantially in the form attached hereto as Exhibit 2.4(a) (or such other form as agreed in writing by Agent and Borrowing Agent). Swing Loan Lender's agreement to make Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Swing Loans in the future
(b)Upon either (i) any request by Borrowing Agent for a Revolving Advance or FILO Advance made pursuant to Section 2.2(a) hereof or (ii) the occurrence of any deemed request by Borrowers for a Revolving Advance or FILO Advance pursuant to the provisions of Section 2.2(a) hereof, Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loans if Swing Loan Lender has been notified by Agent or by Required Lenders that one or more of the applicable conditions set forth in

Section 8.2 of this Agreement have not been satisfied or the Revolving Commitments have been terminated for any reason.
(c)Upon the making of a Swing Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Loan), each Lender holding a Revolving Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan in proportion to its Revolving Commitment Percentage. Swing Loan Lender or Agent may, at any time, require the Lenders holding Revolving Commitments to fund such participations by means of a Settlement as provided for in Section 2.6(d) below. From and after the date, if any, on which any Lender holding a Revolving Commitment is required to fund, and funds, its participation in any Swing Loans purchased hereunder, Agent shall promptly distribute to such Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Swing Loan; provided that no Lender holding a Revolving Commitment shall be obligated in any event to make Revolving Advances or FILO Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section 2.22) of the Maximum Undrawn Amount of all outstanding Letters of Credit.
2.5     Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and shall be charged to Borrowers' Account on Agent's books. The proceeds of each Revolving Advance, FILO Advance or Swing Loan requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Sections 2.2(a), 2.6(b) or 2.14 hereof shall, (i) with respect to requested Revolving Advances and FILO Advances, to the extent Lenders make such Revolving Advances and FILO Advances, as applicable, in accordance with Section 2.2(a), 2.6(b) or 2.14 hereof, and with respect to Swing Loans made upon any request or deemed request by Borrowing Agent for a Revolving Advance or FILO Advance, as applicable, to the extent Swing Loan Lender makes such Swing Loan in accordance with Section 2.4(b) hereof, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent), in immediately available funds or, (ii) with respect to Revolving Advances or FILO Advances deemed to have been requested by any Borrower or Swing Loans made upon any deemed request for a Revolving Advance or FILO Advance, as applicable, by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request (with any excess promptly deposited in the applicable account described in clause (i) above). During the Term, Borrowers may use the Revolving Advances, FILO Advances and Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.
2.6     Making and Settlement of Advances.
(a)Each borrowing of Revolving Advances and FILO Advances shall be advanced according to the applicable Revolving Commitment Percentages of Lenders holding the Revolving Commitments (subject to any contrary terms of Section 2.22). The Term Loan shall be advanced according to the applicable Term Loan Commitment Percentages of Lenders holding the Term Loan Commitments. Each borrowing of Swing Loans shall be advanced by Swing Loan Lender alone. Advances made in Dollars shall be repaid in Dollars. Advances made in an Alternative Currency shall be repaid in such applicable Alternative Currency.
(b)Promptly after receipt by Agent of a request or a deemed request for a Revolving Advance or FILO Advance pursuant to Section 2.2(a) and, with respect to Revolving Advances and FILO Advances, to the extent Agent elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans exceeding the maximum amount permitted in Section 2.4(a), Agent shall notify Lenders holding the Revolving Commitments of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Lenders of the requested Revolving Advance and FILO Advances, as applicable, as determined by Agent in accordance with the terms hereof. Each Lender shall remit the principal amount of each Revolving Advance or FILO Advance, as applicable, to Agent such that Agent is able to, and Agent shall, to the extent the applicable Lenders have made funds available to it for such purpose and subject to Section 8.2, fund such Revolving Advance or FILO Advance, as applicable, to Borrowers in Dollars or any Alternative Currency, as applicable, and immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; provided that if any applicable Lender fails to remit such funds to Agent in a timely manner, Agent may elect in its sole discretion to fund with its own funds the Revolving Advance or FILO Advance, as applicable, of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.6(c) hereof.
(c)Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender holding a Revolving Commitment that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Advance or FILO Advance, as applicable, available to Agent, Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Agent on such date in accordance with Section 2.6(b) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will use commercially reasonable efforts to promptly notify Borrowing Agent of its receipt of any such notice from a Lender. In such event, if a Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Advance or FILO Advance, as applicable, available to Agent, then the applicable Lender and Borrowers severally agree to pay to Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) (x) the daily average Effective Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (y) such amount or (B) a rate determined by Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrowers, the Revolving Interest Rate for Revolving Advances or FILO Advances, as applicable, that are Domestic Rate Loans. If such Lender pays its share of the applicable Revolving Advance or FILO Advance to Agent, then the amount so paid shall constitute such Lender's Revolving Advance or FILO Advance, as applicable. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender holding a Revolving

Commitment that shall have failed to make such payment to Agent. A certificate of Agent submitted to any Lender or Borrowing Agent with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error.
(d)Agent, on behalf of Swing Loan Lender, shall demand settlement (a "Settlement") of all or any Swing Loans with Lenders holding the Revolving Commitments on at least a weekly basis, or on any more frequent date that Agent elects or that Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying Lenders holding the Revolving Commitments of such requested Settlement by facsimile, telephonic or electronic transmission no later than 3:00 p.m. Eastern Standard Time on the date of such requested Settlement (the "Settlement Date"). Subject to any contrary provisions of Section 2.22, each Lender holding a Revolving Commitment shall transfer the amount of such Lender's Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Agent) of the applicable Swing Loan with respect to which Settlement is requested by Agent, to such account of Agent as Agent may designate not later than 5:00 p.m. Eastern Standard Time on such Settlement Date if requested by Agent by 3:00 p.m. Eastern Standard Time, otherwise not later than 5:00 p.m. Eastern Standard Time on the next Business Day. Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Advances and FILO Advances set forth in Section 8.2 have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time. All amounts so transferred to Agent shall be applied against the amount of outstanding Swing Loans and, when so applied shall constitute Revolving Advances of such Lenders accruing interest as Domestic Rate Loans. If any such amount is not transferred to Agent by any Lender holding a Revolving Commitment on such Settlement Date, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.6(c).
(e)If any Lender or Participant (a "Benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender's Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender's Advances shall be part of the Obligations secured by the Collateral.
2.7 Maximum Advances; Closing Date Deemed Borrowing Base True-up; Australian Collateral True-up.
(a)The aggregate balance of Revolving Advances plus Swing Loans outstanding at any time shall not exceed the lesser of (i) the Maximum Revolving Advance Amount less the Availability Block and Reserves established hereunder, less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (ii) the Formula Amount (less the Availability Block).
(b)The aggregate balance of FILO Advances outstanding at any time shall not exceed the Maximum FILO Borrowing Amount.
(c)Without limiting the foregoing, and independent of any true-up requirements set forth in Section 2.7(d) below, in the event that Undrawn Availability on the Deemed Borrowing Base True-up Date, with the Borrowing Base being calculated on such Deemed Borrowing Base True-up Date in accordance with Sections 2.1(a) and (b) after giving effect to the Initial Field Exam and Initial Inventory Appraisal (and not, for the sake of clarity, the Closing Date Deemed Borrowing Base) and taking into pro forma account the closing and consummation of the Closing Date Acquisition and the outstanding amount of the initial Loans made on the Closing Date, is less than $12,500,000 ("Deemed Borrowing Base True-up Undrawn Availability"), then, on such Deemed Borrowing Base True-up Date, the Borrowers shall make a voluntary prepayment of the Obligations, which prepayment shall be funded solely with Net Cash Proceeds from the issuance by Holdings of new common Equity Interests (other than Disqualified Equity Interests) to B Riley, in the amount necessary to reduce the outstanding principal amount of Revolving Advances such that, after giving effect to such payment, Undrawn Availability is greater than or equal to the Deemed Borrowing Base True-up Undrawn Availability.
(d)Without limiting the foregoing, and independent of any true-up requirements set forth in Section 2.7(c) above, in the event that the Australian Whitewash with respect to the Australian Borrower is not completed, the Australian Borrower has not joined as a Borrower and/or Australian Security Documents are not executed and delivered, in each case within the applicable post-closing periods in accordance with Section 6.16 (such date, the "Australian Collateral Outside Date"), such that Agent is not provided with a first-priority perfected Lien (subject to Permitted Encumbrances) on the Collateral of the Australian Loan Parties on such Australian Collateral Outside Date, then, (i) the Borrowing Base shall be re-calculated on such date to remove all Eligible Inventory and Eligible Receivables of the Australian Loan Parties and (ii) within three (3) Business Days following the Australian Collateral Outside Date, the Borrowers shall make a voluntary prepayment of the Obligations, which prepayment shall be funded solely with Net Cash Proceeds from the issuance by Holdings of new common Equity Interests (other than Disqualified Equity Interests) to B Riley, in the amount necessary to reduce the outstanding principal amount of Revolving Advances such that, after giving effect to such payment, Undrawn Availability is greater than or equal to
$12,500,000.
2.8 Manner and Repayment of Advances.
(a)The Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.3 hereof and shall be due and payable in full on the last day of the Term, subject to mandatory prepayments as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement to the extent provided in Section 11.1 or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances (other than the Term Loan) shall be applied, first to the outstanding Swing Loans, second, pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the outstanding Revolving Advances (subject to any contrary provisions of Section 2.22), and third, pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the outstanding FILO Advances (subject to any contrary provisions of Section 2.22). Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Term Loan shall be applied to the Term Loan pro rata according to the Term Loan Commitment Percentages of Lenders holding part of the Term Loan.
(b)Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received by Agent. Agent shall conditionally credit Borrowers' Account for each item of payment on the next Business Day after the Business Day on which such item of payment is received by Agent (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the "Application Date") Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent in its Permitted Discretion and Agent may charge Borrowers' Account for the amount of any item of payment which is returned, for any reason whatsoever, to Agent unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Agent shall be deemed applied by Agent on account of the Obligations on its respective Application Date. All proceeds received by Agent shall be applied to the Obligations in accordance with Section 4.8(h).
(c)All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. Eastern Standard Time on the due date therefor in Dollars or the applicable Alternative Currency, as applicable, in each case in funds immediately available to Agent. Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder to the extent provided and in accordance with Section 2.2 hereof.
(d)Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 p.m. Eastern Standard Time, in Dollars or the applicable Alternative Currency, and in immediately available funds.
2.9 Repayment of Excess Advances. If at any time the aggregate balance of outstanding Advances exceeds the maximum amount of Advances permitted hereunder, such excess Advances shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or an Event of Default has occurred.
2.10 Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent or Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, Lenders and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to Borrowers' Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.
2.11 Letters of Credit.
(a)Subject to the terms and conditions hereof, Issuer shall issue or cause the issuance of standby and/or trade letters of credit denominated in Dollars or any Alternative Currency ("Letters of Credit") for the account of any Borrower (provided that such Letter of Credit may be for the benefit of any other Loan Party or Subsidiary, so long as a Borrower is a co-applicant and remains liable hereunder thereon) except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances and FILO Advances, plus
(ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iv) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the lesser of (x) the Maximum Revolving Advance Amount less Reserves established hereunder or (y) the Borrowing Base (calculated without giving effect to the deductions provided for in Section 2.1(a)(y)(v) and Section 2.1(b)(y)(iii)); The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans or RFR Loans, as determined in respect of the applicable Currency, consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans or RFR Loans, as applicable. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof).

(b)Notwithstanding any provision of this Agreement, Issuer shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Body or arbitrator shall by its terms purport to enjoin or restrain Issuer from issuing any Letter of Credit, or any Law applicable to Issuer or any request or directive (whether or not having the force of law) from any Governmental Body with jurisdiction over Issuer shall prohibit, or request that Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement, and which Issuer in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of Issuer applicable to letters of credit generally.
2.12    Issuance of Letters of Credit.
(a)Borrowing Agent, on behalf of any Borrower, may request Issuer to issue or cause the issuance of a Letter of Credit by delivering to Issuer, with a copy to Agent at the Payment Office, prior to 1:00 p.m. Eastern Standard Time, at least five (5) Business Days prior to the proposed date of issuance, such Issuer's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent and Issuer; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from Agent or any Lender that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the commitments of Lenders to make Revolving Advances or FILO Advances hereunder have been terminated for any reason.
(b)Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, or other written demands for payment, and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit's date of issuance (provided that any Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration) and in no event later than the last day of the Term, unless the Agent, Issuer and Borrowing Agent agree. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the "UCP") or the International Standby Practices (International Chamber of Commerce Publication Number 590) (the "ISP98 Rules"), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Issuer, and each trade Letter of Credit shall be subject to the UCP. In addition, no trade Letter of Credit may permit the presentation of an ocean bill of lading that includes a condition that the original bill of lading is not required to claim the goods shipped thereunder.
(c)Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.13 Requirements For Issuance of Letters of Credit.
(a)Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct Issuer to deliver to Agent all instruments, documents, and other writings and property received by Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, and the application therefor.
(b)In connection with all trade Letters of Credit issued or caused to be issued by Issuer under this Agreement, each Borrower hereby appoints Issuer, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred and be continuing: (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department or the Canada Border Services Agency (collectively, "Customs") in the name of such Borrower or Issuer or Issuer's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Issuer's, or in the name of Issuer's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent, Issuer nor their attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's, Issuer's or their respective attorney's bad faith, gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction. This power, being coupled with an interest during the continuance of an Event of Default, is irrevocable as long as any Letters of Credit remain outstanding.
2.14 Disbursements, Reimbursement.
(a)Immediately upon the issuance of each Letter of Credit, each Lender holding a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Lender's Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively.
(b)In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Agent and Borrowing Agent. Regardless of whether Borrowing Agent shall have received such notice, Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a "Reimbursement Obligation") Issuer prior to 12:00 Noon, on each date that an amount is paid by Issuer under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by Issuer. In the event Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 Noon, on the Drawing Date, Issuer will promptly notify Agent and each Lender holding a Revolving Commitment thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan or RFR Loan, as applicable, be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, and Lenders holding the Revolving Commitments shall be unconditionally obligated to fund such Revolving Advance (all whether or not the conditions specified in Section 8.2 are then satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason) as provided for in Section 2.14(c) immediately below. Any notice given by Issuer pursuant to this Section 2.14(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.
(c)Each Lender holding a Revolving Commitment shall upon any notice pursuant to Section 2.14(b) make available to Issuer through Agent at the Payment Office an amount in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section 2.22) of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.14(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Lender holding a Revolving Commitment so notified fails to make available to Agent, for the benefit of Issuer, the amount of such Lender's Revolving Commitment Percentage of such amount by 2:00 p.m. Eastern Standard Time on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Effective Federal Funds Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loan on and after the fourth day following the Drawing Date. Agent and Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Agent or Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Lender holding a Revolving Commitment to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.14(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.14(c)(i) and until and commencing from the date of receipt of notice from Agent or Issuer of a drawing.
(d)With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.14(b), because of Borrowers' failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan. Each applicable Lender's payment to Agent pursuant to Section 2.14(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.14.
(e)Each applicable Lender's Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of

Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.
2.15 Repayment of Participation Advances.
(a)Upon (and only upon) receipt by Agent for the account of Issuer of immediately available funds from Borrowers (i) in reimbursement of any payment made by Issuer or Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Issuer or Agent under such a Letter of Credit, Agent will pay to each Lender holding a Revolving Commitment, in the same funds as those received by Agent, the amount of such Lender's Revolving Commitment Percentage of such funds, except Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Lender holding a Revolving Commitment that did not make a Participation Advance in respect of such payment by Agent (and, to the extent that any of the other Lender(s) holding the Revolving Commitment have funded any portion such Defaulting Lender's Participation Advance in accordance with the provisions of Section 2.22, Agent will pay over to such Non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).
(b)If Issuer or Agent is required at any time to return to any Borrower, or to a trustee, monitor, receiver, interim receiver, liquidator, custodian, administrator, monitor or any similar official in any bankruptcy, insolvency or similar proceeding, any portion of the payments made by Borrowers to Issuer or Agent pursuant to Section 2.15(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each applicable Lender shall, on demand of Agent, forthwith return to Issuer or Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuer or Agent plus interest at the Effective Federal Funds Rate.
2.16 Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuer's interpretations of any Letter of Credit issued on behalf of such Borrower and by Issuer's written regulations and customary practices relating to letters of credit, though Issuer's interpretations may be different from such Borrower's own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
2.17 Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.
2.18 Nature of Participation and Reimbursement Obligations. The obligation of each Lender holding a Revolving Commitment in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.18 under all circumstances, including the following circumstances:
(i)any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower, as the case may be, may have against Issuer, Agent, any Borrower or Lender, as the case may be, or any other Person for any reason whatsoever;
(ii)the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.14;
(iii)any lack of validity or enforceability of any Letter of Credit;
(iv)any claim of breach of warranty that might be made by any Borrower, Agent, Issuer or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, Agent, Issuer or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any Persons for whom any such transferee or assignee may be acting), Issuer, Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);
(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if Issuer or any of Issuer's Affiliates has been notified thereof;
(vi)payment by Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse Issuer from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);
(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)any failure by Issuer or any of Issuer's Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Agent and Issuer have each received written notice from Borrowing Agent of such failure within three (3) Business Days after Issuer shall have furnished Agent and Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(ix)the occurrence of any Material Adverse Effect;
(x)any breach of this Agreement or any Other Document by any party thereto;
(xi)the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;
(xii)the fact that a Default or an Event of Default shall have occurred and be continuing;
(xiii)the fact that the Term shall have expired or this Agreement or the obligations of Lenders to make Advances have been terminated; and
(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
2.19 Liability for Acts and Omissions.
(a)As between Borrowers and Issuer, Swing Loan Lender, Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer's rights or powers hereunder. Nothing in the preceding sentence shall relieve Issuer from liability for Issuer's bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Issuer or Issuer's Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
(b)Without limiting the generality of the foregoing, Issuer and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier or any document or instrument of like import (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
(c)In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Issuer under any resulting liability to any Borrower, Agent or any Lender.

2.20 Voluntary and Mandatory Prepayments and Reduction in Commitments.
(a)Borrowers may prepay the Revolving Advances and FILO Advances at any time in whole or in part. Borrowers may voluntarily prepay all or any portion of the Term Loan; provided, that, other than in connection with a refinancing or repayment that results in the Payment in Full of all Obligations, no Borrower shall make any voluntary prepayment of the Term Loans unless the Payment Conditions are satisfied after giving effect to any such voluntary prepayment. Any such voluntary prepayment of the Term Loan shall be accompanied by any applicable Premium Amount in accordance with Section 3.3(b). Borrowers may permanently reduce the Revolving Commitments (with a corresponding reduction in the Maximum Revolving Advance Amount) at any time; provided, that (i) Borrowing Agent shall provide at least three (3) Business Days prior written notice of such reduction, (ii) such reduction shall be in increments of $5,000,000, (iii) such reduction shall be permanent, (iv) in no event shall the Revolving Commitments be reduced below $~~70,000,000~~45,000,000 unless all of the Revolving Commitments are terminated, and (v) any reduction to the Maximum Revolving Advance Amount shall be accompanied by a pro rata corresponding reduction in the Maximum FILO Amount). Notwithstanding anything to the contrary contained in this Agreement, the Borrowing Agent may rescind (or delay the date of prepayment, termination or reduction identified in) any prepayment, reduction or termination notice under this Section 2.20(a) if such prepayment, reduction or termination would have resulted from a refinancing of all or a portion of the Advances, or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed.
(b)Mandatory Prepayment.
(i)Commencing with the fiscal year ending December 31, 2023, Borrowers shall prepay the outstanding amount of the Term Loan in an amount equal to (i) the Applicable ECF Percentage of Excess Cash Flow for each fiscal year minus (ii) the aggregate amount of optional prepayments of the Term Loans and optional prepayments of the Revolving Advances and/or FILO Advances (in each case, to the extent accompanied by a permanent reduction of the Revolving Commitments) in each case, actually made during such fiscal year, payable upon delivery of the financial statements to Agent referred to in and required by Section
9.7 for such fiscal year but in any event not later than one hundred twenty (120) days after the end of each such fiscal year. In the event that the financial statements referred to above are not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrowers shall make the prepayment required by this Section 2.20(a), subject to adjustment when the financial statement is delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrowers to deliver such financial statements.
(ii)Not later than ten (10) Business Days following receipt by any Loan party of any Net Cash Proceeds of any casualty or condemnation event or disposition (other than a Permitted Disposition under clauses (a) through (f), (h) through (k), (n), (o) or (r) of the definition thereof), in each case in respect of the Collateral, Borrowers shall prepay or cause to be prepaid the outstanding principal amount of the Obligations in accordance with clause (c) below; provided, so long as no Event of Default or Cash Dominion Trigger Period shall have occurred and be continuing from the date of such casualty or condemnation event or such disposition through the date of such usage, the Borrowers shall have the option, directly or through one or more of their Subsidiaries, to reinvest such Net Cash Proceeds within twelve (12) months of receipt thereof (or, if later, 120 days after the date that a Loan Party or Subsidiary has entered into a binding commitment to reinvest such Net Cash Proceeds prior to the expiration of such twelve (12) month period) in assets useful to the business of the Loan Parties and their Subsidiaries. Nothing contained in this Section 2.20(b)(ii) shall permit any Loan Party or any of its Subsidiaries to make a disposition of any property other than in accordance with Section 7.1.
(iii)Promptly upon the issuance or incurrence by any Borrower or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with clause (c) below in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.20(b) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.
(iv)Promptly upon the issuance of any Equity Interests in connection with an exercise of the Cure Right, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with clause (c) below in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.20(b) shall not be deemed to be implied consent to any such issuance otherwise prohibited by the terms and conditions of this Agreement.
(c)Each prepayment pursuant to Sections 2.20(b)(i), 2.20(b)(ii) and 2.20(b)(iii) shall be applied, first, to the outstanding principal installments of the Term Loan, applied in the inverse order of maturity until paid in full, second, to the outstanding Revolving Advances (without any corresponding reduction in the Revolving Commitment) until paid in full, third, to the outstanding FILO Advances (without any corresponding reduction in the Revolving Commitment) until paid in full, and fourth, solely if an Event of Default has occurred and is continuing, to cash collateralize the Letters of Credit in an amount equal to one hundred three percent (103%) of the Maximum Undrawn Amount of all outstanding Letters of Credit. Each prepayment pursuant to Sections 2.20(b)(iv) shall be applied at the discretion of the Agent.
2.21 Use of Proceeds.
(a)Borrowers shall apply the proceeds of Advances to (i) repay certain existing Indebtedness of the Borrowers on the Closing Date, (ii) partially fund the purchase price in respect of the Closing Date Acquisition, (iii) pay fees and expenses relating to the Transactions, (iv) fund Capital Expenditures and Permitted Acquisitions permitted hereunder, and (v) provide for working capital and general corporate purposes of the Loan Parties and reimburse drawings under Letters of Credit.
(b)Without limiting the generality of Section 2.21(a) above, neither the Borrowers, the Guarantors nor any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.
2.22 Defaulting Lender.
(a)Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.22 so long as such Lender is a Defaulting Lender.
(b)(i) except as otherwise expressly provided for in this Section 2.22, Revolving Advances and FILO Advances shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances and FILO Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Advances and FILO Advances shall be applied to reduce such type of Revolving Advances or FILO Advances, as applicable, of each Lender (other than any Defaulting Lender) holding a Revolving Commitment in accordance with their Revolving Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.
(ii)fees pursuant to Section 3.3(b) hereof shall cease to accrue in favor of such Defaulting Lender.
(iii)if any Swing Loans are outstanding or any Letters of Credit (or drawings under any Letter of Credit for which Issuer has not been reimbursed) are outstanding or exist at the time any such Lender holding a Revolving Commitment becomes a Defaulting Lender, then:
(A)Defaulting Lender's Participation Commitment in the outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among Non-Defaulting Lenders holding Revolving Commitments in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances and FILO Advances made by any such Non-Defaulting Lender holding a Revolving Commitment plus such Lender's reallocated Participation Commitment in the outstanding Swing Loans plus such Lender's reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;

(B)if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following written notice by Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, cash collateralize for the benefit of Issuer, Borrowers' obligations corresponding to such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section 3.2(b) for so long as such Obligations are outstanding;
(C)if Borrowers cash collateralize any portion of such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2(a) with respect to such Defaulting Lender's Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;
(D)if Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to Lenders holding Revolving Commitments pursuant to Section 3.2(a) shall be adjusted and reallocated to Non-Defaulting Lenders holding Revolving Commitments in accordance with such reallocation; and
(E)if all or any portion of such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section 3.2(a) with respect to such Defaulting Lender's Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized; and
(iv)so long as any Lender holding a Revolving Commitment is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Swing Loan Lender or Issuer, as applicable, is satisfied that the related exposure and Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit and all Swing Loans (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Non-Defaulting Lenders holding Revolving Commitments and/or cash collateral for such Letters of Credit will be provided by Borrowers in accordance with clause (A) and (B) above, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).
(c)A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage or Term Loan Commitment Percentage.
(d)Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.22 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.
(e)In the event that Agent, Borrowers, Swing Loan Lender and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Lender holding a Revolving Commitment, then Participation Commitments of Lenders holding Revolving Commitments (including such cured Defaulting Lender) of the Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Lender's Revolving Commitment, and on such date such Lender shall purchase at par such of the Revolving Advances and FILO Advances of the other Lenders as Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances and FILO Advances in accordance with its Revolving Commitment Percentage, and any cash collateral posted by any Borrower in respect of any Letters of Credit pursuant to clause (b)(iii)(B) above, shall promptly be returned to such Borrower or Borrowing Agent.
(f)If Swing Loan Lender or Issuer has a good faith belief that any Lender holding a Revolving Commitment has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with Borrowers or such Lender, satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.
2.23 Payment of Obligations. Agent may charge to Borrowers' Account as a Revolving Advance or, at the discretion of Swing Loan Lender, as a Swing Loan (i) all payments with respect to any of the Obligations required hereunder or under any Other Document (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Sections 16.5 and 16.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise) solely to the extent such payments have not been paid by Borrowers when due hereunder, (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by Agent or any Lender pursuant to Sections 4.2 or 4.3 hereof and (b) all expenses which Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Blocked

Accounts or Depository Accounts as provided for in Section 4.8(h), and (iii) any sums expended by Agent or any Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower's obligations under Sections 3.3, 3.4, 4.6, 4.7, 6.4, and 6.6 hereof, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Revolving Advances are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Revolving Advances made by and owing to Agent and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Revolving Advances.
III.INTEREST AND FEES.
3.1 Interest. Interest on Advances shall be payable in arrears on the first Business Day of each month with respect to Domestic Rate Loans and RFR Loans and, with respect to Term Rate Loans, at the end of each Interest Period (or with respect to any Interest Period in excess of three months, at the end of each three month period during such Interest Period), provided that all accrued and unpaid interest shall be due and payable at the end of the Term. Interest on Advances made in any Alternative Currency shall bear interest at the Relevant Rate for such Alternative Currency, as applicable. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month or Interest Period, as applicable, at a rate per annum equal to (i) with respect to Revolving Advances, the Revolving Interest Rate applicable to such Revolving Advance plus the SOFR Adjustment with respect to Term SOFR Rate Loans, (ii) with respect to FILO Advances, the FILO Advance Interest Rate applicable to such FILO Advance plus the SOFR Adjustment with respect to Term SOFR Rate Loans,(iii) with respect to Swing Loans, the Revolving Interest Rate for Domestic Rate Loans and (iv) with respect to the Term Loan, the applicable Term Loan Rate plus the SOFR Adjustment with respect to Term SOFR Rate Loans. Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans or RFR Loans, as applicable, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate or any RFR is increased or decreased, the Revolving Interest Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate or any RFR during the time such change or changes remain in effect. The Term SOFR Rate and the Eurocurrency Rate shall be adjusted with respect to Term Rate Loans without notice or demand of any kind on the effective date of any change in the applicable Reserve Percentage, Eurocurrency Reserve Percentage or RFR Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), (i) the Obligations shall bear interest at the Revolving Interest Rate plus two percent (2%) per annum, the "Default Rate").

3.2 Letter of Credit Fees.
(a)Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders holding Revolving Commitments, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for Revolving Advances consisting of Term SOFR Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term (it being understood and agreed that in no event shall the fee under this subsection (x) in respect of any Letter of Credit be less than the Agent's minimum fee in effect from time to time), and (y) to Issuer, a fronting fee of one quarter of one percent (0.25%) per annum times the daily face amount of each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term. (all of the foregoing fees, the "Letter of Credit Fees"). In addition, Borrowers shall pay to Agent, for the benefit of Issuer, any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Issuer's prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.0%) per annum.
(b)At any time following the occurrence and during the continuance of an Event of Default, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of such Event of Default, without the requirement of any affirmative action by any party), or upon the expiration of the Term or any other termination of this Agreement (and also, to the extent and solely for the period required by Section 2.20), Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and three percent (103%) of the Maximum Undrawn Amount of all outstanding Letters of Credit (unless alternative arrangements have been made with the Issuer of such Letter of Credit), and each Borrower hereby authorizes Agent, solely during the continuance of an Event of Default or upon the expiration of the Term or any termination of this Agreement and while such Letter of Credit remains outstanding, and solely to the extent that Borrowers have not provided or caused to be provided the amount of cash collateral required by this clause (b), on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower, in each case coming into any Lender's possession at any time. Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree (or, in the absence of such agreement, as Agent may reasonably select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Agent may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non-interest bearing account and in such case Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the Uniform Commercial Code or under any other Applicable Law to pay interest on such cash collateral being held by Agent. No Borrower may withdraw amounts credited to any such account except upon Payment in Full. Borrowers hereby assign, pledge and grant to Agent, for its benefit and the ratable benefit of Issuer, Lenders and each other Secured Party, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Borrowers in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit. Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Agent may use such cash collateral to pay and satisfy such Obligations.
3.3 Fees.
(a)Facility Fee. If, for any calendar quarter during the Term, the daily unpaid balance of the Revolving Advances, FILO Advances, Swing Loans and the Maximum Undrawn Amount of all outstanding Letters of Credit (the "Usage Amount") does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent, for the ratable benefit of Lenders holding the Revolving Commitments based on their Revolving Commitment Percentages, a fee at a rate equal to one-quarter of one percent (0.25%) per annum for each such day the amount by which the Maximum Revolving Advance Amount on such day exceeds the Usage Amount (the "Facility Fee"). Such Facility Fee shall be payable to Agent in arrears on the first Business Day of each month with respect to each day in the previous month and on the last day of the Term with respect to each day in the previous calendar quarter or portion thereof ending on such date, as applicable.
(b)Prepayment Premium. Notwithstanding anything herein to the contrary, if
(1) the entirety of the Revolving Commitments are permanently reduced or terminated (or are required to be reduced or terminated) ~~or~~, (2) any portion of the Revolving Commitments are permanently reduced in connection with the prepayment contemplated by Section 6.19 and the related keepwell agreement, or (3) all or any portion of the Term Loan is paid or prepaid (or is required to be paid or prepaid), in each case (x) pursuant to Section 2.20(b)(ii) or (iii) (other than in connection with a Change of Control), (y) in connection with a prepayment made pursuant to Section 2.20(a) (other than in connection with a Change of Control) or (z) as a result of the acceleration of the Obligations (whether or not such acceleration occurs automatically) or the commencement of an Insolvency Event, (the occurrence of any of the events set forth in the foregoing clauses (x) through (z), each a "Premium Event"), then the Agent shall be paid, for the benefit of the Lenders holding the Revolving Commitments and/or Term Loan, as applicable, as an inducement for making Advances and Revolving Commitments hereunder (and not as a penalty), an amount (the "Premium Amount") equal to the Premium Applicable Percentage multiplied by the sum of the Maximum Revolving Advance Amount and/or principal amount of the portion of the Term Loan so permanently reduced, paid or prepaid (or required to be paid or prepaid), as applicable, which Premium Amount shall be fully earned, and due and payable, on the date of such payment or prepayment, or on the date such payment or prepayment is required to be made, as applicable, and non-refundable when made. The parties hereto further acknowledge and agree that the Premium Amount is not intended to act as a penalty or to punish the Borrowers for any such repayment or prepayment and shall be applicable whether or not an Event of Default has occurred or is continuing. The actual amount of damages to Agent and the Lenders, or profits lost by Agent and the Lenders, as a result of any early prepayment would be impracticable and extremely difficult to ascertain, and the Premium Amount hereunder is provided by mutual agreement of the Borrowers, Agent and the Lenders as a reasonable estimation and calculation of such lost profits or damages of Agent and the Lenders and not a penalty. The Loan Parties acknowledge and agree that the Premium Amount described in this Section 3.3(b) represents the product of an arm's length transaction among sophisticated parties and constitutes a material inducement for the Lenders to make the Advances and provide the Revolving Commitments hereunder. The Premium Amount provided for in this Section 3.3(b) shall be deemed included in the Obligations and secured by the Collateral.
(c)Fee Letter. Borrowers shall pay the amounts to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.
3.4 Collateral Monitoring Fee; Collateral Evaluation Fee; Expenses.
(a)Borrowers shall pay Agent a collateral monitoring fee equal to $1,666.00 per month commencing on the first Business Day of the month following the Closing Date and on the first Business Day of each month thereafter during the Term. The collateral monitoring fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.
(b)Borrowers shall pay to Agent promptly following receipt of an invoice therefor at the conclusion of any collateral evaluation performed by or for the benefit of Agent (whether such examination is performed by Agent's employees or by a third party retained by Agent), including, without limitation, any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which evaluation is undertaken by Agent or for Agent's benefit, a collateral evaluation fee in an amount equal to $~~1,500~~1,750 (or such other amount customarily charged by Agent to its customers per day for each person employed to perform such evaluation (based on an eight (8) hour day, and subject to adjustment if additional hours are worked), plus a per examination field exam management fee in the amount of $2,500 for new facilities, and $~~1,500~~2,000 for recurring examinations (or, in each case, such other amount customarily charged by Agent to its customers), plus all costs and disbursements incurred by Agent in the performance of such examination or analysis, and further provided that if third parties are retained to perform such collateral evaluations, either at the request of another Lender or for extenuating reasons determined by Agent in its sole discretion, then such fees charged by such third parties plus all costs and disbursements incurred by such third party, shall be the responsibility of Borrower and shall not be subject to the foregoing limits; provided, that so long as no Event of Default shall have occurred and be continuing, Borrowers shall not be obligated to reimburse Agent for more than ~~one~~two (~~1~~2) field examination in any calendar year (increasing to ~~two~~three (~~2~~3) field examinations in a calendar year during a Covenant Trigger Period), except for field examinations conducted in connection with a proposed Permitted Acquisition (whether or not consummated).
3.5 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days (or, in the case of Revolving Advances denominated in Australian Dollars or Hong Kong Dollars, 365 days) and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be. For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the Other Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.
3.6 Maximum Charges.
(a)In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.
(b)Any provision of this Agreement that would oblige any Canadian Loan Party to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec on immovables that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to any Canadian Loan Party, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears.
(c)If any provision of this Agreement or Other Documents would oblige any Loan Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by that Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: first, by reducing the amount or rate of interest, and, thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Lender shall have received an amount in excess of the maximum permitted by section 347 of the Criminal Code (Canada), the applicable Loan Party shall be entitled to obtain reimbursement from such Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to such Loan Party.
3.7    Increased Costs. In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent, Swing Loan Lender, any Issuer or Lender and any corporation or bank controlling Agent, Swing Loan Lender, any Lender or Issuer and the office or branch where Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any Term Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:
(a)subject Agent, Swing Loan Lender, any Lender or Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Term Rate Loan, or change the basis of taxation of payments to Agent, Swing Loan Lender, such Lender or Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by Agent, Swing Loan Lender, such Lender or the Issuer);
(b)impose, modify or deem applicable any reserve, special deposit, assessment, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent, Swing Loan Lender, Issuer or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or
(c)impose on Agent, Swing Loan Lender, any Lender or Issuer any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein; and the result of any of the foregoing is to increase the cost to Agent, Swing Loan Lender, any Lender or Issuer of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that Agent, Swing Loan Lender, such Lender or Issuer deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent, Swing Loan Lender or such Lender or Issuer deems to be material, then, in any case Borrowers shall promptly pay Agent, Swing Loan Lender, such Lender or Issuer, within five (5) Business Days of demand (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), such additional amount as will compensate Agent, Swing

Loan Lender or such Lender or Issuer for such additional cost or such reduction, as the case may be. Agent, Swing Loan Lender, such Lender or Issuer shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error; provided that no Borrower shall be required to compensate Agent, Swing Loan Lender, any Lender or Issuer pursuant to this Section 3.7 for any increased costs incurred more than 180 days prior to the date that such Agent, Swing Loan Lender, any Lender or Issuer notifies the Borrowers in writing of the Change in Law giving rise to such increased costs and of such Agent's, Swing Loan Lender's, Lender's or Issuer's intention to claim compensation therefore; provided, further, that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the one hundred eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.8 Alternate Rate of Interest.
3.8.1. Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:
(i)reasonable means do not exist for ascertaining the Term SOFR Rate or Eurocurrency Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or
(ii)deposits in Dollars or any Alternative Currency in the relevant amount and for the relevant maturity are not available, with respect to an outstanding Term SOFR Rate Loans or Eurocurrency Rate Loans, a proposed Term SOFR Rate Loan or Eurocurrency Rate Loan, or a proposed conversion of a Domestic Rate Loan or RFR Loan into a Term SOFR Rate Loan or Eurocurrency Rate Loan, as applicable; or
(iii)the making, maintenance or funding of any Term Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law), or
(iv)any Term Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any Term Rate Loan, and Lenders have provided notice of such determination to Agent, then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination. If such notice is given prior to a Benchmark Replacement Date (as defined below) or prior to the date on which Section 3.8.2 hereof applies, (i) any such requested Term SOFR Rate Loan shall be made as a Domestic Rate Loan and any such requested Eurocurrency Rate Loan shall be made as an RFR Loan, unless Borrowing Agent shall notify Agent no later than 1:00 p.m. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of the applicable Term Rate Loan, (ii) any Domestic Rate Loan, RFR Loan or Term Rate Loan which was to have been converted to an affected type of Term Rate Loan shall be continued as or converted into a Domestic Rate Loan or RFR Loan, as applicable, or, if Borrowing Agent shall notify Agent, no later than 1:00p.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Term Rate Loan, and (iii) any outstanding affected Term Rate Loans shall be converted into a Domestic Rate Loan or RFR Loan, as applicable, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Term Rate Loan, shall be converted into an unaffected type of Term Rate Loan, on the last Business Day of the then current Interest Period for such affected Term Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected Term Rate Loan). Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Term Rate Loan or maintain outstanding affected Term Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan, an RFR Loan or an unaffected type of Term Rate Loan into an affected type of Term Rate Loan.
3.8.2. Benchmark Replacement Setting.
(a)Benchmark Replacement.
(1)Notwithstanding anything to the contrary herein or in any Other Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be an "Other Document" for purposes of this Section titled "Benchmark Replacement Setting"), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark for any Currency, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document and (B) if a Benchmark Replacement is determined in accordance with clause (2), (3), or (4) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document so long as the Agent has not received, by such time, written notice from Lenders comprising the Required Lenders of objection to (i) with respect to a Benchmark Replacement determined in accordance with clause (2) or (3) of the definition of "Benchmark Replacement", the related Benchmark Replacement Adjustment and (ii) with respect to a Benchmark Replacement determined in accordance with clause (4) of the definition of "Benchmark Replacement", such Benchmark Replacement.
(2)(2) Notwithstanding anything to the contrary herein or in any Other Document and subject to the proviso below in this paragraph, if a Term RFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark consisting of a Daily Simple RFR for the applicable Currency, then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder or under any Other Document in respect of such Benchmark for the applicable Currency setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document; provided that this clause (2) shall not be effective unless the Agent has delivered to the Lenders and the Borrower a Term RFR Notice with respect to the applicable Term RFR Transition Event. For the avoidance of doubt, the Agent shall not be required to deliver a Term RFR Notice after a Term RFR Transition Event and may elect or not elect to do so in its sole discretion.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document.
(c)Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any Other Document except, in each case, as expressly required pursuant to this Section.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any Other Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of "Interest

Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrowers' receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowing Agent may revoke any pending request for an Advance bearing interest based on the Term SOFR Rate, Eurocurrency Rate or RFR, as applicable, conversion to or continuation of Advances bearing interest based on such interest rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for an Advance of or conversion to Advances bearing interest as a Domestic Rate Loan or RFR Rate Loan, as applicable. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(f)Certain Defined Terms. As used in this Section titled "Benchmark Replacement Setting":
"Available Tenor" shall mean, as of any date of determination and with respect to the then-current Benchmark for any Currency, as applicable, (x) if such Benchmark for such Currency is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) for such Currency that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause
(iv) of this Section. For the avoidance of doubt, the Available Tenor for the Daily Simple RFR is one month.
"Benchmark" shall mean, initially, with respect to Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to, (a) Dollars, the Term SOFR Rate, (b) Euros, Sterling or Swiss Francs, the Daily Simple RFR applicable for such Currency, or (c) Euros, Canadian Dollars, Australian Dollars or Hong Kong Dollars, the Eurocurrency Rate applicable for such Currency; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark or upon the occurrence of a Term RFR Transition Event, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.

"Benchmark Replacement" shall mean, with respect to any Benchmark Transition Event, the first applicable alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
(1)Where the Benchmark is Term SOFR, the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment for a 1-month Interest Period; and
(2)Where the Benchmark is EURIBOR,
(I)the sum of (A) Term RFR for €STR and (B) the related Benchmark Replacement Adjustment; and
(II)the sum of: (A) Daily RFR for €STR and (B) the related Benchmark Replacement Adjustment;
(3)[Reserved];
(4)the sum of (A) the alternate benchmark rate that has been selected by the Agent and the Borrowing Agent, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (B) the related Benchmark Replacement Adjustment;
provided, that if the Benchmark Replacement as determined pursuant to clause (2) or (4) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the Other Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Agent in its sole discretion.
"Benchmark Replacement Adjustment" shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowing Agent, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time.

"Benchmark Replacement Date" shall mean a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:
(1)in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
"Benchmark Transition Event" shall mean, the occurrence of one or more of the following events, with respect to the then-current Benchmark for any Currency:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by a Governmental Body having jurisdiction over the Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Body having jurisdiction over the Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
"Benchmark Unavailability Period" shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for any Currency for all purposes hereunder and under any Other Document in accordance with this Section 3.8.2 titled "Benchmark Replacement Setting" and
(y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for such Currency for all purposes hereunder and under any Other Document in accordance with this Section 3.8.2 titled "Benchmark Replacement Setting."
"Relevant Governmental Body" shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
"Unadjusted Benchmark Replacement" shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
3.9 Capital Adequacy.
(a)In the event that Agent, Swing Loan Lender or any Lender shall have determined that any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent, Swing Loan Lender or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent, Swing Loan Lender, Issuer or any Lender and any corporation or bank controlling Agent, Swing Loan Lender or any Lender and the office or branch where Agent, Swing Loan Lender or any Lender (as so defined) makes or maintains any Term Rate Loans) with any request or directive regarding capital adequacy

(whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent, Swing Loan Lender or any Lender's capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which Agent , Swing Loan Lender or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's, Swing Loan Lender's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent, Swing Loan Lender or any Lender to be material, then, from time to time, Borrowers shall pay within five (5) Business Days of demand (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail) by Agent, Swing Loan Lender of such Lender to Agent , Swing Loan Lender or such Lender such additional amount or amounts as will compensate Agent, Swing Loan Lender or such Lender for such reduction. In determining such amount or amounts, Agent, Swing Loan Lender or such Lender may use any reasonable averaging or attribution methods; provided that no Borrower shall be required to compensate a Swing Loan Lender or any Lender to this Section 3.9 for any reduction in return incurred more than 180 days prior to the date that Swing Loan Lender or such Lender notifies the Borrowers in writing of the Change in Law or change in the interpretation or administration thereof giving rise to such reduction in return and of Swing Loan Lender's or such Lender's intention to claim compensation therefore; provided, further, that if such claim arises by reason of the adoption of or a Change in Law or change in the interpretation or administration thereof that is retroactive, then the one hundred eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)A certificate of Agent, Swing Loan Lender or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent , Swing Loan Lender or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.
3.10 Taxes. For purposes of this Section 3.10, the term "Applicable Law" includes FATCA.
(a)Any and all payments by or on account of any obligation of a Loan Party hereunder or under any Other Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Law. If any Loan Party or the withholding agent shall be required by Applicable Law to deduct or withhold any Tax from such payments, then (i) such Loan Party shall make such deduction or withholding, (ii) the Loan Parties shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, then an additional amount is payable by the Loan Parties to the Recipients so that after such deduction or withholding has been made (including deductions or withholdings applicable to additional sums payable under this Section 3.10(a)) the Recipients receive an amount equal to the sum they would have received had no such deduction or withholding been made.

(b)Without limiting the provisions of Section 3.10(a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.
(c)The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 3.10(a)) paid or payable by such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (including reasonable attorneys' and tax advisors' fees and expenses), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate setting forth in reasonable detail the amount of such payment or liability and the calculation thereof delivered to Borrowers by any Lender, Swing Loan Lender, Participant, or Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of Swing Loan Lender, a Lender or Issuer, shall be conclusive absent manifest error.
(d)As soon as practicable after any payment of any Taxes by any Loan Party to a Governmental Body pursuant to this Section 3.10, such Loan Party shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
(e)
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any Other Document by a Loan Party (other than a U.K. Loan Party in respect of withholding Tax imposed by the U.K., which are subject to the provisions below) shall deliver to the applicable Borrower and Agent, at the time or times reasonably requested by the applicable Borrower or Agent, such properly completed and executed documentation reasonably requested by the applicable Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Agent in writing of its legal inability to do so. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. federal withholding tax, Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under section 1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law. Further, Agent is indemnified under section 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender, Issuer or assignee or participant of a Lender or Issuer for the amount of any tax it deducts and withholds in accordance with regulations under section 1441 of the Code. In addition, any Lender, if requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or Agent as will enable Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, no Lender or other Recipient shall be required to provide any documentation, other than the documentation required in Section 3.10(e)(ii) necessary to comply with U.S. federal withholding tax and information reporting requirements, if in the Lender’s or other Recipient's reasonable judgment such completion, execution or submission of such documentation would subject such Lender or Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or other Recipient or of its respective Affiliates,
(ii)Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Lender (or other shall deliver to U.S. Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of U.S. Borrower or Agent, but only if such Lender is legally entitled to do so, whichever of the following is applicable:
(A)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Other Document, two
(2) duly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any Other Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
(B)two (2) duly completed and executed copies of IRS Form W-8ECI,
(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 3.10(e)-A to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of any applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a "controlled foreign corporation" related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E,
(D)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax
Compliance Certificate substantially in the form of Exhibit 3.10(e)-B or Exhibit 3.10(e)-C, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.10(e)-D on behalf of each such direct and indirect partner,
(E)any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the U.S. Borrower or Agent to determine the withholding or deduction required to be made,
(F)in the case of a Lender that is a U.S. Person, two (2) duly completed and executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax,
(G)if a payment made to a Lender, Swing Loan Lender, Participant, Issuer, or Agent under this Agreement or any Other Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Swing Loan Lender, Participant, Issuer, or Agent shall deliver to the Agent (in the case of Swing Loan Lender, a Lender, Participant or Issuer) and Borrowers at the time or times prescribed by law and at such time or times reasonably requested by the
U.S. Borrower or Agent (A) such documentation prescribed by Applicable Law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) any other documentation reasonably requested by Agent or U.S. Borrower sufficient for Agent and Borrowers to comply with their obligations under FATCA and to determine that Swing Loan Lender, such Lender, Participant, Issuer, or Agent has complied with such applicable reporting requirements, provided that solely for purposes of this clause (G), "FATCA" shall include any amendments made to FATCA after the date of this Agreement, and
(H)each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the
U.S. Borrower and Agent in writing of its legal inability to do so.
(f)If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by the Loan Parties under this Section 3.10 or with respect to which the Loan Parties have paid additional amounts pursuant to this Section 3.10, it shall pay to the relevant Loan Party (for itself or as agent for the relevant other Loan Party, as the case may be) an amount equal to such refund

(but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 3.10 with respect to the Indemnified Taxes giving rise to such refund); net of all out-of-pocket expenses of the Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund), provided that the Loan Parties, upon the request of the applicable Recipient, agree to repay the amount paid over to the relevant Loan Party under this Section 3.10(f) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Body. This Section 3.10(f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Person or to pay any amount the payment of which would place such Person and its Affiliates in a less favorable net after-Tax position than they would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
(g)The Borrowing Agent shall, promptly upon becoming aware that a U.K. Loan Party must make a Tax Deduction for Taxes imposed by the U.K. (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender with respect to U.K. Taxes. If the Agent receives such notification from a Lender it shall notify the Borrowing Agent.
(h)Each Lender which becomes a party to this Agreement after the date of this Agreement shall indicate, in the documentation which it executes on becoming a party to this Agreement as a Lender, which of the following categories it falls in: (a) in respect of a U.K. Loan Party, (i) not a UK Qualifying Lender, (ii) a UK Qualifying Lender (other than a UK Treaty Lender) or (iii) a UK Treaty Lender; and (b) in respect of an Australian Loan Party, (i) not an Australian Qualifying Lender, (ii) an Australian Qualifying Lender (other than an Australian Treaty Lender) or (iii) an Australian Treaty Lender.
If such a Lender fails to indicate its status in accordance with this Section 3.10(h), then that Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not a UK Qualifying Lender or Australian Qualifying Lender (as applicable) with respect to the relevant Loan Party until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrowing Agent). For the avoidance of doubt, the documentation which a Lender executes on becoming a party to this Agreement as a Lender shall not be invalidated by any failure of that Lender to comply with this Section 3.10(h).
(i)
(i)Subject to Section 3.10(i)(ii) below, a UK Treaty Lender and each
U.K. Loan Party which makes a payment to which that UK Treaty Lender is entitled, shall cooperate in completing any procedural formalities necessary for that U.K. Loan Party to obtain authorization to make that payment without a Tax Deduction for U.K. Taxes.

(ii)
(A)A UK Treaty Lender which becomes a party to this
Agreement on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Annex I (Commitments and Commitment Percentages); and
(B)a UK Treaty Lender which becomes a party to this Agreement after the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a party to this Agreement as a Lender, and, having done so, that UK Treaty Lender shall be under no obligation pursuant to Section 3.10(i)(i) above.
(j)If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 3.10(i)(ii) above and (i) a U.K. Borrower making a payment to that Lender has not made a UK Borrower DTTP Filing in respect of that Lender; or
(ii) a U.K. Borrower making a payment to that Lender has made a U.K. Borrower DTTP Filing in respect of that Lender but (A) that U.K. Borrower DTTP Filing has been rejected by HM Revenue & Customs or (B) HM Revenue & Customs has not given the U.K. Borrower authority to make payments to that Lender without a Tax Deduction for U.K. Taxes within 60 days of the date of the UK Borrower DTTP Filing; or (C) HM Revenue & Customs has given the U.K. Borrower authority to make payments to that Lender without a Tax Deduction for U.K. Taxes but such authority has subsequently been revoked or expired, and in each case the U.K. Borrower has notified that Lender in writing, that Lender and the U.K. Borrower shall cooperate in completing any additional procedural formalities necessary for that U.K. Borrower to obtain authorization to make that payment without a Tax Deduction for U.K. Taxes.
(k)If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with Section 3.10(i)(ii) above, no U.K. Loan Party shall make a UK Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s advance or its participation in any Advance unless the Lender otherwise agrees.
(l)A U.K. Borrower shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of that UK Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(m)A UK Non-Bank Lender shall promptly notify the Borrowing Agent and the Agent if there is any change in the position from that set out in the UK Tax Confirmation.
(n)An Australian Treaty Lender and each Australian Loan Party which makes a payment to which that Australian Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Australian Loan Party to obtain authorization to make that payment without a Tax Deduction for Australian Taxes and maintain that authorization where an authorization expires or otherwise ceases to have effect.
(o)Value Added Tax.
(i)All amounts expressed to be payable under this Agreement or any Other Document by any party to a Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to clause (o)(ii) below, if VAT is or becomes chargeable on any supply made by a Recipient to any party to this Agreement or any Other Document and the Recipient is required to account to the relevant tax authority for the VAT, such party must pay to the Recipient, in addition to and at the same time as paying any other consideration for such supply, an amount equal to the amount of the VAT (and the Recipient must promptly provide an appropriate VAT invoice to that party).
(ii)If VAT is or becomes chargeable on any supply made by any Recipient (the "Supplier") to any other Recipient (the "Receiving Party") under this Agreement or any Other Document, and any party to this Agreement or any Other Document other than the Receiving Party (the "Relevant Party") is required by the terms of this Agreement or any Other Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Receiving Party in respect of that consideration):
(A)if the Supplier is the Person required to account to the relevant tax authority for the VAT, then the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Receiving Party must (where this Section 3.10(o)(ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Receiving Party receives from the relevant tax authority which such Receiving Party reasonably determines relates to the VAT chargeable on that supply; and
(B)if the Receiving Party is the Person required to account to the relevant tax authority for the VAT, then the Relevant Party must promptly, following demand from such Receiving Party, pay to the Receiving Party an amount equal to the VAT chargeable on that supply but only to the extent that such Receiving Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)Where this Agreement or any Other Document requires any party to reimburse or indemnify a Recipient for any cost or expense, that party shall reimburse or indemnify (as the case may be) the Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, except to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)Any reference in this Section 3.10(o) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the Person that is treated as making the supply or (as appropriate) receiving the supply under the applicable grouping rules (as provided for in the Value Added Tax Act 1994 (United Kingdom) or in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the EU or any other similar provision in any jurisdiction which is not a member state of the EU)) so that a reference to a party shall be construed as a reference to such party or the relevant group or unity (or fiscal unity) of which such party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).
(v)In relation to any supply made by a Recipient to any party under this Agreement or any Other Document, if reasonably requested by the Recipient, such party must promptly provide the Recipient with details of such party’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.
(p)If a Loan Party determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes imposed by the U.K. or Australia for which indemnification has been demanded or additional amounts have been payable hereunder, the relevant Lender or the relevant Agent, as applicable, shall cooperate with the Loan Party in a reasonable challenge of such Taxes if so requested by the Loan Party; provided that (i) such Lender or Agent determines in its sole good faith discretion that it would not be subject to any unreimbursed third party cost or expense or otherwise be materially disadvantaged by cooperating in such challenge,
(ii) the Loan Party pays all related expenses of such Agent or Lender, (iii) the Loan Party indemnifies such Lender or Agent for any liabilities or other costs incurred by such party in connection with such challenge and (iv) the Loan Party indemnifies such Agent or Lender, as applicable, for any Indemnified Taxes before any such contest. Any resulting refund shall be governed by Section 3.10(f).
(q)Determination. Unless a contrary indication appears, in this Section 3.10 a reference to determines or determined means a determination made in the absolute discretion of the Person making the determination.
(r)Each party’s obligations under this Section 3.10 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of,

Swing Loan Lender or a Lender, the termination of the Agreement and the repayment, satisfaction or discharge of all obligations under this Agreement and the Other Documents.
3.11 Replacement of Lenders. If any Lender (an "Affected Lender") (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.7, 3.9 or 3.10 hereof, (b) is unable to make or maintain Term Rate Loans as a result of a condition described in Section 2.2(h) or 3.8(b) hereof, (c) is a Defaulting Lender, or (d) denies any consent requested by the Agent pursuant to Section 16.2(b) hereof, Borrowers may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing Borrowers to be required to pay such compensation or causing Section 2.2(h) or 3.8(b) hereof to be applicable), or such Lender becoming a Defaulting Lender or denial of a request by Agent pursuant to Section 16.2(b) hereof, as the case may be, by notice in writing to the Agent and such Affected Lender (i) require the Affected Lender to cooperate with Borrowers in obtaining one or more replacement Lenders satisfactory to Agent and Borrowers (each a "Replacement Lender"); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Advances and its Revolving Commitment Percentage and/or Term Loan Commitment Percentage, as applicable, as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose one or more Replacement Lenders subject to approval by Agent in its good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Advances and its Revolving Commitment Percentage and/or Term Loan Commitment Percentage, as applicable, then such Affected Lender shall assign, in accordance with Section 16.3 hereof, all of its Advances and its Revolving Commitment Percentage and/or Term Loan Commitment Percentage, as applicable, and other rights and obligations under this Loan Agreement and the Other Documents to Replacement Lenders or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender.
IV.COLLATERAL: GENERAL TERMS
4.1 Security Interest in the Collateral. To secure the prompt payment and performance to Agent, Issuer and each Lender (and each other holder of any Obligations) of the Obligations, each Loan Party (other than a U.K. Loan Party or a Hong Kong Loan Party, and in the case of any Australian Loan Party, subject to Section 6.16) hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender, Issuer and each other Secured Party, a continuing security interest in and to and Lien on all of its right, title and interest in and to all Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. For purposes of this Section 4.1, all terms used in the definition of "Collateral" and defined in the Uniform Commercial Code, the PPSA or the Australian PPSA shall have the meanings given to such term in the Uniform Commercial Code, the PPSA or the Australian PPSA, as applicable.
4.2 Perfection of Security Interest. Each Loan Party shall take all action that may be necessary or desirable, or that Agent may reasonably request in writing, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in and

Lien on the Collateral to the extent required under this Agreement or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to,
(i) using commercially reasonable efforts to discharge all Liens other than Permitted Encumbrances, (ii) using commercially reasonable efforts to obtain Lien Waiver Agreements with respect to Collateral (other than Inventory in-transit) with an aggregate value in excess of
$1,000,000 that is either (a) in the possession or control of a consignee, bailee, warehouseman, agent or processor or (b) located on premises not owned by a Loan Party, (iii) upon the written request of Agent during the continuance of an Event of Default, delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credit and advices thereof evidencing or forming a part of the Collateral, and (iv) executing and delivering financing statements, deposit account control agreements (to the extent and within the time periods required by the other terms of this Agreement), and, during the continuance of an Event of Default, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest and Lien on the Collateral under the Uniform Commercial Code, the PPSA and the Australian PPSA. By its signature hereto, each Loan Party hereby authorizes Agent to file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code, the PPSA and/or the Australian PPSA (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as "all assets" and/or "all personal property" of any Loan Party). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local Taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations. Notwithstanding the foregoing, unless an Event of Default has occurred and is continuing, the Loan Parties shall not be obligated to perfect a security interest in (a) letter of credit rights (other than those that constitute supporting obligations as to other Collateral) with a value of less than $1,000,000, or (b) deliver to Agent possession of any items of Collateral with a value of less than $1,000,000. Notwithstanding anything to the contrary herein, the Loan Parties (a) shall furnish to the Agent a legal opinion, in form and substance reasonably satisfactory to the Agent, in respect of the creation of a valid security interest and perfection thereof in each province or territory of Canada (other than Ontario) at such time that the Inventory of the Loan Parties (determined at the lower of cost or market value) in any such province or territory of Canada exceeds $500,000, and (b) shall not be obligated to enter into or otherwise deliver to the Agent any security agreements or deeds of hypothec in the Province of Quebec, Canada until such time as the Inventory of the Loan Parties (determined at the lower of cost or market value) within the Province of Quebec exceeds
$500,000, and at such time the Loan Parties shall enter into and deliver, within ten (10) Business Days (or such longer period reasonably acceptable to the Agent) of exceeding the foregoing threshold, such security agreements, deeds of hypothec and associated registrations, corporate authorizations and opinions as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent.
4.3 Preservation of Collateral. Upon the occurrence and during the continuance of an Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent:
(a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Loan Party's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Loan Party's owned or leased property. Upon the occurrence and during the continuance of an Event of Default, each Loan Party shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct to the extent such actions would could not reasonably be expected to result in a violation of Applicable Law. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance maintained as a Domestic Rate Loan or RFR Loan, as applicable, and added to the Obligations.
4.4 Ownership and Location of Collateral.
(a)With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest each Loan Party shall have rights in and be fully authorized and able to grant to Agent a security interest in its Collateral; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens whatsoever.
(b)(i) There is no location at which any Loan Party has any Inventory (except for Inventory in transit) or other Collateral other than those locations listed on Schedule 4.4(b)(i); (ii) Schedule 4.4(b)(ii) hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any Loan Party is stored; none of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns; (iii) Schedule 4.4(b)(iii) hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Loan Party and (B) the chief executive office of each Loan Party or location from which such Loan Party manages the main part of its business operations or other affairs; and (iv) Schedule 4.4(b)(iv) hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Loan Party, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.
4.5 Defense of Agent's and Lenders' Interests. Until Payment in Full, Agent's interests in the Collateral shall continue in full force and effect except as set forth in Section 14.15. Each Loan Party shall use commercially reasonable efforts to defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following the occurrence of and during the continuation of an Event of Default, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If, following the occurrence of and during the continuation of an Event of Default, Agent exercises this right to take possession of the Collateral, Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, following the occurrence of and during the continuation of an Event of Default with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code, the PPSA, the Australian PPSA or other Applicable Law. Following the occurrence of and during the continuation of an Event of Default, Agent may, at its option (and upon written request from Agent, each Loan Party shall), instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Loan Party's possession, they, and each of them, shall be held by such Loan Party in trust as Agent's trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.
4.6 Inspection of Premises. At all reasonable times during regular business hours of the Loan Parties and upon reasonable prior written notice, Agent (who may be accompanied by any Lender at such Lender's own cost) shall have the right to audit, check, inspect and make abstracts and copies from each Loan Party's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party's business. Notwithstanding anything to the contrary in this Section 4.6, no Loan Party will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or nonfinancial proprietary information, (ii) in respect of which disclosure to Agent or any Lender (or their respective representatives, investment bankers, consultants, accountants, or lawyers) is prohibited by law or any binding agreement or (iii) is subject to attorney-client privilege or constitutes attorney work product; provided that Loan Parties shall use commercially reasonable efforts to notify Agent if information is being withheld pursuant to this sentence to the extent such notice would not itself be prohibited by law or binding agreement, or reasonably be likely to compromise such attorney-client privilege or the privilege afforded to attorney work product.
4.7    Appraisals. Agent may, in its sole discretion, exercised in a commercially reasonable manner, at any time after the Closing Date and from time to time, engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent, for the purpose of appraising the then current values of Loan Party's assets. Absent the occurrence and continuance of an Event of Default at such time, Agent shall consult with Borrowers as to the identity of any such firm. Borrowers shall reimburse Agent for the out-of-pocket costs, expenses and charges incurred by Agent in respect of any such appraisal; provided, that so long as no Event of Default shall have occurred during a calendar year, Borrowers shall not be obligated to reimburse Agent for more than one (1) appraisal of the Inventory in any calendar year (increasing to two (2) appraisals of Inventory in a calendar year during a Covenant Trigger Period), except for appraisals of Inventory conducted in connection with a proposed Permitted Acquisition (whether or not consummated).
4.8    Receivables; Deposit Accounts and Securities Accounts.
(a)Each of the Receivables constituting Collateral shall in all material respects be a bona fide and valid account representing a bona fide indebtedness incurred by the

Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Loan Party's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.
(b)The Borrowers represent and warrant, as of the date set forth on the applicable Borrowing Base Certificate, that each Receivable shown as an Eligible Receivable on such Borrowing Base Certificate is an Eligible Receivable and satisfies all eligibility criteria with respect thereto as of such date.
(c)Each Loan Party's chief executive office is located as set forth on Schedule 4.4. Until written notice is given to Agent by Borrowing Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.
(d)Loan Parties shall, within the time period required by Section 6.16, instruct their Customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to such Blocked Account(s), Depository Accounts (and any associated lockboxes), and/or deposit accounts subject to account control agreements in favor of Agent, or as otherwise agreed to from time to time by Agent. In the case of any U.K. Borrowing Base Company, such deposit account(s) (each a "U.K. Collection Account") shall (i) be located in England, (ii) only contain the proceeds of Receivables of that U.K. Borrowing Base Company and (iii) for the avoidance of doubt, not be used for general payment purposes. Notwithstanding the foregoing, to the extent any Loan Party directly receives any remittances upon Receivables constituting Collateral, such Loan Party shall, at such Loan Party's sole cost and expense, but on Agent's behalf and for Agent's account, collect in trust for Agent all amounts received on such Receivables, and shall as soon as reasonably practicable and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts(s), Depository Account(s) and/or deposit account(s). During a Cash Dominion Trigger Period, each Loan Party shall deposit in the Blocked Account or, upon written request by Agent, deliver to Agent, in original form and as soon as reasonably practicable (but in any event within one (1) Business Day) after the date of receipt thereof, all remittances upon Receivables constituting Collateral, wires, checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness in respect of such Receivables.
(e)At any time following the occurrence and during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in and Lien on, the Receivables constituting Collateral to any and all Customers or any third party holding any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables constituting the Collateral, take possession of the Collateral, or both.

(f)Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables constituting Collateral, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent's designee as such Loan Party's attorney with power at any time following the occurrence and during the continuance of an Event of Default:
(A) to endorse such Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment of Collateral; (B) to sign such Loan Party's name on any invoice or bill of lading relating to any of the Receivables constituting Collateral, drafts against Customers, assignments and verifications of Receivables constituting Collateral; (C) to send verifications of Receivables constituting Collateral to any Customer; (D) to sign such Loan Party's name on any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (E) to receive, open and dispose of all mail addressed to any Loan Party at any post office box/lockbox maintained by Agent for Loan Parties or at any other business premises of Agent; (F) to demand payment of the Receivables constituting Collateral; (G) to enforce payment of the Receivables constituting Collateral by legal proceedings or otherwise; (H) to exercise all of such Loan Party's rights and remedies with respect to the collection of the Receivables constituting Collateral and any other Collateral; (I) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables constituting Collateral; (J) to settle, adjust or compromise any legal proceedings brought to collect Receivables constituting Collateral;
(K) to prepare, file and sign such Loan Party's name on a claim or proof of claim in bankruptcy or insolvency or similar document against any Customer; (L) to prepare, file and sign such Loan Party's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables constituting Collateral; (M) to accept the return of goods represented by any of the Receivables constituting Collateral; (N) to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate; and (O) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable during the continuance of an Event of Default.
(g)Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom except in the case of bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) by such Agent or Lender.
(h)Subject to and except as provided in Section 6.16, all cash proceeds of Collateral at any time received by any Loan Party shall promptly be deposited by Loan Parties into either (i) a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") established at a bank or banks (each such bank, a "Blocked Account Bank") pursuant to an arrangement with such Blocked Account Bank as may be acceptable to Agent in its

Permitted Discretion, or (ii) depository accounts ("Depository Accounts") established at Agent for the deposit of such proceeds or (iii) in the case of Loan Parties that are not U.S. Loan Parties, deposit accounts that are subject to account control agreements in favor of Agent (provided, that, notwithstanding anything else in this Section 4.8, so long as the aggregate amount of cash maintained in bank accounts in Australia does not exceed $4,000,000, the Loan Parties shall only be required to use best efforts for an agreed period of time to enter into account control agreements with respect to bank accounts in Australia). Each applicable Loan Party, Agent and each Blocked Account Bank shall, subject to Section 6.16 and within the time periods required thereby, enter into a deposit account control agreement (which may be by way of notice to and acknowledgement from the relevant Blocked Account Bank) in form and substance reasonably satisfactory to Agent that is sufficient to give Agent "control" (for purposes of Article 9 of the Uniform Commercial Code or Part 9.5 of the Australian PPSA), or otherwise establish the Agent's administrative control, over such account and which directs such Blocked Account Bank to transfer such funds so deposited to Agent. All funds deposited in such Blocked Accounts or Depository Accounts shall immediately become subject to the security interest of Agent for its own benefit and the ratable benefit of Issuer, Lenders and all other holders of the Obligations. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. During a Cash Dominion Trigger Period, Agent shall apply all funds of any Loan Party received by it from the Blocked Accounts and/or Depository Accounts to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in accordance with Section 11.5, provided that, in the absence of any Event of Default, during such Cash Dominion Trigger Period, Agent shall apply all such funds representing collection of Receivables constituting Collateral first to the prepayment of the principal amount of the Swing Loans, if any, then to the Revolving Advances, and then to the FILO Advances.
(i)No Loan Party will, without Agent's consent, compromise or adjust any material amount of any Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary or in the Ordinary Course of Business of such Loan Party.
(j)All deposit accounts (including Excluded Deposit Accounts, all Blocked Accounts and Depository Accounts), securities accounts and investment accounts of each Loan Party as of the Closing Date are set forth on Schedule 4.8(j). No Loan Party shall open any new deposit account, securities account or investment account (other than an Excluded Deposit Account) unless (i) Loan Parties shall have given at least thirty (30) days prior written notice to Agent, and (ii) each applicable Loan Party and Agent shall first have entered into an account control agreement (which may be by way of notice to and acknowledgement from the relevant Blocked Account Bank) in form and substance reasonably satisfactory to Agent sufficient to give Agent "control" (for purposes of Article 9 of the Uniform Commercial Code or Part 9.5 of the Australian PPSA), or otherwise establish the Agent's administrative control, over such account.
4.9 Inventory. To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in compliance in all material respects with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder (but only to the extent such legislation, rules, regulations and orders apply to such Loan Party).
4.10    Maintenance of Equipment. The equipment of the Loan Parties shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of such equipment shall be maintained and preserved, except where the failure to do so would not have a Material Adverse Effect. No Loan Party shall use or operate its equipment in violation of any law, statute, ordinance, code, rule or regulation except to the extent such violations would not have a Material Adverse Effect.
4.11 Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.
4.12    ULC Limitation. Notwithstanding any provisions to the contrary contained in this Agreement or any Other Document, as regards each applicable Loan Party who is a registered and beneficial owner of Pledged ULC Shares, such Loan Party owns and will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of Agent or any other person on the books and records of such ULC. Nothing in this Agreement or any Other Document is intended to or shall constitute Agent or any person other than a Loan Party to be a member or shareholder of any ULC until such time as written notice is given to the applicable Loan Party and all further steps are taken so as to register Agent or other person as holder of the Pledged ULC Shares. The granting of the pledge and security interest pursuant to Section 4 or in any Other Document does not make Agent a successor to any Loan Party as a member or shareholder of any ULC, and neither Agent nor any of its respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or any Other Document or exercising any right granted herein unless and until such time, if any, when Agent or any successor or assign expressly becomes a registered member or shareholder of any ULC. Each applicable Loan Party shall be entitled to receive and retain for its own account any dividends or other distributions if any, in respect of the Collateral, and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC Shares to the same extent as such Loan Party would if such Pledged ULC Shares were not pledged to Agent or to any other person pursuant hereto. To the extent any provision herein or in any Other Document would have the effect of constituting Agent to be a member or shareholder of any ULC prior to such time, such provision shall be severed herefrom and therefrom and ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or any Other Document or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than Pledged ULC Shares. Notwithstanding anything herein or in any Other Document to the contrary (except to the extent, if any, that

Agent or any of its successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither Agent nor any of its respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by Agent or other persons of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, each applicable Loan Party shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, Agent to: (a) be registered as member or shareholder of such ULC; (b) have any notation entered in its favor in the share register of such ULC; (c) be held out as member or shareholder of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of Agent or other person holding a security interest in the Pledged ULC Shares; or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.
V.REPRESENTATIONS AND WARRANTIES.
Each Loan Party represents and warrants as follows:
5.1 Authority. Each Loan Party has requisite corporate or other organizational power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective obligations hereunder and thereunder. This Agreement and the Other Documents to which a Loan Party is a party have been duly executed and delivered by such Loan Party, and this Agreement and the Other Documents to which such Loan Party is a party constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents to which a Loan Party is a party (a) are within such Loan Party's corporate or other organizational powers, as applicable, have been duly authorized by all necessary corporate or other organizational action, as applicable, are not in contravention (x) the terms of such Loan Party's Organizational Documents or of any Material Contract or (y) any Applicable Law, except, in the case of this clause (y), where such contravention would reasonably be expected to have Material Adverse Effect, (b) will not require the Consent of any Governmental Body or any party to a Material Contract, except those of which have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect or would not reasonably be expected to result in a Material Adverse Effect and (c) will not result in the creation of any Lien upon the Collateral except Permitted Encumbrances.
5.2 Formation and Qualification.
(a)Each Loan Party is duly incorporated, registered, formed or organized, as applicable, and in good standing (in each jurisdiction where such phrase has legal meaning) under its jurisdiction of incorporation, registration, formation or organization, as applicable and as set forth on Schedule 5.2(a), and is qualified to do business and is in good standing (in each jurisdiction where such phrase has legal meaning) in all jurisdictions in which qualification and good standing (as applicable) are necessary for such Loan Party to conduct its business and own its property except where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party has delivered to Agent true and complete copies of its Organizational Documents as of the Closing Date.
(b)As of the Closing Date, the only Subsidiaries of Holdings and each other Loan Party are listed on Schedule 5.2(b).
5.3 Survival of Representations and Warranties. All representations and warranties of such Loan Party contained in this Agreement and the Other Documents to which it is a party shall be true at the time of such Loan Party's execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.
5.4 Taxes and Tax Returns. As of the Closing Date, each Loan Party's federal tax identification number is set forth on Schedule 5.4. Each Loan Party has timely and duly filed all federal, state, provincial, territorial, foreign, provincial, and local Tax returns (to the extent applicable) and other reports that it is required by law to file and has paid all Taxes that are due and payable by it or imposed with respect to its assets, operations, or businesses except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Australian Loan Party is a member of an Australian Tax Consolidated Group.
5.5 Financial Statements.
(a)The pro forma balance sheet of Holdings and its Subsidiaries on a Consolidated Basis (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (collectively, the "Transactions") and is accurate, complete and correct and fairly reflects the financial condition of Holdings and its Subsidiaries on a Consolidated Basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by a Responsible Officer of Borrowing Agent. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared in accordance with GAAP, except as may be disclosed in such financial statements.
(b)The cash flow and balance sheet projections of Holdings and its Subsidiaries on a Consolidated Basis furnished to Agent on or prior to the Closing Date (the "Projections") were based on underlying assumptions believed by the Loan Parties to be reasonable at the time of preparation thereof, and reflect the Loan Parties' reasonable estimate based on circumstances at the time of preparation thereof of the Loan Parties' future performance for the projected period, it being understood, and Agent and Lenders acknowledge, that the Projections are forward looking information, subject to inherent uncertainty, contingencies and certain conditions beyond the control of the Loan Parties, that no assurance can be given that such Projections will be realized, that actual results might vary from the results forecast in the

Projections and such variance might be material. The cash flow Projections together with the Pro Forma Balance Sheet are referred to as the "Pro Forma Financial Statements".
(c)(i) The consolidated balance sheets of Targus Cayman HoldCo Limited as of September 30, 2021, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification (other than any qualification related to (a) an impending maturity date of any Indebtedness or (b) any actual inability to satisfy a financial maintenance covenant on a future date or in a future period) by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied, and present fairly the financial position of Targus Cayman HoldCo Limited at such date and the results of its operations for such period and (ii) the consolidated balance sheets of Targus Cayman HoldCo Limited as of August 31, 2022, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, have been prepared in accordance with GAAP, consistently applied, and present fairly the financial position of Targus Cayman HoldCo Limited at such date and the results of its operations for such period. Since September 30, 2021, no Material Adverse Effect has occurred.
5.6 Entity Names. As of the Closing Date, no Loan Party has been known by any other company or corporate name, as applicable, in the past five (5) years, nor has any Loan Party been the surviving corporation or company, as applicable, of a merger, amalgamation or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.
5.7 O.S.H.A. Environmental Compliance; Flood Insurance.
(a)Each Loan Party is in compliance with, and its facilities, business, assets, property, leaseholds, Real Property and equipment are in compliance with the Federal Occupational Safety and Health Act and Environmental Laws, in each case, to the extent applicable to such Loan Party, except in each case for such non-compliance that would not be reasonably expected to have Material Adverse Effect, and there are no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or equipment under any such applicable laws, rules or regulations except for citations, notices or orders that would not be reasonably expected to have a Material Adverse Effect.
(b)Each Loan Party has been issued all required federal, state, provincial, territorial, foreign and local licenses, certificates or permits (collectively, "Approvals") relating to all applicable Environmental Laws and all such Approvals are current and in full force and effect, except for such Approvals the failure to obtain would not be reasonably expected to have a Material Adverse Effect.
(c)(i) There have been no releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Materials at, upon, under or migrating from or onto any Real Property owned, leased or occupied by any Loan Party, except for those

Releases which are in full compliance with applicable Environmental Laws; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property owned, leased or occupied by any Loan Party, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with applicable Environmental Laws; (iii) the Real Property including any premises owned, leased or occupied by any Loan Party has never been used by any Loan Party to dispose of Hazardous Materials, except as authorized by applicable Environmental Laws; and (iv) no Hazardous Materials are managed by any Loan Party on any Real Property including any premises owned, leased or occupied by any Loan Party, excepting such quantities as are managed in accordance with all applicable manufacturer's instructions and compliance with applicable Environmental Laws and as are necessary for the operation of the commercial business of any Loan Party or of its tenants, except, in each case, for any exceptions that could not reasonably be expected to have a Material Adverse Effect.
(d)All Real Property owned by Loan Parties is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of such Loan Party. Each Loan Party has taken all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure located upon any Real Property that will be subject to a Mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.
5.8 Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance, Foreign Plans.
(a)As of the Closing Date and after giving effect to the Transactions, (i) the Loan Parties and their Subsidiaries, taken as a whole, are solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, (ii) the fair present saleable value of the Loan Parties' and their Subsidiaries' assets, taken as a whole, calculated on a going concern basis, is in excess of the amount of their liabilities, (iii) the fair saleable value of Loan Parties' and their Subsidiaries' assets, taken as a whole (calculated on a going concern basis) is in excess of the amount of their liabilities and (iv) no Canadian Loan Party is an "insolvent person" as defined in the Bankruptcy and Insolvency Act (Canada).
(b)Except as disclosed in Schedule 5.8(b)(i), no Loan Party has any pending or threatened (in writing) litigation, arbitration, actions or proceedings which would reasonably be expected to have a Material Adverse Effect. No Loan Party has any outstanding Indebtedness other than the Obligations, except for (i) Indebtedness disclosed in Schedule 5.8(b)(ii) and
(ii)Indebtedness otherwise permitted under Section 7.5 hereof.
(c)No Loan Party is in violation of any applicable statute, law, rule, regulation or ordinance in any respect, nor is any Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal, in each case which would reasonably be expected to have a Material Adverse Effect.
(d)Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance with, and has been operated in accordance with, the applicable provisions of ERISA, the Code and other federal or state laws and the terms of such Plan; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently being processed by the Code; (iii) the present value of all accrued benefits under each Pension Benefit Plan (based on those assumptions used to fund such Pension Benefit Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Benefit Plan allocable to such accrued benefits by a material amount; (iv) there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to a Plan; and no Termination Event has occurred or is reasonably expected to occur. Except as would not reasonably be expected to have a Material Adverse Effect, each Foreign Plan is in compliance with, and has been operated in accordance with all Applicable Laws and no Loan Party incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan.
(e)Except as could not reasonably be expected to have a Material Adverse Effect: (i) no Loan Party maintains, sponsors, administers, contributes to, participates in or has any liability in respect of any Canadian Defined Benefit Plan, nor has any such Person ever maintained, sponsored, administered, contributed or participated in any Canadian Defined Benefit Plan, (ii) no Canadian Pension Event has occurred or is reasonably expected to occur,
(iii)any and all Canadian Pension Plans are duly registered under the Tax Act and any other Applicable Laws which require registration, have been administered in accordance with the Tax Act and such other Applicable Law and no event has occurred which could cause the loss of such registered status; (iv) all obligations of the Loan Parties (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements relating thereto have been performed on a timely basis; (v) all contributions or premiums required to be made or paid by the Loan Parties and their Subsidiaries to the Canadian Pension Plans have been made on a timely basis in accordance with the terms of such plans and all Applicable Laws; (vi) no Lien has arisen, choate or inchoate, in connection with any Canadian Pension Plan (save for contribution amounts not yet due).
(f)After giving effect to the Transactions, with respect to any U.K. Loan Party, (i) it is not unable (and does not admit in writing its inability generally) to pay its debts as they fall due, (ii) it is not deemed to, or is not declared to, be unable to pay its debts under applicable law, (iii) it has not suspended making payments on any of it debts or (iv) by reason of actual or anticipated financial difficulties, it has not commenced negotiations with one or more of its creditors (excluding any Lender or Agent, in each case, in its capacity as such) with a view to rescheduling any of its indebtedness with a principal amount of at least $500,000.

5.9 Intellectual Property. All registered Intellectual Property owned by any Loan Party and material to the conduct of the business of such Loan Party is set forth on Schedule 5.9. Each Loan Party owns, holds a license to use, or otherwise has a valid right to use all Intellectual Property that is necessary for the conduct of its business as currently conducted, except to the extent that the failure to own, hold a license, or otherwise have a valid right to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect.
5.10 Licenses and Permits. Except as set forth in Schedule 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial, territorial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to be in compliance with or procure such licenses or permits would reasonably be expected to have a Material Adverse Effect.
5.11 Default of Indebtedness. As of the Closing Date, no Default or Event of Default exists as a result of (i) a Loan Party being in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any such Indebtedness has been issued or (ii) an event that has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.
5.12 [Reserved].
5.13 [Reserved].
5.14 No Labor Disputes. (i) No Loan Party is involved in any labor dispute including, without limitation, wage and hour investigations, (ii) there are no strikes or walkouts or union organization of any Loan Party's employees threatened (in writing) or in existence, (iii) as of the Closing Date, no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto, (iv) to the knowledge of each Loan Party, there are no questions concerning union representation and (v) the hours worked by and payments made to employees of a Loan Party have not been in violation of the FWA or any other Applicable Law dealing with such matters, except in the case of (i), (ii) (iv) and (v) as would not reasonably be expected to result in a Material Adverse Effect.
5.15 Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

5.16 Investment Company Act. No Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended (or any similar or equivalent legislation or regulations in any other jurisdiction).
5.17 Disclosure. As of the Closing Date , no financial statement, report, certificate or any other document furnished in writing in connection herewith (without regard to any forward-looking information, estimates, forecasts, budgets, projections, information of a general economic nature, general information about the industry of the Loan Parties and their Subsidiaries and Affiliates, and information pertaining to Persons other than the Loan Parties), taken as a whole (and after giving effect to all supplements and updates), contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not materially misleading when taken as a whole, as of the date and under the circumstances when made, it being understood, and Agent and Lenders acknowledge, that forward-looking information, estimates, forecasts, budgets, and projections are forward looking information, subject to inherent uncertainty, contingencies and certain conditions beyond the control of the Loan Parties, that no assurance can be given that the same will be realized, that actual results might vary from the results forecast in any forward-looking information, estimates, forecasts, budgets and projections and such variance might be material.
5.18 Closing Date Acquisition Documents. Agent has received complete copies of the Closing Date Acquisition Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and related Closing Date Acquisition Documents, including all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent. Each of the representations under the Closing Date Acquisition Documents made by Initial Borrower and, to the knowledge of Borrowers, each other Person party thereto is true and correct in all material respects.
5.19 Property of Loan Parties.    On the Closing Date, each Loan Party will have
(i)valid leasehold interests in (in the case of leasehold interests in real or personal property), and
(ii)good title to or right to possess or use (in the case of all other personal property) all of its properties, and Consents necessary for the conduct of the business of such Loan Party, in the case of each of the foregoing, except when failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.20 Equity Interests. The authorized and outstanding Equity Interests of each Loan Party, and each legal and beneficial holder thereof as of the Closing Date, are as set forth on Schedule 5.20(a) hereto. All of the Equity Interests of each Loan Party have been duly and validly authorized and issued and are fully paid and non-assessable (to the extent any of such concepts are applicable) and have been sold and delivered to the holders hereof in compliance in all material respects with Applicable Law. As of the Closing Date, except for the rights and obligations set forth on Schedule 5.20(b), there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Loan Party or any of the shareholders of any Loan Party is bound relating to the issuance, transfer, voting or redemption of shares of its

Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of Loan Parties. As of the Closing Date, except as set forth on Schedule 5.20(c), Loan Parties have not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.
5.21 Commercial Tort Claims. As of the Closing Date, no Loan Party has any commercial tort claims with respect to which the damages recoverable by Loan Parties could reasonably be expected to exceed $1,000,000 except as set forth on Schedule 5.21 hereto.
5.22 Letter of Credit Rights. As of the Closing Date, no Loan Party has any letter of credit rights (other than letter of credit rights constituting supporting obligations) having an aggregate value or face amount in excess of $1,000,000, except as set forth on Schedule 5.22 hereto.
5.23 Material Contracts. Schedule 5.23 sets forth all Material Contracts of the Loan Parties as of the Closing Date. As of the Closing Date, each Loan Party has heretofore delivered to Agent true and complete copies of all Material Contracts. As of the Closing Date, no Loan Party is in default under any Material Contract to which it is a party or by which it is bound, nor does any Loan Party know of any material dispute regarding any Material Contract.
5.24    Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Agent and Lenders for each Loan Party (other than an Australian Loan Party) on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. Each Loan Party acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Other Documents.
5.25 Sanctions and other Anti-Terrorism Laws. No (a) Covered Entity: (i) is a Sanctioned Person, nor is any employee, officer, director or affiliate, nor, to the knowledge of Borrowers, any consultant, broker or agent, in the case of each of the foregoing, that acts on a Covered Entity's behalf in connection with this Agreement, a Sanctioned Person; (ii) directly, or indirectly through any third party, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction that are prohibited by any Anti-Terrorism Laws;
(b) Collateral is Embargoed Property.
5.26    Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all applicable Anti-Corruption Laws and (b) has instituted and maintains policies and procedures designed to ensure compliance with such Laws.
5.27    Centre of Main Interest and Establishment. The centre of main interest (as that term is used in the Insolvency Regulation) of each U.K. Loan Party is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in the Insolvency Regulation) in any other jurisdiction.

5.28    UK Pensions. No Loan Party is or has at any time been: (a) an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993 (UK)); or (b) "connected" with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004 (UK)) of such an employer.
5.29    Ranking (U.K.). Subject to Permitted Encumbrances, each U.K. Security Document to which it is a party has or will have the ranking in priority which it is expressed to have in such U.K. Security Document and it is not subject to any prior ranking or pari passu ranking Liens. Each U.K. Loan Party’s payment obligations under this Agreement and the Other Documents to which it is a party rank at least pari passu in right and priority of payment with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
5.30 Commercial Benefit. In relation to each Australian Loan Party (if any), the entry into this Agreement and each Other Document to which it is a party is for its commercial benefit.
5.31 Pari Passu Ranking (Australia). The payment obligations of each Australian Loan Party (if any) under this Agreement and the Other Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
5.32 No Trustee. No Australian Loan Party (if any) enters into this Agreement (if applicable) or any Other Document to which it is a party, or holds any property, as trustee.
5.33 No Immunity. Each Australian Loan Party (if any) does not have any right of immunity from set-off, legal action, suit or proceeding, attachment or execution of the jurisdiction of any court with respect to the Collateral owned by such Australian Loan Party or its obligations under this Agreement or the Other Documents to which it is a party.
5.34 Ranking (Australia). Each Australian Security Document has or will have the ranking in priority which it is expressed to have in the relevant Australian Security Document and, other than as permitted under or contemplated by this Agreement or the Other Documents, it is not subject to any prior ranking or pari passu ranking Lien.
VI.AFFIRMATIVE COVENANTS.
Each Loan Party shall, and shall cause its Subsidiaries to, until Payment in Full:
6.1 Compliance with Laws. Comply with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Loan Party's business the non-compliance with which would reasonably be expected to have a Material Adverse Effect (except to the extent any separate provision of this Agreement shall expressly require compliance with any particular Applicable Law(s) pursuant to another standard, in which case such other provision shall apply to such Applicable Law in lieu of this provision).

6.2 Conduct of Business and Maintenance of Existence and Assets. (a) Maintain all of its properties useful or necessary in its business in good working order and condition (ordinary wear and tear, casualty and condemnation excepted, and except as may be disposed of or otherwise expressly permitted in accordance with the terms of this Agreement) except where failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other Taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States, Canada or any political subdivision thereof (to the extent applicable) or any other jurisdiction where the failure to do so could reasonably be expected to have a Material Adverse Effect.
6.3 Books and Records. Keep proper books of record and account in which true and correct in all material respects entries will be made of all material dealings or material transactions of or in relation to its business and affairs, all in accordance with, or as required by, GAAP (other than with respect to any non-US entity, in which case such books of record and account will be kept in accordance with or as required by the applicable accounting rules or standards applicable to all such entity).
6.4 Payment of Taxes. Pay, when due, all Taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral, unless the same are being Properly Contested or except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.5 Financial Covenants.
(a)Fixed Charge Coverage Ratio. Commencing with the fiscal quarter ended June 30, ~~2024~~2025, if a Covenant Trigger Date has occurred, then as of the last day of the most recently ended fiscal month prior thereto for which financial statements have been delivered to Agent hereunder and as of the last day of each fiscal month thereafter until the end of the applicable Covenant Trigger Period, cause to be maintained, in each case for the four consecutive fiscal quarters then ended, a Fixed Charge Coverage Ratio of not less than ratio set for the below:

Applicable Period Ended

Minimum Fixed Charge Coverage Ratio
June 30, ~~2024~~2025    1.00 to 1.00
~~September 30, 2024    1.10 to 1.00~~

~~December 31, 2024~~September
30, 2025
~~March~~December 31, 2025, and
each    March    30,    June    30
September 30, and December 31
~~and March 31~~ thereafter

1.15 to 1.00

1.25 to 1.00
Notwithstanding the foregoing, for purposes of this Section 6.5(a), a Covenant Trigger Period shall be deemed to be in effect at all time from and after the fiscal quarter ending June 30, ~~2024~~2025 until the outstanding principal balance of the Term Loan has been permanently reduced to zero.
(b)Minimum EBITDA. Commencing with the fiscal quarter ended ~~December~~March 31, ~~2023~~2024, as of the last day of the applicable period set forth below, cause to be maintained a minimum EBITDA of not less than the amount set forth below:
Applicable Period Ended    Minimum EBITDA

Three months ended March 31, 2024                $(1,700,000)
Six months ended June 30, 2024                $1,400,000
Nine months ended September 2024                $5,000,000
~~Six~~Twelve months ended December 31, ~~2023~~2024             $~~6,700,000~~8,400,000
~~Nine~~Twelve months ended March 31, ~~2024~~2025

$~~11,500,000~~12,400,000

(c)~~Minimum Undrawn Availability. Commencing with the First Amendment Closing Date, and continuing at all times until Borrowers have delivered financial statements and corresponding Compliance Certificate in accordance with the requirements of Section 9.9 hereof for the fiscal quarter ending June 30, 2024, not permit Undrawn Availability to be less than $5,000,000 for any period of three (3) consecutive Business Days.~~[Reserved].

6.6 Insurance.
(a)(i) Keep all its insurable properties and properties in which such Loan Party has an interest insured against such hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party's (subject to self-insurance);

(ii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others, as is customary in the case of companies engaged in businesses similar to such Loan Party's; (iii) maintain all such worker's compensation or similar insurance as may be required to be in compliance in all material respects under the laws of any state or jurisdiction in which such Loan Party is engaged in any material business; (iv) furnish Agent with (A) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date (or such shorter period reasonably acceptable to Agent), and (B) subject to and except as provided in Section 6.16, within thirty (30) days after the Closing Date (or such later date as Agent may reasonably agree), loss payable and additional insured endorsements in form and substance reasonably satisfactory to Agent, naming Agent as an additional insured and mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to in clauses (i) and (ii) above, and, to the extent the applicable insurance carrier customarily agrees to such limitations, providing that such policy and loss payable clauses may not be cancelled, amended or terminated unless Agent is provided sufficient prior notice reasonably acceptable to Agent (it being understood that at least thirty (30) days prior written notice is given to Agent (or in the case of non-payment, at least ten (10) days prior written notice) is acceptable to Agent), in each case, with respect to policies covering collateral outside of the United States, to the extent such endorsements are customarily provided by the applicable insurance carrier. In the event of any loss thereunder, solely in respect of any Collateral, the carriers named therein hereby are directed by Agent and the applicable Loan Party to make payment for such loss of Collateral to Agent and not to such Loan Party and Agent jointly, and Agent agrees to apply such amounts in accordance with Section 2.20(b) (it being understood that during any reinvestment period, Agent shall promptly remit such amount to Borrowing Agent) or, if Agent is exercising remedies during the continuance of an Event of Default, Section 11.5, and to promptly remit any excess to Borrowing Agent. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, to the extent the same relates solely to the Collateral, Agent may endorse such Loan Party's name thereon and do such other things as Agent may deem advisable to reduce the same to cash, and shall promptly apply such amounts in accordance with Section 2.20(b), or, if Agent is exercising remedies during the continuance of an Event of Default, Section 11.5, and to promptly remit any excess to Borrowing Agent.

(b)Each Loan Party shall take all actions required under the Flood Laws and/or reasonably requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.
(c)Upon the occurrence and during the continuance of an Event of Default, Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in Sections 6.6(a)(i) and (ii) and Section 6.6(b) above. All loss recoveries received by Agent under any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand. If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Loan Party, which payments shall be charged to Borrowers' Account and constitute part of the obligations.
6.7 [Reserved].
6.8 Environmental Matters.
(a)Ensure that the Real Property and all operations and businesses conducted thereon comply with all applicable Environmental Laws and it shall manage any and all Hazardous Materials on any Real Property in compliance with applicable Environmental Laws, except where non-compliance therewith could not reasonably be expected to result in a Material Adverse Effect.
(b)Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action to avoid subjecting the Collateral or Real Property to any Lien under applicable Environmental Laws other than Permitted Encumbrances.
6.9 [Reserved].
6.10 Execution of Supplemental Instruments. Execute or deliver to Agent from time to time, upon reasonable written request, such supplemental agreements, financing statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, that the full intent of this Agreement may be carried into effect. Notwithstanding anything in this Agreement or in any Other Document to the contrary, no Loan Party shall be required to take any action to create, perfect or continue the perfection of any Lien in favor of Agent in all or any portion of the Collateral or any other asset (i) to the extent that such Collateral or other asset is located in a jurisdiction outside of the United States, Canada, the United Kingdom, Australia or Hong Kong or (ii) pursuant to an agreement governed by the laws of a jurisdiction outside of the United States, Canada, the United Kingdom, Australia or Hong Kong.

6.11 [Reserved].
6.12 Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party's obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.12, or otherwise under this Agreement or any Other Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.12 shall remain in full force and effect until Payment in Full. Each Qualified ECP Loan Party intends that this Section 6.12 constitute, and this Section 6.12 shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18(A)(v)(II) of the CEA.
6.13 Certificate of Beneficial Ownership and Other Additional Information. Provide to Agent and the Lenders: a new Certificate of Beneficial Ownership for such Loan Party (other than an Australian Loan Party) promptly after the information contained on the previous Certificate of Beneficial Ownership in respect of such Loan Party (other than an Australian Loan Party) has changed and such other information and documentation as may reasonably be requested in writing by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with Applicable Laws (including without limitation the USA Patriot Act, the Proceeds of Crime Act and other "know your customer" and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith.
6.14 Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.
(a)The Loan Parties covenant and agree that they shall promptly (but in any event within five (5) Business Days) notify the Agent in writing upon the occurrence of a Reportable Compliance Event.
(b)Each Covered Entity shall conduct their business in compliance with all applicable Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Laws.
6.15 Additional Subsidiaries. No later than 30 days (such date may be extended by the Agent in its reasonable discretion) after (a) the acquisition, incorporation or formation of any Subsidiary (including pursuant to an LLC Division) or (b) any Subsidiary ceasing to be an Excluded Subsidiary, cause such Subsidiary (other than an Excluded Subsidiary) to (i) either
(x) become a Guarantor by executing and delivering to the Agent a joinder agreement to the Guaranty or such other documents as required by the terms of the Guaranty to make such Person a party to the Guaranty or (y) join this Agreement as a Borrower and become jointly and severally liable for the Obligations to the extent provided for herein, and (ii) deliver to the Agent such documents, instruments and agreements to establish compliance with each of the foregoing conditions in connection therewith, including without limitation, organization documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Agent. Notwithstanding the foregoing, to the extent that any Subsidiary of a Loan Party is a first-tier CFC, FSHCO, or Protected Foreign Subsidiary and would otherwise be an Excluded Subsidiary, the Loan Parties shall cause 65% of the voting stock and 100% of the non-voting stock (within the meaning of Treasury Regulation Section 1.956-2) of each such CFC or FSHCO and 100% of the equity in any Protected Foreign Subsidiary to be pledged to support the obligations of the U.S. Loan Parties and all the Equity Interests in any of such entities to be pledged to support the obligations of Loan Parties that are not U.S. Loan Parties. Notwithstanding, anything to the contrary in this Agreement or any Other Document, no Subsidiary that is incorporated in Australia will be required to become a Borrower or Guarantor, grant any security or join this Agreement if doing so constitutes financial assistance for the purposes of section 260A of the Australian Corporations Act, until after the completion of an Australian Whitewash in accordance with Part 2J.3 of the Australian Corporations Act.
6.16 Post-Closing Items. The Borrowing Agent shall, and shall cause each applicable Loan Party to, satisfy the requirements set forth on Schedule 6.16 on or before the date thereon specified for such requirement, in each case as such date may be extended by the Agent in its reasonable discretion.
6.17 Tax Consolidation. Ensure that any Subsidiary incorporated in Australia which is a member of an Australian Tax Consolidated Group is also a Loan Party under this Agreement. At all times, the "head company" (as defined in the applicable Australian Tax Act) of any Australian Tax Consolidated Group must be an Australian Loan Party.
6.18 Advisors/Consultants.

(a)Within thirty (30) days following the Second Amendment Closing Date, the Borrowing Agent shall engage and retain an advisor that is acceptable to Agent and engaged by Loan Parties pursuant to terms and conditions, including with respect to the scope of engagement, acceptable to Agent (such advisor, the "Company Advisor"); it being understood and agreed that B. Riley Securities is acceptable to the Agent as Company Advisor. Each Loan Party hereby acknowledges and agrees that all fees and expenses of the Company Advisor are the sole obligations of the Loan Parties and neither Agent nor any Lender shall be responsible for any such fees or expenses. Each Loan Party shall, and shall cause the senior management for each Loan Party to, cooperate fully with the Company Advisor in furnishing information as and when reasonably requested by Agent and Lenders regarding any Loan Party's financial affairs, finances, financial condition, business and operations. Each of the Loan Parties authorizes Agent and each Lender to meet and have direct discussions with the Company Advisor (so long as the Company Advisor is B. Riley Securities, without need for other officers, employees or representatives of any of the Loan Parties to be present) to discuss any matters regarding any Loan Party's financial affairs, finances, financial condition, business and operations, and shall direct and authorize the Company Advisor to fully disclose to Agent and each Lender all information reasonably requested by Agent or any Lender regarding the foregoing. From time to time as reasonably requested by Agent, the Company Advisor shall conduct telephonic and, if requested, in-person meetings in which the respective representatives of Agent, Lenders and their respective advisors and counsel shall be entitled to participate. The purpose of such telephonic meetings shall be for the Company Advisor to discuss the Loan Parties' financial affairs, finances, financial condition, business and operations.
(b)Additionally, Agent may elect to engage a consultant on its own behalf, at the Loan Parties' sole cost and expense, for the purpose of assessing the financial plan, inventory management strategy and cash flow modeling of the Loan Parties (any such consultant, the "Consultant"). Each Loan Party shall, and shall cause the senior management for each Loan Party to, cooperate fully with the Consultant in furnishing information as and when reasonably requested by Agent and Lenders regarding any Loan Party's financial affairs, finances, financial condition, business and operations.
6.19 Undrawn Availability. If Undrawn Availability is less than $3,500,000 for any period of three consecutive days, within three (3) Business Days of such event, the Loan Parties shall be required to receive Net Cash Proceeds from the issuance of either new Equity Interests
(other than Disqualified Equity Interests) or, with the consent of the Agent, Subordinated Indebtedness of Holdings subject to documentation, including a subordination agreement, acceptable to the Agent (it being agreed and understood that no payment in respect of any such Subordinated Indebtedness shall be permitted until the Obligations have been Paid in Full), which shall be utilized repay outstanding Revolving Advances (without a corresponding permanent reduction to the Revolving Commitments) to increase Undrawn Availability to an amount greater than $4,000,000 (the “Undrawn Availability Requirement”).
VII.NEGATIVE COVENANTS.
No Loan Party shall, and shall not permit any of its Subsidiaries to, until Payment in Full:
7.1 Merger, Amalgamation Consolidation, Acquisition and Sale of Assets.
(a)Consummate any merger, amalgamation, consolidation or other reorganization with or into any other Person or acquire all or substantially all of the assets or Equity Interests of any Person or consummate an LLC Division or permit any other Person to consolidate with or merge or amalgamate with it, except (i) any Loan Party may merge, amalgamate, consolidate or reorganize with another Loan Party or any Subsidiary that is not a Loan Party or acquire all or substantially all of the assets or Equity Interests of another Loan Party or any Subsidiary that is not a Loan Party so long as a Loan Party is the surviving entity,
(ii) any Subsidiary may merge, amalgamate, consolidate, reorganize or consummate an LLC Division with another Subsidiary that is not a Loan Party or acquire all or substantially all of the assets or Equity Interest of a Subsidiary that is not a Loan Party (including pursuant to an LLC Division), (iii) the Closing Date Acquisition and the Closing Date Acquisition Reorganization,
(iv) Permitted Acquisitions and other Permitted Investments, and (v) Permitted Dispositions.
(b)Sell, lease, transfer or otherwise dispose of any of its properties or assets (including, in each case, by way of an LLC Division), except Permitted Dispositions.

7.2 Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.
7.3 Investments. Make any Investment (including the purchase or acquisition of obligations or Equity Interests of, or any other interest in, any Person), other than Permitted Investments.
7.4 Dividends. Declare, pay or make any dividend or distribution on any Equity Interests of any Loan Party (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest of any Loan Party, or to any options to purchase or acquire any Equity Interest of any Loan Party (the foregoing, collectively, "Restricted Payments"), in each case other than Permitted Dividends.
7.5 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.
7.6 Nature of Business. Change in any material respect the nature of the business in which it is presently engaged; provided, that the foregoing shall not prevent Loan Parties or their Subsidiaries from engaging in any business that is reasonably related to, or that are supportive, complimentary, synergistic or ancillary to its or their business, or a reasonable development, extension or expansion thereof, in each case as reasonably determined in good faith by the Board of Directors or other managing body of such Loan Party or Subsidiary.
7.7 Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (i) transactions among Loan Parties which are not expressly prohibited by the terms of this Agreement, (ii) transactions solely among Subsidiaries that are not Loan Parties which are not expressly prohibited by the terms of this Agreement, (iii) any indemnity, fees, expenses, compensation (including bonuses), severance, other benefits (including retirement, health, stock option, and other benefit plans) or arrangements providing for the benefit of current or former directors (or comparable managers), officers, consultants and employees of a Loan Party, (iv) cash management netting and pooled account arrangements not prohibited by this Agreement, (v) transactions required by any Applicable Law, (vi) transactions not expressly prohibited by Sections 7.1, 7.2, 7.3, 7.4, or 7.5 hereof, (vii) transactions entered into by a Person acquired in a Permitted Acquisition or other similar Permitted Investment (including in respect of any joint venture), prior to the time of such Permitted Acquisition or Permitted Investment, to the extent that such transactions were not entered into in contemplation of or in connection with such Permitted Acquisition or Permitted Investment and were in existence on the date of such Permitted Acquisition or Permitted Investment, (viii) the issuance of Equity Interests in connection with the exercise of any Cure Right, (ix) any single transaction, or series of related transactions, involving consideration of less than $1,000,000 and (x) transactions, which are in the Ordinary Course of Business, on an arm's-length basis on terms and conditions, taken as a whole, no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate.
7.8 Fiscal Year and Accounting Changes. Change the end of its fiscal year from either (i) September 30 or, following a transition to a December 31 fiscal year end during the year 2022 or

2023, (ii) December 31, or make any significant change in accounting treatment and reporting practices except as required or permitted by GAAP.
7.9 Pledge of Credit. Now or hereafter pledge Agent's or any Lender's credit on any purchases, commitments or contracts or for any purpose whatsoever or use any portion of any Advance in or for any business other than businesses permitted under Section 7.6.
7.10 Amendment of Organizational Documents; Bond Documents. Amend, modify or waive any term or provision of its Organizational Documents in any manner materially adverse to the interest of Agent and Lenders.
7.11 Prepayment of Indebtedness; Hyper Earnout.
(a)At any time, directly or indirectly, voluntarily prepay any Indebtedness of any Loan Party (other than to Lenders or Agent), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party, other than in connection with a Permitted Refinancing, or, with respect to Subordinated Indebtedness, to the extent not prohibited under the terms of the subordination agreement applicable thereto, and in each case only to the extent exceeding an amount equal to $1,000,000, unless (A) the Payment Conditions shall have been satisfied immediately after giving effect such prepayment and the borrowing of any Advances or incurrence of any other Indebtedness in connection therewith and (B) Agent shall have received a certificate signed by responsible officer of Borrowing Agent certifying as to and evidencing such satisfaction of the Payment Conditions.
(b)At any time, directly or indirectly, make any payment in respect of the Hyper Earnout, unless (A) the Payment Conditions shall have been satisfied immediately after giving effect such payment and the borrowing of any Advances or incurrence of any other Indebtedness in connection therewith and (B) Agent shall have received a certificate signed by responsible officer of Borrowing Agent certifying as to and evidencing such satisfaction of the Payment Conditions; provided, that in the event the Payment Conditions cannot be satisfied with respect to any payment in respect of the Hyper Earnout, nothing contained in this Agreement or any Other Document shall limit, prohibit or restrict any such payment in respect of the Hyper Earnout to the extent such payment is funded solely with Net Cash Proceeds from the issuance by Holdings of new common Equity Interests (other than Disqualified Equity Interests) to B Riley.
7.12 Sanctions and other Anti-Terrorism Laws. Each Loan Party hereby covenants and agrees that until the last day of the Term, the Loan Parties will not, and will not permit any of their respective Subsidiaries to: (a) become a Sanctioned Person or allow any employees, officer, directors or affiliates, or to the knowledge of Borrowers, any consultants, brokers and agents, in each case acting on its behalf in connection with this Agreement that is or becomes a Sanctioned Person to have any involvement with its activities under this Agreement or with the proceeds of the facility; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with any Sanction Person or Sanctioned Jurisdiction that are prohibited under or otherwise in violation of any Anti-Terrorism Laws, including any use of the proceeds of the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctions Person or Sanctioned Jurisdiction, in each case to the extent prohibited under or otherwise in violation of any Anti-Terrorism Laws; (c) repay the Loans with funds derived from any unlawful activity; (d) permit any Collateral to become Embargoed Property; or (e) cause any Lender or Agent to violate any sanctions administered by OFAC.
7.13 Anti-Corruption Laws. Each Loan Party hereby covenants and agrees that until the last day of the Term, the Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.
7.14 Activities of Holdings. Permit Holdings to (a) conduct any business other than its ownership of Equity Interests of Borrowers and activities incidental thereto, (b) own any assets (other than assets with a value that is in the aggregate de minimis) other than the Equity Interests of Borrowers, or (c) incur any Indebtedness or liabilities other than liabilities incidental to the conduct of its business as a holding company, and liabilities under this Agreement and the Other Documents; provided that notwithstanding the foregoing, Holdings may engage in activities related to: (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance); (ii) the performance of its obligations under this Agreement and Other Documents; (iii) making Restricted Payments to the extent permitted hereunder; (iv) holding any cash or property received in connection with Restricted Payments made by any of its Subsidiaries not prohibited hereunder pending application thereof by Holdings; (v) making contributions to the capital of its Subsidiaries, (vi) guaranteeing the obligations of its Subsidiaries to the extent such obligations are not prohibited hereunder; (vii) participating in tax, accounting and other administrative matters (A) as a member of a consolidated, combined or unitary group that includes Holdings and the Borrowers or (B) with respect to its own business and activities; (viii) the entry into and performance of its obligations with respect to contracts and other arrangements directly related to any other activity permitted under this Section 7.14 and providing indemnification to officers, managers, directors and employees; and (ix) other activities incidental to the businesses or activities permitted under this Section 7.14.
7.15 Canadian Defined Benefit Plans. Without the consent of the Agent, maintain, administer, contribute to or have any liability in respect of any Canadian Defined Benefit Plan or acquire an interest in a Person if such Person sponsors, maintains, administers or contributes to, or has any liability in respect of any Canadian Defined Benefit Plan.
7.16 U.K Pension Matters.
(a)Each U.K. Loan Party shall ensure that all pension schemes operated by or maintained for its benefit and/or any of its employees are fully funded based on the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 (UK) and that no action or omission is taken by any U.K. Loan Party in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or a U.K. Loan Party ceasing to employ any member of such a pension scheme).
(b)Each U.K. Loan Party shall ensure that it is not an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 (UK)) or

“connected” with or an "associate" of (as those terms are defined in sections 38 or 43 of the Pensions Act 2004 (UK)) such an employer.
(c)Each U.K. Loan Party shall deliver to Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the U.K. Loan Parties) actuarial reports in relation to all pension schemes mentioned in clause (a) above.
7.17 Centre of Main Interests. Each Loan Party incorporated in a jurisdiction to which the Insolvency Regulation applies shall maintain its "centre of main interests" in its jurisdiction of incorporation for the purposes of the Insolvency Regulation.
7.18 People with Significant Control Regime. Each Loan Party shall (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 (UK) from any company incorporated in the United Kingdom whose shares are the subject of a Lien in favor of the Agent, and (b) promptly provide the Agent with a copy of that notice.
VIII.CONDITIONS PRECEDENT.
8.1 Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:
(a)Note. Agent shall have received any requested Notes duly executed and delivered by an authorized officer of each Borrower;
(b)Other Documents. Agent shall have received each of the executed Other Documents required to be executed on or prior to the Closing Date, as applicable;
(c)Financial Condition Certificate. Agent shall have received an executed Financial Condition Certificate in form of Exhibit 8.1(c).
(d)Undrawn Availability; Maximum Amount of Advances. After giving effect to the initial Advances hereunder and the payment of all fees and expenses related to the Transactions, (i) Borrowers shall have Undrawn Availability of at least $12,500,000, which calculation shall include the subtraction of amounts due and owing to any Loan Party's trade creditors which sixty (60) days or more past due, and (ii) the aggregate amount of Advances shall not exceed $90,000,000;
(e)Closing Date Acquisition Agreement. Agent shall have received final executed copies of the Closing Date Acquisition Documents as in effect on the Closing Date all of which shall be satisfactory in form and substance to Agent and the transactions contemplated by such documentation shall be consummated prior to or simultaneously with the making of the initial Advance including.
(f)Equity Investment. Holdings shall have received equity contributions from B Riley on the Closing Date in an amount not less than $145,000,000 (of which not less than $27,000,000 shall be in the form of cash equity contributions) on terms and conditions reasonably acceptable to Agent.

(g)Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code, PPSA and Australian PPSA financing statements) required by this Agreement, any Other Document or under law or reasonably requested by Agent to be filed, registered or recorded on or before the Closing Date in order to create, in favor of Agent or Australian Security Trustee, as applicable, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested;
(h)Secretary's Certificates, Authorizing Resolutions and Good Standing Certificates (or Equivalents) of Loan Parties. Agent shall have received a certificate of the director, secretary or assistant secretary (as applicable) (or other equivalent officer, director, partner or manager) of each Loan Party in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Loan Party (and, in the case of any U.K. Loan Party of both its board of directors and its members) authorizing (x) the execution, delivery and performance of this Agreement, the Notes and each Other Document to which such Loan Party is a party (including authorization of the incurrence of indebtedness, borrowing of Advances on a joint and several basis with all Loan Parties as provided for herein), and (y) the granting by such Loan Party of the security interests in and liens upon the Collateral to secure all of the joint and several Obligations of Loan Parties (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Loan Party authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Loan Party as in effect on such date, complete with all amendments thereto, and (iv) the good standing or continuing registration (or equivalent status) of such Loan Party (except for each U.K. Loan Party) in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Loan Party's business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) or certificates of continuing registration (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State, registrar of companies or other appropriate official of each such jurisdiction
(i)Legal Opinions. Agent shall have received the executed legal opinion of each of Sullivan & Cromwell, counsel to the Loan Parties as to matters of New York law, Torys LLP, as Canadian counsel to the Loan Parties, Norton Rose Fulbright LLP, as special English counsel to Agent, Norton Rose Fulbright Australia, in its capacity as counsel to the Australian Security Trustee, and Norton Rose Fulbright Hong Kong, in its capacity as counsel to Agent, in each case in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Other Documents, and related agreements as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;
(j)No Litigation. No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened (in writing) against any Loan Party or against the officers or directors of any Loan Party (A) in connection with this

Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;
(k)Fees and Expenses. Agent and Lenders shall have received all fees payable to Agent and/or Lenders, which are due on or prior to the Closing Date hereunder or under any Other Document, and reimbursement of all costs and expenses incurred as of the Closing Date which are payable or reimbursable under this Agreement or any Other Document and for which reimbursement has been requested to the extent invoiced at least two (2) Business Days prior to the Closing Date;
(l)Pro Forma Financial Statements. Agent shall have received copies of the Pro Forma Financial Statements which shall be satisfactory in all respects to Agent;
(m)Insurance. Agent shall have received in form and substance satisfactory to Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, and
(ii) insurance certificates issued by Loan Parties' insurance broker containing such information regarding Loan Parties' casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable (subject to post-closing deliverables of applicable endorsements in accordance with Section 6.16);
(n)Prior Indebtedness. A payoff letter and deed of release from Bank of America, N.A., in form and substance reasonably satisfactory to Agent, together with such Uniform Commercial Code, PPSA and/or Australian PPSA termination and/or discharge statements written authorization that permits the Loan Parties or Agent (if delegated by the Loan Parties) to file such Uniform Commercial Code, PPSA and/or Australian PPSA termination and/or discharge statements (or an undertaking from Bank of America, N.A. to file the Australian PPSA termination and/or discharge statements), releases of any security interests in intellectual property, and deposit account control agreement releases, in each case, necessary or appropriate to terminate any Liens in favor of Bank of America, N.A. granted in connection with the Borrowers' prior ABL credit agreement, which Indebtedness thereunder shall be paid in full (other than contingent indemnification obligations for which no claim has been made and other than any hedging or cash management products secured thereunder) on or prior to the Closing Date, as Agent may request, duly executed and in recordable form, if applicable, and otherwise in form and substance reasonably satisfactory to Agent.
(o)Payment Instructions. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(p)Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;
(q)No Adverse Material Change. Since September 30, 2021, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect;
(r)Contract Review. Agent shall have received and reviewed all Material Contracts of Borrowers including leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;
(s)Compliance with Laws. Agent shall be reasonably satisfied that each Loan Party is in compliance in all material respects with all pertinent federal, state, provincial, territorial, local or territorial regulations applicable to such Loan Party, including, if applicable, those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Anti-Terrorism Law;
(t)Certificate of Beneficial Ownership; USA Patriot Act Diligence. Agent and each Lender shall have received, in form and substance acceptable to Agent and each Lender an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act and the Proceeds of Crime Act; and
(u)U.K. Certificates. In the case of a U.K. Loan Party whose shares are the subject of a U.K. Security Document (i) Agent shall have received a certificate of a director or authorized signatory of such U.K. Loan Party certifying that no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Companies Act 2006 (UK)) has been issued in respect of those shares, together with a copy of the "PSC register" (within the meaning of section 790C(10) of the Companies Act 2006 (UK)) of that U.K. Loan Party, which is certified by a director or authorized signatory of that U.K .Loan Party to be correct, complete and not amended or superseded as at a date no earlier than the Effective Date, or (ii) a certificate of that U.K. Loan Party of a director or authorized signatory certifying that such U.K. Loan Party is not required to comply with Part 21A of the Companies Act 2006 (UK).
8.2 Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:
(a)Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement or the Other Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date); provided that, in each case, such materiality qualifier shall not apply to any representations and warranties to the extent already qualified or modified by materiality or similar concept in the text thereof (for the avoidance of doubt, after giving effect to such materiality or similar concept in the text thereof);
(b)No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advances on the Closing Date, after giving effect to the consummation of the Closing Date Acquisition; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and
(c)Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.
Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.
IX.INFORMATION AS TO LOAN PARTIES.
Each Loan Party shall, or (except with respect to Section 9.11) shall cause Borrowing Agent on its behalf to, until Payment in Full:
9.1 Disclosure of Material Matters. Promptly upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral valued in excess of $1,000,000, including any Borrower's reclamation or repossession of, or the return to any Borrower of, a goods or claims or disputes asserted by any Customer or other obligor, but excluding any write-off of obsolete Inventory and/or Receivables in the Ordinary Course of Business.
9.2 Borrowing Base Reporting. Deliver to Agent (i) on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable agings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports, and (d) a Borrowing Base Certificate (which shall be calculated as of the last day of the prior month); provided that, during any Reporting Trigger Period, the Borrowing Agent will deliver to Agent (x) a Borrowing Base Certificate for the week most recently ended, within three (3) Business Days after the end of each calendar week, which weekly Borrowing Base Certificate shall consist of a roll-forward of Receivables by reporting weekly sales, cash collections and credits; provided that figures for Inventory included in such certificate may be based on the immediately prior month during any Reporting Trigger Period and (y) at such intervals as Agent may reasonably require during a Reporting Trigger Period, but no more frequently than weekly Borrowing Base Certificates are required to be delivered pursuant to clause (x) above: (i) confirmatory assignment schedules; (ii) copies of Customer's invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.
9.3     Environmental Reports. Except with respect to matters that would not reasonably be expected to have a Material Adverse Effect, in the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge affecting the Real Property or any Borrower's interest therein or the operations or the business (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any Governmental Body, then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.
9.4 Litigation. Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding brought against any Loan Party, whether or not the claim is covered by insurance, which in any such case has a reasonable probability of being adversely determined and if adversely determined could reasonably be expected to have a Material Adverse Effect.
9.5 Material Occurrences. Promptly notify Agent in writing upon the occurrence of:
(a) any Event of Default or Default; (b) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Closing Date Acquisition Documents; (c) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; and (d) any other development in the business or affairs of the Loan Parties taken as a whole which would reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties propose to take with respect thereto.
9.6 [Reserved].
9.7 Annual Financial Statements. Furnish Agent within one hundred twenty (120) days after the end of each fiscal year of Borrowers, commencing with the fiscal year ending either (x) September 30, 2022 or (y) December 31, 2022 (which may cover a 15-month period; provided that if 12-month audited financial statements are delivered for the fiscal year ending September 30, 2022, then the Borrowers may deliver audited financials cover a 15-month period with respect to the period ending December 31, 2023 in connection with a transition to a

December 31 fiscal year end) financial statements of Borrowers on a consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP consistently applied, and in reasonable detail and reported upon without qualification (other than any qualification related to
(a) an impending maturity date of any Indebtedness or (b) any actual inability to satisfy a financial maintenance covenant on a future date or in a future period) by Deloitte, any other "big four" accounting firm selected by Borrowers, or an independent certified public accounting firm selected by Borrowers and reasonably satisfactory to Agent. In addition, such report shall be accompanied by a Compliance Certificate, which shall include a calculation of the Fixed Charge Coverage Ratio for such calendar quarter regardless of whether a Covenant Trigger Period is then in effect.
9.8 Additional Cash Flow Reporting. At any time that Undrawn Availability is less than $7,000,000 for three (3) consecutive Business Days, no later than the third Business Day of each week, on a bi-weekly basis, a thirteen (13) week cash flow forecast showing liquidity and projected cash receipts and cash disbursements of Holdings and its Subsidiaries over the following thirteen (13) week period, together with a reconciliation of actual liquidity, cash receipts and cash disbursements of Holdings and its Subsidiaries from the prior bi-weekly periods against the cash flow forecast previously furnished to the Agent and the Lenders with respect to such prior bi-weekly periods (to the extent applicable) and showing any deviations on a cumulative basis, prepared by the Borrowers.
9.9 Monthly Financial Statements. Furnish Agent (i) within thirty (30) days after the end of the first two months of each fiscal quarter and (ii) within forty-five (45) days after the end of the last month of each fiscal quarter (increased to sixty (60) days solely with respect to the fiscal quarter that is also the end of the 2022 fiscal year), an unaudited balance sheet of Borrowers on a consolidated basis for Holdings and its Subsidiaries and consolidating basis for Holdings and its Subsidiaries prepared on a regional basis and unaudited statements of income and stockholders' equity and cash flow of Borrowers on a consolidated basis for Holdings and its Subsidiaries and consolidating basis for Holdings and its Subsidiaries prepared on a regional basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared in accordance with GAAP on a consistent basis, subject to year-end adjustments and the absence of footnotes and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. In addition, each delivery of monthly financial statements pursuant to this Section 9.9 that is a fiscal quarter end, commencing with the fiscal quarter ending December 31, 2022, shall be accompanied by a Compliance Certificate, which shall include a calculation of the Fixed Charge Coverage Ratio for such calendar quarter regardless of whether a Covenant Trigger Period is then in effect.
9.10 Changes to Name; Organizational Structure; Chief Executive Office. Notify Agent thirty (30) days (or such shorter period as Agent may agree) prior to any change to its legal name, form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), jurisdiction of organization or chief executive office.

9.11 Additional Information. Furnish Agent with such additional information as Agent or any Lender shall reasonably request in order to enable Agent or such Lender to determine whether the terms, covenants, provisions and conditions of this Agreement have been complied with by Borrowers including, without the necessity of any request by Agent or any Lender, (a) at least ten (10) days prior thereto, notice of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business, and (b) promptly upon any Borrower's learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound, in each case, which could reasonably be expected to result in a Material Adverse Effect.
9.12 Projected Operating Budget. Furnish Agent, no later than forty-five (45) days after the beginning of each fiscal year of the Borrowing Agent commencing with fiscal year 2023, a month by month projected operating budget and cash flow of Borrowers on a consolidated basis for Holdings and its Subsidiaries and consolidating basis for Holdings and its Subsidiaries prepared on a regional basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by a Senior Officer of Borrowing Agent to the effect that such projections represent such officer's good faith estimate of the financial performance of the Borrowers during the period covered thereby (provided that any such forward-looking information, estimates, forecasts, budgets, and projections are forward looking information, subject to inherent uncertainty, contingencies and certain conditions beyond the control of the Loan Parties, that no assurance can be given that the same will be realized, that actual results might vary from the results forecast in any forward-looking information, estimates, forecasts, budgets and projections and such variance might be material).
9.13 Variances from Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances in each case in the form provided to the Board of Directors of any Borrower in the Ordinary Course of Business.
9.14 Lender Meetings. Upon the written request of Agent and upon reasonable prior notice, and during regular business hours at a time and place mutually agreed (which, at the option of Borrowing Agent, may be by videoconference or teleconference), the Loan Parties will participate and will cause key management personnel of each Loan Party to participate in a meeting, on a quarterly basis, with Agent and any Lenders that choose to attend to discuss, among other things, financial performance of the Loan Parties and their Subsidiaries.
9.15 ERISA and Canadian Pension Plan Notices and Requests.
(a)Furnish Agent with prompt written notice in the event that any Borrower or member of a Controlled Group knows or has reason to know that (i) a Termination Event has occurred, (ii) a determination has been made by a Governmental Authority that any Plan intended by a Loan Party to be qualified under Section 401(a) of the Code is not so qualified, or
(iii) the imposition of any fine, penalty, Tax, or damage arising from a Plan or Multiemployer

Plan, any of which could reasonably be expected to result in excess of $1,000,000 on any Loan Party, together with a written statement describing such applicable event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto.
(b)Furnish Agent with prompt written notice in the event that (i) any Loan Party or any member of the Controlled Group knows or has reason to know that a Canadian Pension Event has occurred or any violation or asserted violation of any Applicable Law (including any applicable provincial pension benefits legislation) has occurred, together with a written statement describing such Canadian Pension Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Canada Revenue Agency, the FSRA or another Governmental Body with respect thereto, (ii) the establishment of any new Canadian Pension Plan; (iii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability in respect of a Canadian Pension Plan, together with copies of each such notice; (iv) any Canadian Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment in respect of a Canadian Pension Plan on or before the due date for such installment or payment; (v) any Lien arising, choate or inchoate, in connection with any Canadian Pension Plan (save for contribution amounts not yet due).
9.16    Cash Flow Reporting. Commencing on the Second Amendment Closing Date and continuing until Agent shall have received the Loan Parties' interim financial statements and corresponding Compliance Certificate, in accordance with the requirements of Section 9.9 hereof, evidencing a Fixed Charge Coverage Ratio for the Loan Parties for the applicable trailing twelve month period of at least 1.25 to 1.00 for two consecutive fiscal quarters ending on or after September 30, 2025, furnish Agent, no later than the third Business Day of each week, on a bi-weekly basis, a thirteen (13) week cash flow forecast, which shall be in form and substance satisfactory to Agent, showing liquidity and projected cash receipts and cash disbursements of Holdings and its Subsidiaries over the following thirteen (13) week period, together with a reconciliation of actual liquidity, cash receipts and cash disbursements of Holdings and its Subsidiaries from the prior bi-weekly periods against the cash flow forecast previously furnished to the Agent and the Lenders with respect to such prior bi-weekly periods (to the extent applicable) and showing any deviations on a cumulative basis, together with reasonably detailed explanations for any material variances therefrom, prepared by the Borrowers.
X.EVENTS OF DEFAULT.
The occurrence of any one or more of the following events shall constitute an "Event of Default":
10.1    Nonpayment. Failure by any Borrower to pay when due any principal or interest on the Obligations or any other fee, charge, amount or liability provided for herein or in any

Other Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, or by required prepayment;
10.2    Breach of Representation. Any representation or warranty made or deemed made by any Borrower or any Guarantor in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;
10.3    Financial Information. Failure by any Borrower to (i) furnish financial information when due as required by Sections 9.2, 9.7 or 9.9, (ii) furnish financial information when due as required by Sections 9.12 or 9.13 where such failure shall continue for a period of five (5) Business Days or (iii) permit the inspection of its books or records or access to its premises for audits and appraisals in accordance with the terms hereof;
10.4    Judicial Actions and Seizures. (I) Issuance of a notice of Lien, levy, assessment, injunction or attachment (a) against any material portion of Borrower's Inventory or Receivables or (b) against a material portion of any Borrower's other property, which, in either case, is not stayed or lifted within thirty (30) days, or (II) (a) the seizure, garnishment or taking by a Governmental Body, or any Borrower or any Guarantor, of any material portion of the Collateral, or (b) the title and rights of any Borrower, any Guarantor or any original owner which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Document;
10.5    Noncompliance. Except otherwise provided in Section 10.1 and 10.3, failure by any Loan Party to perform, keep or observe any term, provision, condition or covenant:
(i)contained in Sections 6.1, 6.5 (subject to the Cure Right), 6.6, 6.15, 6.19 or Article VII; or
(ii)contained in any other provisions of this Agreement or any of the Other Documents which remains unremedied for a period of thirty (30) days after the earlier of
(x) knowledge of such failure by the president or chief financial officer of any Loan Party, or (y) written notice of such failure to any Loan Party by Agent or any Lender;
10.6    Judgments. Any (a) judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against any Borrower or any Guarantor for an aggregate amount in excess of $5,000,000 (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) and (b) such judgment shall remain undischarged for a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect;
10.7 Bankruptcy.

(a)Any Loan Party (other than any Australian Loan Party) shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, or has appointed in respect of it, a receiver, interim receiver, administrator, custodian, monitor, trustee, monitor, liquidator or similar insolvency or bankruptcy officer as fiduciary of itself or of all or a substantial part of its property, (ii) admits in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) in the case of any U.K Loan Party or a Hong Kong Loan Party, (x) suspend making payments on any of it debts or (y) by reason of actual or anticipated financial difficulties, commence negotiations with one or more of its creditors (other than negotiations with the Lenders and/or the Agent in their capacity as such) with a view to rescheduling any of its indebtedness involving an amount of at least $500,000, (v) commence a voluntary case, application or proceeding under any Debtor Relief Laws (as now or hereafter in effect), (vi) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vii) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (viii) acquiesce to, or fail to have dismissed or stayed, within sixty (60) days in respect of any Loan Party and, in the case of a U.K Loan Party, (if earlier) before it is advertised, any petition filed against it in any involuntary case or proceeding under such bankruptcy or insolvency laws;
(b)In the case of a U.K. Loan Party or a Hong Kong Loan Party, a moratorium is declared in respect of any indebtedness of such Loan Party; and, if such a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium; or
(c)Any Australian Loan Party (i) is (or has stated that it is) insolvent under administration or insolvent (each as defined in the Australian Corporations Act); (ii) is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to the whole or substantially the whole of its property; (iii) enters any arrangement, assignment, moratorium or composition with or for the benefit of its creditors, a class of them or any of them other than as permitted under this Agreement or Other Documents, is protected from creditor actions under any statute or is dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent; (iv) has had an application or order made or resolution passed for any event contemplated by clauses (i), (ii) or (iii) above (and in the case of an application or similar action which is disputed by the person, it is not stayed, withdrawn or dismissed within 60 days of commencement); or (v) is otherwise unable to pay its debts when they fall due;
10.8    Lien Priority. Any Lien created hereunder or under any Other Document in favor of Agent for any reason ceases to be or is not a valid and perfected Lien having the priority provided therefor in this Agreement or such Other Document subject only to Permitted Encumbrances, except to the extent that any such loss of perfection or priority results from the failure of Agent to file Uniform Commercial Code, PPSA or Australian PPSA financing statements or continuation statements;

10.9    Anti-Money Laundering / International Trade Law Compliance; Any representation, warranty or covenant contained in Sections 5.25, 5.26, 6.14 and 7.13 is or becomes false or misleading at any time;
10.10    Cross Default. The occurrence of any "event of default" under any Indebtedness (other than the Obligations) of any Loan Party with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $5,000,000 or more, or any other event of default or similar circumstance that, after giving effect to any grace period and notice requirements, applicable thereto, permits the holder of any such Indebtedness of any Borrower to accelerate such Indebtedness (and/or the obligations of Borrower thereunder) prior to the scheduled maturity or termination thereof (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness); provided that, this Section 10.10 shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of, or casualty event related to, the property or assets securing such Indebtedness, if such sale, transfer or casualty event is expressly permitted hereunder and under the documents providing for such Indebtedness and the proceeds of such sale, transfer or casualty event are applied or required to be applied to such secured Indebtedness or (ii) any Indebtedness that becomes due as a result of a refinancing thereof permitted under this Agreement;
10.11 Change of Control. Any Change of Control shall occur;
10.12     Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason other than (a) as expressly permitted under this Agreement or any Other Document, (b) Payment in Full, (c) as a result of acts or omissions by Agent or any Lender, or
(d)as a result of circumstances specific to any Lender, cease to be valid and binding on any Borrower or any Guarantor, or any Borrower or any Guarantor shall so claim in writing to Agent or any Lender or any Borrower challenges the validity of or its liability under this Agreement or any Other Document for any reason other than as provided in clauses (a) through (c) above;
10.13 Pensions. (i) A Termination Event occurs with respect to a Pension Plan or a Multiemployer Plan that has resulted or could reasonably be expected to result in liability of a Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which would reasonably be expected to result in a payment liability of any Loan Party in excess of $5,000,000 or the imposition of a Lien on the assets of any Loan Party under Section 303(k) or Section 430(k) of the Code; (ii) an event or condition specified in Section 9.15 hereof shall occur or exist with respect to any Canadian Pension Plan or Foreign Plan and, as a result of such event or condition, together with all other such events or conditions, a Loan Party shall have a payment liability in excess of $5,000,000.
10.14 Equity Cure Right. Notwithstanding anything to the contrary in this Agreement or any Other Document, for purposes of determining compliance with the financial covenant contained in Section 6.5(a) or 6.5(b) as of the last day of any fiscal quarter (such date, the "Testing Date"), from the Testing Date until the tenth (10th) Business Day after the date on which financial statements as of and for the period ending on the Testing Date are required to be delivered hereunder (the "Required Contribution Date", and such time period from the Testing Date until the "Required Contribution Date", the "Equity Cure Grace Period"), any cash equity contribution or the net proceeds of any issuance of

Equity Interests (other than Disqualified Equity Interests) made to or issued by Holdings, will, at the request of the Borrowing Agent, be included in the calculation of EBITDA solely for the purpose of determining compliance with the financial covenant set forth in Section 6.5(a) or 6.5(b) for such fiscal quarter, and any subsequent period which includes such fiscal quarter (the "Cure Right") (which increase to EBITDA shall be deemed to have occurred solely for purposes of determining Borrowers' compliance with the financial covenant in Section 6.5(a) or 6.5(b), as applicable, and not for any other purpose with respect to which EBITDA is calculated under this Agreement); provided, that (a) such proceeds are actually received by Holdings no later than such Required Contribution Date, (b) with respect to any exercise of the Cure Right for Section 6.5(a), such proceeds do not exceed the minimum aggregate amount necessary (by addition to EBITDA) to cause the Borrowers to be in pro forma compliance with the financial covenant set forth in Section 6.5(a) for the relevant period, (c) with respect to any exercise of the Cure Right for Section 6.5(b), such proceeds shall be in an amount equal to the greater of (i) $1,500,000 and (ii) the minimum aggregate amount necessary (by addition to EBITDA) to cause the Borrowers to be in pro forma compliance with the financial covenant set forth in Section 6.5(b) for the relevant period, and (d) the Cure Right shall not be exercised (i) in two consecutive fiscal quarters, (ii) more than twice in any four consecutive fiscal quarters, or (iii) more than five times during the term of this Agreement, provided, further, that with respect to any exercise of the Cure Right for Section 6.5(b), the increase to EBITDA described above shall be equal to the minimum aggregate amount necessary (by addition to EBITDA) to cause the Borrowers to be in pro forma compliance with the financial covenant set forth in Section 6.5(b) for the relevant period regardless of whether the actual amount of such proceeds required under clause (c) above is equal to the $1,500,000 minimum cure amount. If, after giving effect to any equity contribution or issuance of Equity Interests in respect of the exercise of the Cure Right, the Borrowers are in compliance with the financial covenant set forth in Section 6.5(a) or 6.5(b), as applicable, the Borrowers shall be deemed to have satisfied the requirements of such Section as of the relevant date of determination, and no Default or Event of Default shall be deemed to have existed at any time with respect to such Section for the relevant period. Unless the Borrowing Agent notifies Agent in writing that it does not intend to exercise the Cure Right, during the Equity Cure Grace Period no Secured Party shall accelerate the Obligations or exercise any rights or remedies against the Loan Parties or against the Collateral solely as a result of any failure to comply with the financial covenant set forth in Section 6.5(a) or 6.5(b), as applicable, unless such failure is not cured pursuant to the exercise of the Cure Right during the Equity Cure Grace Period; provided, that (i) such standstill period shall be solely with respect to a breach of the financial covenant set forth in Section 6.5(a) or 6.5(b), as applicable, and (ii) no Lender shall be required to fund any Advance or other advance under this Agreement during the Equity Cure Grace Period prior to the exercise of the Cure Right.

XI.LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.
11.1 Rights and Remedies.
(a)Upon the occurrence of and during the continuance of: (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(vii)), all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (ii) any of the other Events of Default and at any time thereafter, at the option of Agent or at the direction of Required Lenders all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2 hereof, any Event of Default under Section 10.7(vii) hereof, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed. Upon the occurrence and during the continuance of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents to which it is a party, under the Uniform Commercial Code, the PPSA, the Australian PPSA and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Upon the occurrence and during the continuance of any Event of Default, Agent may enter any of any Loan Party's premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place. Upon the occurrence and during the continuance of any Event of Default, with or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party. Solely in connection with the exercise of the foregoing remedies, including the sale of Inventory, solely during any period that an Event of Default has occurred and is continuing, Agent is granted a royalty free, nonexclusive license and Agent is granted permission to use, all of each Loan Party's (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof.

Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Loan Parties shall remain liable to Agent and Lenders therefor.
(b)To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature;
(viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment,
(xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Loan Party or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).
(c)Upon the occurrence of and during the continuance of an Event of Default, Agent may seek the appointment of a receiver, receiver-manager or keeper (a "Receiver") under the laws of Canada or any province or territory thereof to take possession of all or any portion of the Collateral of Loan Parties or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed agent of the Loan Parties and not Agent and the Lenders, and Agent and the Lenders shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants or employees. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral of the Loan Parties, to preserve Collateral of the Loan Parties or its value, to carry on or concur in carrying on all or any part of the business of the Loan Parties and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral of the Loan Parties. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Loan Parties, enter upon, use and occupy all premises owned or occupied by the Loan Parties wherein Collateral of the Loan Parties may be situated, maintain Collateral of the Loan Parties upon such premises, borrow money on a secured or unsecured basis and use Collateral of the Loan Parties directly in carrying on the Loan Parties' business or as security for loans or advances to enable the Receiver to carry on the Loan Parties' business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Agent, all money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to Agent. Every such Receiver may, in the discretion of Agent, be vested with all or any of the rights and powers of Agent and the Lenders. Agent may, either directly or through its nominees, exercise any or all powers and rights given to a Receiver by virtue of the foregoing provisions of this paragraph.
11.2 Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder as against Loan Parties or each other.
11.3    Setoff. Subject to Section 14.13, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Loan Party's Collateral held by Agent and such Lender or any of the Agent's or such Lender's Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender. Agent and each Lender agree to promptly notify Borrowing Agent of any such setoff; provided that the failure to give such notice shall not affect the validity of such setoff.
11.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.
11.5 Allocation of Payments During the Continuance of an Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations (including without limitation any amounts on account of any of Cash Management Liabilities or Hedge Liabilities), or in respect of the Collateral shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) of Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents to the extent owing to Agent pursuant to the terms of this Agreement, and any Out-of-Formula Loans and Protective Advances funded by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;
SECOND, to payment of any fees owed to Agent under this Agreement or any Other Document;
THIRD, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;
FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swing Loans;
FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;
SIXTH, to the payment of all Obligations arising under this Agreement and the Other Documents consisting of accrued fees and interest (other than interest in respect of (i) Swing Loans paid pursuant to clause FOURTH above and (ii) FILO Advances to be paid pursuant to clause EIGHTH below);
SEVENTH, to the payment of the outstanding principal amount of the Obligations (other than principal in respect of (i) Swing Loans paid pursuant to clause FIFTH above, (ii) FILO Advances to be paid pursuant to clause NINTH below, and other than Cash Management Liabilities and Hedge Liabilities) arising under this Agreement (including the payment or cash collateralization of any outstanding Letters of Credit in accordance with Section 3.2(b) hereof).
EIGHTH, to the payment of all of the Obligations consisting of accrued interest on account of the FILO Advances;
NINTH, to the payment of the outstanding principal amount of the Obligations consisting of FILO Advances;
TENTH, to all other Obligations arising under this Agreement (including Cash Management Liabilities and Hedge Liabilities) which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses "FIRST" through "NINTH" above;
ELEVENTH, to all other Obligations which shall have become due and payable and not repaid pursuant to clauses "FIRST" through "TENTH"; and

TWELFTH, to the payment of the surplus, if any, to the Borrowers and any other Person that may be lawfully entitled to receive such surplus.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Advances, Cash Management Liabilities and Hedge Liabilities) of amounts available to be applied pursuant to clauses "EIGHTH", "NINTH", "TENTH" and "ELEVENTH" above; and (iii) notwithstanding anything to the contrary in this Section 11.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party's Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers and/or Guarantors that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.5; and (iv) to the extent that any amounts available for distribution pursuant to clause "NINTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent as cash collateral for the Letters of Credit pursuant to Section 3.2(b) hereof and applied (A) first, to reimburse Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "NINTH," "TENTH", and "ELEVENTH" above in the manner provided in this Section 11.5.
XII.WAIVERS AND JUDICIAL PROCEEDINGS.
12.1 Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.
12.2 Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.
12.3 JURY WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT,

DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
XIII.TERMINATION.
13.1    Termination. The termination of the Agreement shall not affect Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until Payment in Full. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until Payment in Full or each Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code, the PPSA and/or the Australian PPSA to demand the filing of termination and/or discharge statements with respect to the Collateral, and Agent shall not be required to send such termination and/or discharge statements to each Borrower, or to file them with any filing office, unless and until Payment in Full.    All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until Payment in Full.
XIV.REGARDING AGENT.
14.1    Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 3.3(a) and 3.4 the Fee Letter), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent's discretion, exposes Agent to liability or which is contrary to this Agreement or the Other

Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.
14.2 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent as respects the Advances to Loan Parties shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.
14.3 Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower and each Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower and each Guarantor. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower or any Guarantor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition or prospects of any Borrower, or the existence of any Event of Default or any Default.
14.4 Resignation of Agent; Successor Agent. Agent may resign on thirty (30) days written notice to each Lender and Borrowing Agent and upon such resignation, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowing Agent (provided that no notice to or approval of Borrowing Agent shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent's right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including all account control agreements), and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent's appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent's resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).
14.5 Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.
14.6 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.
14.7 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless

Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.
14.8 Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances and its respective Participation Commitments in the outstanding Letters of Credit and outstanding Swing Loans (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount constitutes of the total aggregate Revolving Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment). All amounts due under this Section 14.8 shall be payable not later than ten (10) days after demand therefor.
14.9 Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
14.10 Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from any Borrower pursuant to the terms of this Agreement which any Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.
14.11 Borrowers' Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time within the time periods required under this Agreement all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to the foregoing sentence shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.
14.12 No Reliance on Agent's Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Borrowers, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Law.
14.13 Other Agreements.    Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.
14.14 Erroneous Payments.
(a)If the Agent notifies a Lender, Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, Issuer or Secured Party (any such Lender, Issuer, Secured Party or other recipient, a "Payment Recipient") that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an "Erroneous Payment") and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender, Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Effective Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice from the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, Issuer or Secured Party hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in an amount different than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) In the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender, Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 14.14(b),
(c)Each Lender, Issuer or Secured Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuer or Secured Party under any Other Document, or otherwise payable or distributable by the Agent to such Lender, Issuer or Secured Party from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (Or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (a), from any Lender or Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf (such unrecovered amount, an "Erroneous Payment Return Deficiency"), upon the Agent's notice to such Lender or Issuer at any time,
(i) such Lender or Issuer shall be deemed to have assigned its loans (but not its commitments) of the relevant class with respect to which such Erroneous Payment was made (the "Erroneous Payment Impacted Class") in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the loans (but not commitments) of the Erroneous Payment Impacted Class, the "Erroneous Payment Deficiency

Assignment") at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an assignment and assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuer shall deliver any Notes evidencing such loans to the Borrower or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender or Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuer shall cease to be a Lender or Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable commitments which shall survive as to such assigning Lender or assigning Issuer and (iv) the Agent may reflect in the Register its ownership interest in the loans subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuer shall be reduced by the net proceeds of the sale of such loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender or Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the commitments of any Lender or Issuer and such commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold a loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuer or Secured Party under the Other Documents with respect to such Erroneous Payment Return Deficiency (the "Erroneous Payment Subrogation Rights").
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from a Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation, waiver of any defense based on "discharge for value" or any similar doctrine.
(g)Each party's obligations under this Section 14.14 shall survive the resignation or replacement of the Agent, the termination of all of the commitments and/or repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Other Document.

14.15 Collateral Matters.
(a)The Secured Parties (including Agent, Issuer, Swing Loan Lender, and each Lender, for itself and on behalf of its Affiliates, in their respective capacities as holders of Hedge Liabilities and Cash Management Liabilities) hereby irrevocably authorize Agent, automatically upon the occurrence of any of the following (and each such Person agrees and consents to the same): (1) to release any Lien on any Collateral (i) upon Payment in Full, (ii) in connection with any Permitted Disposition (and Agent agrees to file any Uniform Commercial Code, PPSA or Australian PPSA amendment or other document to evidence such release upon request of the Borrowers if the Borrowers certify to Agent that the transaction is a Permitted Disposition (and Agent may rely conclusively on any such certificate, without further inquiry),
(iii) constituting property in which no Loan Party owned any interest at the time Agent's Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted by this Agreement, (v) upon any property that had previously been Collateral becoming Excluded Property (and Agent agrees to file any Uniform Commercial Code, PPSA or Australian PPSA amendment or other document to evidence such release upon request of the Borrowers if the Borrowers certify to Agent that such property that had previously been Collateral has become Excluded Property pursuant to a transaction expressly permitted hereby (and Agent may rely conclusively on any such certificate, without further inquiry)), (vi) if the property subject to such Lien is owned by a Borrower or Guarantor, upon release of such Borrower or Guarantor from its obligations under this Agreement or the Other Documents, or
(vii) in connection with a credit bid or purchase authorized under this Section 14.15; and (2) to release any Guarantor from its obligations under this Agreement and any Other Document in its capacity as a Borrower or Guarantor thereunder, as applicable, if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted hereunder. Loan Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to (A) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of any applicable Debtor Relief Law, including Section 363 of the Bankruptcy Code (or any similar provision of any Debtor Relief Law), (B) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Uniform Commercial Code, the PPSA or any applicable Debtor Relief Law, including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code, or (C) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders whose

Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral (other than pursuant to a disposition of such Collateral consented to by Required Lenders), all of the Lenders or (z) otherwise, the Required Lenders. Upon request by Agent or Borrowers at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 14.15; provided, that (1) anything to the contrary contained in this Agreement or any of the Other Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent's opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by any Borrower, including, the proceeds of any sale of Collateral, all of which shall continue to constitute part of the Collateral.
(b)Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by a Loan Party or any of its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to this Agreement or any Other Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise expressly provided herein.
14.16 Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:
(a)is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Loan Party or its Subsidiaries (each, a "Report") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,
(b)expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
(c)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any field examination will inspect only specific information regarding the Loan Parties and their Subsidiaries and will rely significantly upon Loan Parties' and their Subsidiaries' books and records, as well as on representations of Loan Parties' personnel,
(d)agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 16.15, and
(e)without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Loan Parties, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys' fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
In addition to the foregoing, (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Loan Party or its Subsidiaries to Agent that has not been contemporaneously provided by such Loan Party or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of this Agreement or any Other Documents, to request additional reports or information from any Loan Party or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Loan Party or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Borrowers' Account, Agent shall send a copy of such statement to each Lender.
14.17 Several Obligations; No Liability. Notwithstanding that certain of the Other Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of

Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Revolving Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Revolving Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its participants of any matters relating to this Agreement and the Other Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any participant of any other Lender.
14.18 Bank Product Providers. Each Secured Party that provides Cash Management Products and Services, Lender-Provided Interest Rate Hedges or Lender-Provided Foreign Currency Hedges (each a "Bank Product Provider") in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the Other Documents for purposes of any reference in this Agreement or any Other Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Provider and, by virtue of entering into an agreement or arrangement to provide Cash Management Products and Services, Lender-Provided Interest Rate Hedges or Lender-Provided Foreign Currency Hedges, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of this Agreement and the Other Documents.    It is understood and agreed that the rights and benefits of each Bank Product Provider under this Agreement and the Other Documents consist exclusively of such Bank Product Provider's being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into an agreement or arrangement to provide Cash Management Products and Services, Lender-Provided Interest Rate Hedges or Lender-Provided Foreign Currency Hedges, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Cash Management Liabilities, Interest Rate Hedge Liabilities and Foreign Currency Hedge Liabilities and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. Notwithstanding anything to the contrary in this Agreement or any Other Document, no provider or holder of any Cash Management Products and Services, Lender-Provided Interest Rate Hedges or Lender-Provided Foreign Currency Hedges shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the Other Documents, including as to any matter relating to the Collateral or the release of Collateral or any Borrowers or Guarantors.
14.19 Appointment of Agent as UK Security Trustee. For the purposes of any Liens created under a U.K. Security Document, the following additional provisions shall apply, in addition to the provisions set out above or otherwise hereunder.

(a)In this Section, the following expressions have the following meanings:
"Appointee" shall mean any receiver, administrator or other insolvency officer appointed in respect of any Loan Party or its assets.
"Charged Property" shall mean the assets of a Loan Party subject to a security interest under an U.K. Security Document.
"Delegate" shall mean any delegate, agent, attorney or co-trustee appointed by Agent (in its capacity as security trustee).
(b)Each Lender appoints Agent to hold the security interests constituted by the U.K. Security Documents on trust for the Lenders on the terms of this Agreement and the Other Documents and Agent accepts that appointment.
(c)Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under this Agreement and the Other Documents; and (ii) its engagement in any kind of banking or other business with any Loan Party.
(d)Nothing in this Agreement constitutes Agent as a trustee or fiduciary of, nor shall Agent have any duty or responsibility to, any Loan Party.
(e)Agent shall have no duties or obligations to any other Person except for those which are expressly specified in the Loan Documents or mandatorily required by applicable law.
(f)Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the U.K. Security Documents and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate.
(g)Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as Agent thinks fit and with such of the duties, rights, powers and discretions vested in Agent by the U.K. Security Documents as may be conferred by the instrument of appointment of that person.
(h)Agent shall notify the Lenders of the appointment of each Appointee (other than a Delegate).
(i)Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by Agent.
(j)Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together "Rights") of Agent (in its capacity as security trustee) under the U.K. Security Documents, and each reference to Agent (where the context requires that such reference is to Agent in its capacity as security trustee) in the provisions of the U.K. Security Document which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.
(k)Each Lender confirms its approval of the U.K. Security Documents and authorizes and instructs Agent: (i) to execute and deliver the U.K. Security Documents; (ii) to exercise the rights, powers and discretions given to Agent (in its capacity as security trustee) under or in connection with the U.K. Security Documents together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by Agent (in its capacity as security trustee) on behalf of the Lenders under the U.K. Security Documents.
(l)Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.
(m)Each Lender confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by an U.K. Security Document and accordingly authorizes: (a) Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Parties; and (b) the Land Registry (or other relevant registry) to register Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.
(n)Except to the extent that an U.K. Security Document otherwise requires, any moneys which Agent receives under or pursuant to an U.K. Security Document may be: (i) invested in any investments which Agent selects and which are authorized by applicable law; or
(ii) placed on deposit at any bank or institution (including Agent) on terms that Agent thinks fit, in each case in the name or under the control of Agent, and Agent shall hold those moneys, together with any accrued income (net of any applicable Taxes) to the order of the Lenders, and shall pay them to the Secured Parties on demand.
(o)On a disposal of any of the Charged Property which is permitted under the Loan Documents, Agent shall (at the cost of the Loan Parties) execute any release of the U.K. Security Documents or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that Agent considers desirable.
(p)Agent shall not be liable for:
(i)any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by an U.K. Security Document;

(ii)any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by an U.K. Security Document;
(iii)the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; or
(iv)any shortfall which arises on enforcing an U.K. Security Document.
(q)Agent shall not be obligated to:
(i)obtain any authorization or environmental permit in respect of any of the Charged Property or an U.K. Security Document;
(ii)hold in its own possession an U.K. Security Document, title deed or other document relating to the Charged Property or an U.K. Security Document;
(iii)perfect, protect, register, make any filing or give any notice in respect of an U.K. Security Document (or the order of ranking of an U.K. Security Document), unless that failure arises directly from its own gross negligence or willful misconduct; or
(iv)require any further assurances in relation to an U.K. Security Document
(r)In respect of any U.K. Security Document, Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.
(s)In respect of any U.K. Security Document, Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless Required Lenders have requested it to do so in writing and Agent has failed to do so within fourteen (14) days after receipt of that request.
(t)Every appointment of a successor collateral Agent under an U.K. Security Document shall be by deed.
(u)Section 1 of the Trustee Act 2000 (UK) shall not apply to the duty of Agent in relation to the trusts constituted by this Agreement.

(v)In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1925 or the Trustee Act 2000, the provisions of this Agreement shall prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000 (UK).
(w)The perpetuity period under the rule against perpetuities if applicable to this Agreement and any U.K. Security Document shall be 125 years from the date of this Agreement.
14.20 Appointment of Agent as Australian Security Trustee for the Australian Security Documents.
(a)In this Agreement, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of Agent (or any other Person acting in such capacity) in its capacity as Australian Security Trustee to the extent that the rights, remedies, deliveries, indemnities or other obligations relate to, the Australian Loan Parties, the Australian Security Documents or the security thereby created. Any obligations of Agent (or any other Person acting in such capacity) in this Agreement shall be obligations of Agent in its capacity as Australian Security Trustee or the security thereby created to the extent that such obligations relate to the Australian Security Documents or the security thereby created. Additionally, in its capacity as Australian Security Trustee, Agent (or any other Person acting in such capacity) shall have: (i) all the rights, remedies and benefits in favor of the Agent contained in the provisions of the whole of this Section 14.20; (ii) all the powers of an absolute owner of the security constituted by the Australian Security Documents; and (iii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the Australian Security Documents.
(b)Each Secured Party appoints the Australian Security Trustee under the terms of the Australian Security Trust Deed to act as its trustee under and in relation to the Australian Security Documents and to hold the assets subject to the security thereby created as trustee for the Secured Parties on trust and on the terms contained in the Australian Security Documents and Agent and each Secured Party authorizes the Australian Security Trustee under the terms of the Australian Security Trust Deed to exercise such rights, remedies, powers and discretions as are specifically delegated to Australian Security Trustee by the terms of the Australian Security Documents together with all such rights, remedies, powers and discretions as are reasonably incidental thereto and Australian Security Trustee accepts that appointment.
(c)On and from the date the Australian Security Trust Deed is entered into, each Secured Party hereby: (i) acknowledges that they are aware of, and consent to, the terms of the Australian Security Trust Deed; (ii) agrees to comply with and be bound by the Australian Security Trust Deed as a Beneficiary (as that term is defined in the Australian Security Trust Deed); (iii) acknowledges that it has received a copy of the Australian Security Trust Deed together with the other information which it has required in connection with the Australian Security Trust Deed and this Agreement; and (iv) without limiting the general application of paragraph (a) above, for consideration received, irrevocably appoints as its attorney each person who under the terms of the Australian Security Trust Deed is appointed an attorney of a Beneficiary (as defined in the Australian Security Trust Deed) on the same terms and for the same purposes as contained in the Australian Security Trust Deed.
(d)The Secured Parties agree that at any time that the Australian Security Trustee shall be a Person other than Agent, such other Person shall have the rights, remedies, benefits and powers granted to the Agent in its capacity as Australian Security Trustee in this Agreement.
(e)Each Loan Party that has entered into an Australian Security Document hereby: (a) acknowledges that they are aware of, and consent to, the terms of the Australian Security Trust Deed and (b) acknowledges that it has received a copy of the Australian Security Trust Deed together with the other information which it has required in connection with the Australian Security Trust Deed and this Agreement.
The laws of New South Wales govern this Section 14.20 and is executed as a deed poll in favor of Australian Security Trustee and the Secured Parties from time to time.
14.21 Appointment of Agent as Hong Kong Security Trustee. For the purposes of any Liens created under a Hong Kong Security Document, the following additional provisions shall apply, in addition to the provisions set out above or otherwise hereunder.
(a)In this Section, the following expressions have the following meanings: "Appointee" shall mean any receiver, administrator or other insolvency officer appointed in respect of any Loan Party or its assets.
"Charged Property" shall mean the assets of a Loan Party subject to a security interest under a Hong Kong Security Document.
"Delegate" shall mean any delegate, agent, attorney or co-trustee appointed by Agent (in its capacity as security trustee).
(b)Each Lender appoints Agent to hold the security interests constituted by the Hong Kong Security Documents on trust for the Lenders on the terms of this Agreement and the Other Documents and Agent accepts that appointment.
(c)Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under this Agreement and the Other Documents; and (ii) its engagement in any kind of banking or other business with any Loan Party.
(d)Nothing in this Agreement constitutes Agent as a trustee or fiduciary of, nor shall Agent have any duty or responsibility to, any Loan Party.

(e)Agent shall have no duties or obligations to any other Person except for those which are expressly specified in the Loan Documents or mandatorily required by applicable law.
(f)Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the Hong Kong Security Documents and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate.
(g)Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as Agent thinks fit and with such of the duties, rights, powers and discretions vested in Agent by the Hong Kong Security Documents as may be conferred by the instrument of appointment of that person.
(h)Agent shall notify the Lenders of the appointment of each Appointee (other than a Delegate).
(i)Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by Agent.
(j)Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together "Rights") of Agent (in its capacity as security trustee) under the Hong Kong Security Documents, and each reference to Agent (where the context requires that such reference is to Agent in its capacity as security trustee) in the provisions of the Hong Kong Security Document which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.
(k)Each Lender confirms its approval of the Hong Kong Security Documents and authorizes and instructs Agent: (i) to execute and deliver the Hong Kong Security Documents; (ii) to exercise the rights, powers and discretions given to Agent (in its capacity as security trustee) under or in connection with the Hong Kong Security Documents together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by Agent (in its capacity as security trustee) on behalf of the Lenders under the Hong Kong Security Documents.
(l)Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.
(m)Each Lender confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by a Hong Kong Security Document and accordingly authorizes: (a) Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Parties; and (b) the Land Registry (or other relevant registry) to register Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.
(n)Except to the extent that a Hong Kong Security Document otherwise requires, any moneys which Agent receives under or pursuant to a Hong Kong Security Document may be: (i) invested in any investments which Agent selects and which are authorized by applicable law; or (ii) placed on deposit at any bank or institution (including Agent) on terms that Agent thinks fit, in each case in the name or under the control of Agent, and Agent shall hold those moneys, together with any accrued income (net of any applicable Taxes) to the order of the Lenders, and shall pay them to the Secured Parties on demand.
(o)On a disposal of any of the Charged Property which is permitted under the Loan Documents, Agent shall (at the cost of the Loan Parties) execute any release of the Hong Kong Security Documents or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that Agent considers desirable.
(p)Agent shall not be liable for:
(i)any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by a Hong Kong Security Document;
(ii)any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by a Hong Kong Security Document;
(iii)the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; or
(iv)any shortfall which arises on enforcing a Hong Kong Security Document.
(q)Agent shall not be obligated to:
(i)obtain any authorization or environmental permit in respect of any of the Charged Property or a Hong Kong Security Document;
(ii)hold in its own possession a Hong Kong Security Document, title deed or other document relating to the Charged Property or a Hong Kong Security Document;

(iii)perfect, protect, register, make any filing or give any notice in respect of a Hong Kong Security Document (or the order of ranking of a Hong Kong Security Document), unless that failure arises directly from its own gross negligence or willful misconduct; or
(iv)require any further assurances in relation to a Hong Kong Security Document
(r)In respect of any Hong Kong Security Document, Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.
(s)In respect of any Hong Kong Security Document, Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless Required Lenders have requested it to do so in writing and Agent has failed to do so within fourteen (14) days after receipt of that request.
(t)Every appointment of a successor collateral Agent under a Hong Kong Security Document shall be by deed.
(u)The statutory duty of care set out in section 3A of the Trustee Ordinance (Cap. 29) of the laws of Hong Kong (as amended by the Trust Law (Amendment) Ordinance 2013) shall not apply to the duties of Agent in relation to the trusts constituted by this Agreement.
(v)In the case of any conflict between the provisions of this Agreement and those of the Trustee Ordinance (Cap. 29) of the laws of Hong Kong (as amended by the Trust Law (Amendment) Ordinance 2013), the provisions of this Agreement shall prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of that ordinance.
14.22 Appointment as Hypothecary Representative. Without limiting the powers of the Agent, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Quebec to secure the prompt payment and performance of any and all Obligations by any Loan Party, each of the Secured Parties hereby irrevocably appoints and authorizes the Agent and, to the extent necessary, ratifies the appointment and authorization of the Agent, to act as the hypothecary representative of the creditors as contemplated under Article 2692 of the Civil Code of Quebec (in such capacity, the "Attorney"), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec. The Attorney shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties and Loan Parties. Any person who becomes a Secured Party shall, by its execution of a Commitment Transfer Supplement, be deemed to have consented to and confirmed the Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Attorney in such capacity. The substitution of the Agent pursuant to the provisions of this Section 14.22 also constitutes the substitution of the Attorney.
XV.BORROWING AGENCY.
15.1 Borrowing Agency Provisions.
(a)Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity, whether verbally, in writing or through electronic methods (including, without limitation, an Approved Electronic Communication) to (i) borrow,
(ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes,
(v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder,
(vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit and
(viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.
(b)The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided in this Section 15.1, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to bad faith, willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).
(c)All Obligations of the Loan Parties shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof. Each Borrower waives all suretyship defenses.
(d)Notwithstanding any other provision contained herein or in any Other Document, if a "secured creditor" (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint and several basis, then such Person's Obligations (and the Obligations of each other Canadian Loan Party or any other applicable Loan Party), to the extent such Obligations are secured, shall be several obligations and not joint and several obligations.
15.2 Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), in each case for any Obligations against any other Borrower until Payment in Full.
15.3 Common Enterprise. The successful operation and condition of each of the Borrowers is dependent on the continued successful performance of the functions of the group of Borrowers as a whole and the successful operation of each Borrower is dependent on the successful performance and operation of each other Borrower. Each of the Borrowers expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly or indirectly, from successful operations of Holdings and each of the other Borrowers. Each Borrower expects to derive benefit (and the board of directors or other governing body of each such Borrower have determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Borrower has determined that execution, delivery, and performance of this Agreement and any Other Documents to be executed by such Borrower is within its corporate purpose, will be of direct and indirect benefit to such Borrower, and is in its best interest.
XVI.MISCELLANEOUS.
16.1 Governing Law. This Agreement (subject to Sections 14.19, 14.20 and 14.21) and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any party hereto with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each party hereto accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to such party at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, in the case of the Loan Parties, at Agent's option, by service upon Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party's agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each party hereto waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.
16.2 Entire Understanding.
(a)This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than pursuant to Section 16.2(b). Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
(b)Required Lenders, Agent with the consent in writing of Required Lenders, and Borrowers may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:
(i)increase the Revolving Commitment Percentage or Term Loan Commitment Percentage, as applicable, or the maximum Revolving Commitment Amount or

Term Loan Commitment Amount, as applicable, of any Lender without the consent of such Lender directly affected thereby;
(ii)whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance) of any Lender, or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances by any Lender or reduce any fee payable to any Lender, in each case without the consent of such Lender directly affected thereby (except that Required Lenders may elect to amend, waive or rescind any imposition of the Default Rate under Section 3.1 or of default rates of Letter of Credit fees under Section 3.2); provided that no supplemental agreement, waiver, consent, amendment, modification, supplement or other arrangement entered into pursuant to Section 3.8.2, or in connection with any Conforming Changes shall constitute a reduction in the amount of interest or fees for purposes of this clause (ii);
(iii)increase the Maximum Revolving Advance Amount or the Maximum FILO Amount, in each case without the consent of each Lender directly affected thereby;
(iv)alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b) without the consent of all Lenders;
(v)alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders;
(vi)release all or substantially all of the Collateral (other than in accordance with the provisions of this Agreement) without the consent of all Lenders;
(vii)change the rights and duties of Agent without the consent of all
Lenders;
(viii)subject to clause (e) below, permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount (less the Availability Block) for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount (less the Availability Block) without the consent of each Lender directly affected thereby;
(ix)increase the Advance Rates or FILO Advance Rates; or
(x)other than (1) in connection with a transaction expressly permitted by the terms hereof, (2) in accordance with Section 14.15, (3) as otherwise consented to by Required Lenders, or (4) upon Payment in Full, release any Guarantor or Borrower without the consent of all Lenders.

Notwithstanding the foregoing:
(A)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the Other Documents pertaining to Issuer, or any other rights or duties of Issuer under this Agreement or the Other Documents, without the written consent of Issuer, Agent, Borrowers and the Required Lenders;
(B)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the Other Documents pertaining to Swing Loan Lender, or any other rights or duties of Swing Loan Lender under this Agreement or the Other Documents, without the written consent of Swing Loan Lender, Agent, Borrowers and the Required Lenders;
(C)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the Other Documents pertaining to Agent, or any other rights or duties of Agent under this Agreement or the Other Documents, without the written consent of Agent, Borrowers and the Required Lenders;
(D)Anything in this Section 16.2(b) to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any Other Document that relates only to the relationship of the Lenders among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any Other Document may be entered into without the consent of, or over the objection of, any Defaulting Lender; and
(E)The Fee Letter may only be amended with the consent of Agent and Borrowers (it being understood that no Lender's consent shall be required).
(c)Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.
(d)In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or, with the consent of Agent, to any other Person designated by Borrowing Agent (the "Designated Lender"), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event Agent elects to require any Lender to assign its interest to Agent or, with the consent of Agent, the Borrowing Agent elects to require any Lender to assign its interest to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent, or the Designated Lender, as appropriate, Borrowing Agent and Agent.
(e)Notwithstanding (i) the existence of a Default or an Event of Default,
(ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the "Out-of-Formula Loans"); provided that such outstanding Advances do not exceed the Maximum Revolving Advance Amount.    If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans or RFR Loans, as applicable; provided that, if Agent does permit Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount. For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables" or "Eligible Inventory", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral.    In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.    To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 16.2(e), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a

Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.
(f)In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, Agent is hereby authorized by Borrowers and Lenders, at any time in Agent's sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances ("Protective Advances") to Borrowers on behalf of Lenders which Agent, in its Permitted Discretion, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof or (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations (the "Protective Advances"); provided, that the Protective Advances made hereunder shall not exceed $8,500,000 in the aggregate and provided further that at any time after giving effect to any such Protective Advances, the outstanding Advances do not exceed the Maximum Revolving Advance Amount. Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 16.2(f), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.
16.3 Successors and Assigns; Participations.
(a)This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except as otherwise expressly permitted under Section 7.1, no Borrower may assign or transfer any of its rights or obligations under this Agreement (including, in each case, by way of an LLC Division) without the prior written consent of Agent and each Lender.
(b)Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons; provided that (a) such Lender's obligations under this Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (c) the Borrowers, the Agent, the Issuer, the Swing Loan Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Notwithstanding the foregoing, the Loan Parties agrees that each Participant shall be entitled to the benefits of Sections 3.7, 3.8 and 3.10, (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment provided that such Participant (A) agrees to be subject to the provisions of Section 3.11 as if it were an assignee under paragraph (c) of this Section; and (B) shall not be entitled to receive any greater payment under Section 3.7 or Section 3.10 with respect to any participation, than its participating

Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation, and in lieu of providing the documentation set forth in Section 3.10(e) to Agent and Borrower, such Participant shall provide such documentation to the participating Lender which shall hold such documentation on its behalf, and on behalf of the Agent and the Borrowers. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement and the Other Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under this Agreement or any Other Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under the Code including Section 5f.103-1(c) of the United States Treasury Regulations and its successor, or is otherwise required by Applicable Law. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(c)Any Lender, with the consent of Agent and Borrowing Agent (which may be withheld in Borrowing Agent’s sole discretion), provided that no such consent of Borrowing Agent shall be required if (x) a Specified Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Permitted Assignee, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances, FILO Advances and/or the Term Loan under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $10,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, Borrowing Agent (unless such consent is not required pursuant to clause (x) or (y) above) and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage and/or Term Loan Commitment Percentage, as applicable, as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages and/or Term Loan Commitment Percentage, as applicable, arising from the purchase by such

Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.
(d)[Reserved].
(e)Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due to each such Lender hereunder from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. It is intended that the Register and any Participant Register be maintained such that the Loans are in registered form for the purposes of the Code. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender.
(f)Each Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender's possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of such Borrower, so long as such Transferee or prospective Transferee agrees to be bound by the confidentiality terms applicable to Agent and Lenders in this Agreement (or such other terms as Borrowing Agent may reasonably agree).
(g)Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
16.4 Application of Payments. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, monitor, debtor in possession, receiver, interim receiver, custodian or any other party under any Debtor Relief Law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.
16.5 Indemnity. Each Borrower shall defend, protect, indemnify, pay and save harmless Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an "Indemnified Party") for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (limited to, in the case of counsel, the reasonable and documented fees, charges and disbursements of (w) one primary counsel for all Indemnified Parties taken as a whole, (x) solely in the event of an actual or perceived conflict of interest, one additional primary legal counsel to each group of similarly situated affected Indemnified Parties (taken as a whole), (y) to the extent necessary, one local counsel in each relevant jurisdiction (which may include a single firm acting in multiple jurisdictions) for the Agents and Lenders or the Indemnified Parties, as applicable, taken as a whole and (z) regulatory or specialty counsel in each relevant specialty) (collectively, "Claims") which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby including the Transactions, (ii) any Borrower's or any Guarantor's failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents,
(iii) the enforcement of any of the rights and remedies of Agent, Issuer or any Lender under the Agreement and the Other Documents, (iv) Loan or Letter of Credit or the use or proposed use of proceeds therefrom or (v) any Environmental Laws or similar laws by reason of any Borrower's failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Materials and Hazardous Waste, or other Toxic Substances; in each such case except to the extent that any of the foregoing arises out of (x) the bad faith, gross negligence or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) a claim brought against an Indemnified Party for a material breach of such Indemnified Party's obligations under this Agreement or any Other Document as determined by a court of competent jurisdiction in a final and non-appealable judgment, or (z) claims among Indemnified Parties not involving an act or omission by the Loan Parties and their Subsidiaries and Affiliates. All amounts due under this Section 16.5 shall be payable not later than ten (10) days after demand therefor. This Section 16.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
16.6 Notice. Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a website to which Borrowers are directed (an "Internet Posting") if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:
(a)In the case of hand-delivery, when delivered;

(b)If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;
(c)In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);
(d)In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;
(e)In the case of electronic transmission, when actually received;
(f)In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and
(g)If given by any other means (including by overnight courier), when actually received.
Any Lender giving a Notice to Borrowing Agent or any Borrower shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.
(A)If to Agent or PNC at:
PNC Bank, National Association One N. Franklin Street, Suite 2500 Chicago, Illinois 60606
Attention: Account Manager – Targus International Telephone: (312) 454-2958
with a copy to:
Goldberg Kohn Ltd.
55 E. Monroe Street, Ste. 3300
Chicago, Illinois 60603 Attention: Jeffrey Dunlop, Esq. Telephone: (312) 863.7128
Facsimile: (312) 863.7428
(B)If to a Lender other than Agent, as specified on its Administrative Questionnaire.

(C)If to Borrowing Agent or any Loan Party:
Tiger US Holdings Inc.
11100 Santa Monica Blvd., Suite 800 Los Angeles, CA 90025
Attention: Philip Ahn Attention: Derek Baker Attention: Alan Forman Telephone: (714) 575-7413
Facsimile: (714) 765-0384 with a copy to:
Sullivan & Cromwell LLP 125 Broad Street
New York, NY 10004 Attention: Ari B. Blaut Telephone: (212) 558-1656
Facsimile: (212) 291-9219
16.7 Survival. The obligations of the Loan Parties under Sections 2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 16.3, 16.5 and 16.9 and the obligations of Lenders under Sections 2.2,
2.15(b), 2.16, 2.18, 2.19, 14.14, 14.8, 16.3 and 16.5, shall survive termination of this Agreement and the Other Documents and Payment in Full, and the replacement of Agent.
16.8 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
16.9 Expenses. Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by Agent and its Affiliates (limited to, in the case of counsel, the reasonable and documented fees, charges and disbursements of (w) one primary counsel for all Indemnified Parties taken as a whole, (x) solely in the event of an actual or perceived conflict of interest, one additional primary legal counsel to each group of similarly situated affected Indemnified Parties (taken as a whole), (y) to the extent necessary, one local counsel in each relevant jurisdiction (which may include a single firm acting in multiple jurisdictions) for the Agents and Lenders or the Indemnified Parties, as applicable, taken as a whole and (z) regulatory or specialty counsel in each relevant specialty) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by Agent, any Lender or Issuer (limited to, in the case of counsel, the reasonable and documented fees, charges and disbursements of (w) one primary counsel for all Indemnified Parties taken as a whole, (x) solely in the event of an actual or perceived conflict of interest, one additional primary legal counsel to each group of similarly situated affected Indemnified Parties (taken as a whole), (y) to the extent necessary, one local counsel in each relevant jurisdiction (which may include a single firm acting in multiple jurisdictions) for the Agents and Lenders or the Indemnified Parties, as applicable, taken as a whole and (z) regulatory or specialty counsel in each relevant specialty) in connection with collection hereunder or the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable and documented out-of-pocket expenses of Agent's regular employees and agents engaged periodically to perform audits of any Loan Party's books, records and business properties, solely to the extent reimbursable under Section 3.4(b) or Section 4.7.
16.10 Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefor, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.
16.11 Consequential Damages. Each Loan Party and each Indemnified Party agrees that it will not assert, and hereby waives any claim against each other for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.
16.12    Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.
16.13    Counterparts; Electronic Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. The words "execution", "signed," "signature," and words of like import in this Agreement or any Other Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. Without limitation to the foregoing, signature pages to the Other Documents delivered by electronic communication (including facsimile, e-mail and internet or intranet websites) shall be as effective, valid and enforceable and binding upon the indicated signatories as manually delivered signatures.

16.14    Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.
16.15    Confidentiality; Sharing Information. Agent, each Lender and each Transferee shall hold all Information obtained by Agent, such Lender or such Transferee as confidential; provided, however, Agent, each Lender and each Transferee may disclose such Information (a) to its Affiliates and its and their examiners, Affiliates, financing sources, directors, officers, partners, employees, agents, outside auditors, counsel and other professional advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to Agent, any Lender or to any prospective Transferees, (c) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any of the Other Documents, and (d) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that
(i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of Information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been Paid in Full and this Agreement has been terminated. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. For purposes of this Section, "Information" shall mean all non-public information received from the Borrowers or any of their Subsidiaries or Affiliates relating to the Borrowers or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to Agent, each Lender and each Transferee on a non-confidential basis prior to disclosure by the Borrowers or any of their Subsidiaries or Affiliates. Notwithstanding anything else contained herein to the contrary, to the extent permitted by the Australian PPSA, the parties agree to keep all information of the kind mentioned by Section 275(1) of the Australian PPSA confidential and not to disclose that information to any other person. To the extent Section 275 of the Australian PPSA requires the Australian Security Trustee to respond to a request for information, the parties to this Agree,emt agree that the terms of the Australian PPS Security Interest provided under an Australian Security Document are contained wholly in that Other Document.
16.16 Publicity. Each Borrower and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including announcements which are commonly known as tombstones, in such advertising, print media and promotional materials (including, without limitation, on any of the Agent's websites) and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.
16.17 Certifications From Banks and Participants; USA PATRIOT Act.
(a)Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.
(b)The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an "account" with such financial institution. Consequently, any Lender may from time to time request, and each Borrower shall provide to such Lender, such Borrower's name, address, tax identification number and/or such other identifying information as shall be necessary for such Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.
(c)If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of a U.K. Loan Party after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer; obliges Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each U.K. Loan Party shall promptly upon the request of Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this Agreement and Other Documents; and (ii) each Lender shall promptly upon the request of the supply, or procure the supply of, such documentation and other evidence as is reasonably requested by Agent (for itself) in order for Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this Agreement and Other Documents.
16.18 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or any Other Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement or any Other Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Other Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.
16.19 Acknowledgement Regarding Any Supported QFCs. To the extent that the Other Documents provide support, through a guarantee or otherwise, for Lender-Provided Interest Rate Hedge or Lender-Provided Foreign Currency Hedge or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Other Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):
(a)In the event a QFC Covered Entity (as defined below) that is party to a Supported QFC (each, a "QFC Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC

Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such QFC Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a QFC Covered Party or a BHC Act Affiliate of a QFC Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the this Agreement and the Other Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such QFC Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Other Documents were governed by the laws of the United States or a state of the United States.
(b)As used in this Section 16.19, the following terms have the following meanings:
"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
"QFC Covered Entity" shall mean any of the following:
(i)a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iv)    a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
16.20 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any Other Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day immediately preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to Agent or any Lender hereunder or under of the Other Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent or any Lender in such currency, Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person that may be entitled thereto under applicable law).
16.21 Canadian Anti-Money Laundering Legislation.
(a)Each Loan Party acknowledges that, pursuant to the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and "know your client" laws (collectively, including any guidelines or orders thereunder, "AML Legislation"), the Secured Parties may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Secured Party or any prospective assignee or participant of a Secured Party, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.
(b)If the Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of applicable AML Legislation, then the Agent:
(i)shall be deemed to have done so as an agent for each Secured Party, and this Agreement shall constitute a "written agreement" in such regard between each Secured Party and the Agent within the meaning of the applicable AML Legislation; and
(ii)shall provide to each Secured Party copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.
(iii)Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Secured Parties agrees that the Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Secured Party, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.
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